================================================================================


                                APPRAISAL REPORT
                                 SHILO INN HOTEL

                                   Located At
                                40644 HIGHWAY 41
                           OAKHURST, CALIFORNIA 93644


                                      As Of
                                DECEMBER 1, 1996


                                  Prepared for:
                                     KEYCORP
                           REAL ESTATE CAPITAL MARKETS
                          700 FIFTH AVENUE, 52nd FLOOR
                            SEATTLE, WASHINGTON 98104


                                  Prepared by:
                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106


================================================================================

                       JAMES RATKOVICH & ASSOCIATES, INC.
                             1224 EAST GREEN STREET
                           PASADENA, CALIFORNIA 91106
                            TELEPHONE: (818) 795-5087

December 9, 1996

Mr. David Thatcher
Senior Vice President
KeyCorp
Real Estate Capital Markets
700 Fifth Avenue, 52nd Floor
Seattle, Washington  98104

Re:     Appraisal Report of Shilo Inn
        40644 Highway 41
        Oakhurst, CA  93644

Dear Mr. Thatcher:

In conjunction with the above captioned appraisal report ("Report"), we have conducted the required investigation, gathered the necessary data, and made certain analyses that were used in forming the opinion of the market value of the above referenced Property.

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral to secure a proposed loan. This Report is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal Foundation.

The purpose of this Report is to express our opinion of the market value of the Property subject to the definitions of value, the assumptions and limiting conditions and the certification contained in the attached Report. The Report:

      o May be relied upon by Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;


                                                                          Page i

Mr. David Thatcher
December 9, 1996
Page -2-

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.

The subject property is a single building hotel complex which contains 80 units and is located at 40644 Highway 41, in the Town of Oakhurst, Madera County, California 93644. It is situated on an interior mid block site, about 1 mile north of the junction of Highways 41 and 49 both of which are state highways. The subject site is comprised of one legal lot. The site has approximately 40 feet of frontage on the west side of Highway 41. There is a Ol' Kettle Restaurant which occupies the bulk of the Highway 41 road frontage in front of the Shilo Inn. The subject parcel has additional access from Hodges Hill Drive which abuts the northerly boundary and connects to Highway 41 The total site area is 77,972 square feet (1.79 acres). The improvements are comprised of one, four-story, good quality, class D (i.e. wood framed) building which encompasses 52,467 SF of improved building area. The improvements contain 80 units and were completed in 1988. The property is owned and operated by the Shilo Inn Hotel Group (Mark S. Hemstreet).

The subject property and comparables were last inspected November 7, 1996. Based on the investigation and analysis outlined in the report and subject to the assumptions and limiting conditions as set forth within the context of this report, the estimated market value of the Fee Simple Estate, as a going concern with existing furniture, fixture and equipment, As Is, as of December 1, 1996 was:

                                   $3,950,000
                                   ==========
                THREE MILLION NINE HUNDRED FIFTY THOUSAND DOLLARS

The report that follows sets forth the identification of the property, the assumptions and limiting conditions, pertinent facts regarding the area and the subject property, comparable data and the reasoning leading to the conclusions set forth.

Sincerely,

/s/ M. Hammad
---------------------------
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


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40644 Highway 41, Oakhurst, CA
------------------------------

                                TABLE OF CONTENTS
                                -----------------


ASSUMPTIONS AND LIMITING CONDITIONS                                           V


SALIENT FACTS AND CONCLUSIONS                                               VII


SUBJECT PHOTOGRAPHS                                                           8


IDENTIFICATION OF THE PROPERTY                                               12


PURPOSE OF THE APPRAISAL                                                     12


FUNCTION OF THE APPRAISAL                                                    12


DATE OF VALUATION                                                            13


HISTORY AND OWNERSHIP                                                        13


SCOPE OF THE ASSIGNMENT                                                      13


MARKETING AND EXPOSURE PERIODS                                               13


AMERICAN DISABILITIES ACT COMPLIANCE                                         14


PROPERTY RIGHTS APPRAISED                                                    14


HAZARDOUS MATERIAL STATEMENT                                                 14


COMPETENCY PROVISION                                                         15


DEFINITIONS                                                                  15


REGIONAL OVERVIEW                                                            17


AREA DESCRIPTION                                                             23


HOTEL INDUSTRY OVERVIEW                                                      27


SITE DESCRIPTION                                                             34


PLAT MAP                                                                     39


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40644 Highway 41, Oakhurst, CA
------------------------------

TABLE OF CONTENTS (CONTINUED)

IMPROVEMENT DESCRIPTION                                                       40


HIGHEST AND BEST USE ANALYSIS                                                 48


VALUATION                                                                     52


COST APPROACH                                                                 55


DIRECT COMPARISON APPROACH                                                    79


INCOME APPROACH                                                               93


RECONCILIATION AND FINAL VALUE CONCLUSIONS                                   112


CERTIFICATIONS                                                               114


APPRAISER'S QUALIFICATIONS


ADDENDA

Historical Operating Data
Smith Travel Research Hotel Operating Statistics
PKF Industry Standards
Smith Travel Research Report

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40644 Highway 41, Oakhurst, CA
------------------------------

                        Assumptions & Limiting Conditions

The analysis of the property is predicated upon the following assumptions and conditions:

The date of value to which the opinions expressed in this report apply is set forth in the letter of transmittal. The Appraiser assumes no responsibility for economic or physical factors occurring at some later date which may affect the opinions herein stated.

No opinion is intended to be expressed for legal matters or that would require specialized investigation or knowledge beyond that ordinarily employed by real estate appraisers, although such matters may be discussed in the report.

No opinion as to title is rendered. Data on ownership and the legal description were obtained from sources generally considered reliable. Title is assumed to be marketable and free and clear of all liens and encumbrances, easements, and restrictions except those specifically discussed in the report.

The property is appraised assuming it to be under responsible ownership and competent management and available for its highest and best use.

No engineering survey has been made by the Appraiser. Except as specifically stated, data relative to size and area were taken from sources considered reliable, and no encroachment of real property improvements is assumed to exist.

Maps, plats, and exhibits included herein are for illustration only, as an aid in visualizing matters discussed within the report. They should not be considered as surveys or relied upon for any other purpose.

No opinion is expressed as to the value of subsurface oil, gas, or mineral rights and the property is not subject to surface entry for the exploration or removal of such material except as expressly stated.

Testimony or attendance in court or at any other hearing is not required by reason of rendering this appraisal unless such arrangements are made and compensation is agreed in advance.

No soil studies covering the subject property were available to the Appraiser, therefore, assumptions as to soil qualities employed in this report are not conclusive but have been considered consistent with information available to the Appraiser.

Earthquakes are not common in the area. No responsibility is assumed due to their possible effects on individual properties unless detailed geological reports are made available.

The property has been personally inspected by the appraisers so designated in the Certification and have found no obvious evidence of structural deficiencies except as stated in the report; however, no responsibility for hidden defects or conformity to specific governmental requirements such as fire, building and safety, earthquake, or occupancy codes can be assumed without provision of specific professional or governmental inspections.


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40644 Highway 41, Oakhurst, CA
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Assumptions & Limiting Conditions (continued)

No consideration has been given in this appraisal to personal property located on the premises unless specifically addressed within this report. Only real property items have been considered unless specifically mentioned.


The rental areas herein discussed have been calculated in accord with standards developed by the American Standards Association as included in Real Estate Terminology.

This report is based, in part, upon information assembled from a wide range of sources. An impractical and uneconomic expenditure of time would be required in attempting to furnish unimpeachable verification in all instances, particularly as to market related information, therefore, the incorporated data cannot be guaranteed.

The dollar amount of any value opinion herein rendered is based upon the purchasing power of the United States dollar existing at the date of value.

The Appraiser reserves the right to make such adjustments to the valuation herein reported as may be required by consideration of additional or more reliable data that may become available.

In the event this report is placed in the hands of a third party, such party must be made cognizant of any and all limiting conditions resulting from the basis of our employment and discussions related thereto as well as those set forth herein.

When improvements are labeled proposed or when development type properties are concerned, the property has been appraised subject to certain assumptions as to the quality and nature of the completed buildings, tenant improvements, land improvements or infrastructure. The basis for these assumptions were provided by the client, his representative, or government officials. Any deviation from these specifications will render the conclusions, which are based on those assumptions, useless and void.

Hazardous substances, if present within a facility, can introduce an actual or potential liability that will adversely affect the marketability and value of the facility. Such liability may be in the form of immediate recognition of existing hazardous conditions requiring correction and the future obligation that can stem from the release of currently non-hazardous contaminants, such as asbestos fibers or toxic vapors from urea formaldehyde foam insulation, through aging or building renovations. In the development of our opinion of value, no consideration has been given to such liability or its impact on value. The Appraiser is not qualified to make an investigation to determine the possible presence of toxic materials requiring either immediate or future correction. There are experts in this special field who can conduct such investigations and provide guidance regarding the impact of toxic materials that may be present in the subject property.

Disclosure of the contents of this appraisal report is governed by the bylaws and regulations of the Appraisal Institute. Neither all nor any part of the contents of this report (especially any conclusions as to value, the identity of the appraisers or the firm with which they are connected, or any reference to the Appraisal Institute or the MAI, SRPA, RM, SRA, or SREA designations) shall be disseminated to the public through advertising media, public relations media, news media, sales media, or any other public means of communication without the prior written consent and approval of the undersigned.


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40644 Highway 41, Oakhurst, CA
------------------------------


                    SUMMARY OF SALIENT FACTS AND CONCLUSIONS

LOCATION:                                   Shilo Inn
                                            40644 Highway 41
                                            Oakhurst, California 93644

ASSESSOR'S PARCEL NO.:                      064-042-029-000

PROPERTY RIGHTS APPRAISED:                  Fee Simple Estate

OWNER OF RECORD:                            Mark S. Hemstreet

PROPERTY TYPE:                              80 units hotel

ZONING:                                     CUM (Commercial Urban Median),
                                            City  of Oakhurst, California

SITE AREA:                                  1.79 acres;  (77,972 square feet)

IMPROVEMENTS:                               The subject improvements
                                            consists of one, four-story,
                                            good quality, Class D, wood
                                            framed constructed hotel
                                            buildings with 80 units
                                            encompassing 52,467 square feet
                                            gross. The improvements were
                                            completed and first operated in
                                            1988.

HIGHEST AND BEST USE:                       As Vacant:    Commercial development
                                            As Improved:  Existing Use

VALUE CONCLUSIONS:

    Land Value-Hotel Site:                  $390,000
    F, F & E:                               $200,000 ($2,500/room)
    Cost Approach:                          $5,490,000
    Direct Sales Comparison:                $4,000,000
    Income Capitalization Approach:         $3,950,000

    Final Value Estimate                    $3,950,000

ESTIMATED MARKETING TIME:                   Twelve Months

LAST DATE OF INSPECTION:                    November 7, 1996

DATE OF VALUE:                              December 1, 1996


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40644 Highway 41, Oakhurst, CA
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                               SUBJECT PHOTOGRAPHS

                               [GRAPHIC OMITTED]

  The Shilo Inn, an 80 room full-service hotel is located on the west side of
                                   Highway 41


                               [GRAPHIC OMITTED]

  The improvements were constructed and first occupied in 1988, pool & spa at right


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40644 Highway 41, Oakhurst, CA
------------------------------


                               [GRAPHIC OMITTED]

   This view looking north on Highway 41 shows the subject property at left.


                               [GRAPHIC OMITTED]

This view is looking south on Highway 41, the subject is shown at right. The Ol' Kettle Restaurant is not part of the subject property anymore. The land was sold back in 1988.


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40644 Highway 41, Oakhurst, CA
------------------------------


                               [GRAPHIC OMITTED]

           The parking area to the west of the subject is shown here.


                               [GRAPHIC OMITTED]

    North end parking lot view looking east towards mountains and Ol' Kettle
                                  Restaurant.


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40644 Highway 41, Oakhurst, CA
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                               [GRAPHIC OMITTED]

                                 Pool & Spa View


                               [GRAPHIC OMITTED]

             Guest registration desk with attractive copper canopy.


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40644 Highway 41, Oakhurst, CA
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                               [GRAPHIC OMITTED]

Double-queen guests suites featuring refrigerator, microwave, wet bar, cable TV, "country elegance" furnishings, hair dryer, coffee maker, etc.


                               [GRAPHIC OMITTED]

         This photograph depicts the vanity area opposite the bathroom.


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40644 Highway 41, Oakhurst, CA
------------------------------

                         IDENTIFICATION OF THE PROPERTY

The subject property is a Shilo Inn hotel located at 40644 Highway 41 in Oakhurst, Madera County, California, 93644. The subject is situated on a nearly rectangular shaped site located mid block on the west side of Highway 41, approximately 1/2 mile north of the intersection of State Highway 49. Although the western frontage is only about 40', the site has additional access from Hodges Hill Drive which abuts the northern boundary of the subject.

Legal Description

All the portion of the SE1/4 of the SE1/4 of the NW1/4 of Section 11. T7S R21E M.D.B.& H., being more particularly described as follows: Commencing at the Southeast corner of said SE1/4 of the SE1/4 of the NW1/4 of Section 11, T7S R21E M.D.B.& M. : thence along the Southerly line thereof S89 degrees 53'58"W, 172.96 feet to the true point of beginning of this description thence departing said Southerly line, N20 degrees 18'00"E, 40 85 feet thence N68 degrees l5' 34" W 40 75 feet; thence N21 degrees 11' 00" E, 24 83 feet; thence N68 degrees 30' 25" W, 34 67 feet thence N21 degrees 05' 18"E, 76 43 feet; thence N68 degrees 25' 31" W, 29 75 feet; thence N20 degrees 13' 03" E. 91 04 feet : thence N68 degrees 12' 16" E, 30 71 feet; thence N40 degrees 20' 05" E, 57 17 feet : thence S77 degrees 01' 35" W, 53.62 feet; thence along a curve to the right having a radius of 200 00 feat, through a central angle of 71 degrees 15' 39", an arc distance of 248 75 feet; thence S 58 degrees 17' 23" W 30 00 feet: thence S10 33' 02" W, 380 87 feet; thence N 89 degrees 53' 59" E, 312 71 feet to the true point of beginning of this description.

                            PURPOSE OF THE APPRAISAL

The purpose of the appraisal is to express our opinion of the market value, "As-is" of the Fee Simple Estate, of the going concern, in the subject property, as of the stated appraisal date.

                            FUNCTION OF THE APPRAISAL

The function of this Report is for the exclusive use of KeyCorp and Merrill Lynch Mortgage Capital Inc. to evaluate the collateral for a proposed loan for its underwriting purposes. This appraisal is intended to comply with the requirements of the Uniform Standards of Professional Appraisal Practice (USPAP), as promulgated by the Appraisal Standards Board of the Appraisal.

      o May be relied upon by KeyCorp and Merrill Lynch Mortgage Capital Inc. in determining whether to make a loan(s) evidenced by a note ("Property Note") secured by the Property;

      o May be relied upon by any purchaser in determining whether to purchase the Property Notes for these transactions from Merrill Lynch Mortgage Capital Inc.;

      o May be relied upon by any Rating Agency in rating securities issued by Merrill Lynch Mortgage Capital Inc. and representing an interest in the Property Notes;

      o May be included with and referred to in materials offering the Property Notes or an interest in the Property Notes for sale.


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40644 Highway 41, Oakhurst, CA
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                                DATE OF VALUATION

The date of valuation is December 1, 1996. The subject and the comparables were last inspected on November 13, 1996.

                              HISTORY AND OWNERSHIP

The apparent owner of the subject property is Mark Hemstreet who acquired the site from Ditton Enterprises, Inc. in March 1987. The hotel was completed by the end of 1987 and first occupied and operated in January, 1988. Based on our investigations of the public records, no transfers of the subject have occurred within the past three years. The property is not listed for sale or lease.

                             SCOPE OF THE ASSIGNMENT

This appraisal has been made in accordance with the accepted techniques, standards, methods and procedures as stated in the Uniform Standards of Professional Appraisal Practice of the Appraisal Institute. The value set forth herein was estimated after application and analysis by the Direct Sales Comparison Approach to value and an Income Approach analysis using capitalization and discounting methods.

The appraiser researched the market for sales of vacant land similar to the subject's land. This was added to the estimated depreciated cost to build the improvements to arrive at a reasonable Cost Approach to value. The subject market area was surveyed to obtain an indication of overall market rents, typical expenses and occupancy levels, in order to analyze the subject income stream for the Income Approach to value. Additionally, sales of improved properties similar to the subject property were analyzed to determine both the demand for and to estimate market value of the subject property. The three approaches were correlated to arrive at a final value. This is a complete appraisal/self contained report. All the data gathered was verified and adjusted according to superiority or inferiority relative to the subject property in order to obtain a value indication for the subject property.


                         MARKETING AND EXPOSURE PERIODS
According to Korpacz Real Estate Investor Survey, Second Quarter 1996, the average marketing time for national investment property is 9.89 months as compared to 11.01 months a year prior. According to CB Commercial Investor Survey, First Quarter 1996, the marketing time for hotels ranges between 6-18 months and averages 8.4 months. Sales used in our market approach analysis indicate a range between 1 and 12 months marketing time. Hotel and motel brokers indicate that properties similar to the subject are expected to have marketing periods of approximately 9 to 12 months. This appraisal is based on a 12 month marketing period. Exposure period is a retrospective indication of market time and for the subject property is estimated to be the same as the marketing period.



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                      AMERICAN DISABILITIES ACT COMPLIANCE
The subject property is appraised without a specific compliance survey having been constructed to determine if the property is or is not in conformance with the requirements of the Americans with Disabilities Act (ADA). The presence of architectural and communications barriers that are structural in nature that would restrict access by disabled individuals may adversely affect the property's value, marketability or utility.


                            PROPERTY RIGHTS APPRAISED

The rights in realty are typically identified with respect to properties such as the subject are the Fee Simple, Leased Fee, and Leasehold Estate. These are defined as follows:(1)

Fee Simple Estate: An absolute fee; a fee without limitations to any particular class of heirs or restrictions, but subject to the limitations of eminent domain, escheat, police power and taxation. An inheritable estate.

Leased Fee Estate: A property held in fee with the right of use and occupancy conveyed by lease to others. A property consisting of the right to receive rentals over a period of time, plus the right of ultimate repossession at the termination of the lease.

Leasehold Estate: A property held under tenure of lease. The right of use and occupancy of real property by virtue of a lease agreement. The right of a lessee to use and enjoy real estate for a stated term and upon certain conditions, such as the payment of rent.

The property rights appraised within the context of this report are described as the Fee Simple Estate.


                          HAZARDOUS MATERIAL STATEMENT

In this appraisal assignment, unless otherwise stated, the existence of potentially hazardous material used in the construction or maintenance of the building, such as the presence of toxic waste, which may or may not be present on the property, was not observed by the appraiser; nor do we have any knowledge of the existence of such materials on or in the property. The appraiser is not qualified to detect such substances. The presence of potentially hazardous insulation may have an effect on the value of the property. The value estimate is predicated on the assumption that there is no such material on or in the property that would cause a loss in value. No responsibility is assumed for any such conditions, or for engineering or scientific knowledge required to discover such materials. The client is urged to retain an expert in this field, if so desired.

----------
(1) Real Estate Terminology; American Institute of Real Estate Appraisers; Burl
N. Boyce, Ph.D.; Ballinger Company; 1975.


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                              COMPETENCY PROVISION

We attest that the writer of this report has attained a level of competency necessary to complete the assignment in a diligent manner, utilizing all the commonly recognized analysis techniques considered normal for a prudent evaluation effort. The reader is referred to the appraisers' qualifications in the addenda for further confirmation of the appraisers' training and background.

Definitions

"(2) 'Market value'(2) means:
   (i) The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller, each acting prudently, knowledgeably and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

      A.    buyer and seller are typically motivated;
      B. both parties are well informed or well advised, and each acting in what he considers his own best interest;
      C.    a reasonable time is allowed for exposure in the open market;
      D. payment is made in terms of cash in US dollars or in terms of financial arrangements comparable thereto; and
      E. the price represents a normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

(ii) Adjustments to the comparables must be made for special or creative financing or sales concessions. No adjustments are necessary for those costs that are normally paid by sellers as a result of tradition or law in a market area; these cost are readily identifiable since the seller pays these costs in virtually all sales transactions. Special or creative financing adjustments can be made to the comparable property by comparisons to financing terms offered by a third party institution lender that is not already involved in the property or transaction. Any adjustment should not be calculated on a mechanical dollar for dollar cost of the financing or concession, but the dollar amount of any adjustment should approximate the market's reaction to the financing or concessions based on the appraiser's judgment."

Going Concern Value

According to the Dictionary of Real Estate Appraisal, Third Edition, going concern value is defined as: the value created by a proven operation; considered as a separate entity to be valued with a specific business establishment.

----------
(2) This definition of market value is predicated on the Uniform Standards of Professional Appraisal Practice (USPAP) and fully complies with those requirements mandated by the Office of Thrift Supervision (OTS), Office of the Comptroller of Currency (OCC), Federal Deposit Insurance Corporation (FDIC), National Credit Union Administration (NCUA), Federal Home Loan Bank Board (FHLBB), and the Resolution Trust Corporation (RTC).


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                                  Regional Map


                               [GRAPHIC OMITTED]


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                                REGIONAL OVERVIEW

The subject Shilo Inn is located in Oakhurst, California in the eastern part of the state, in Yosemite Valley. Oakhurst is an unincorporated community deriving its services from Madera County. Eastern Madera County, in which Oakhurst is the largest population center, includes the communities of Fish Camp, Bass Lake, Coarsegold, Ahwanee, and Mipinnawasee. The principal highways serving Oakhurst are California State Highways 41 and 49.

Madera is the seat of Madera County. The boundaries of the county extend to Mariposa County to the north, Merced County to the west, Fresno County to the south, and Yosemite National Park to the west and north.

EMPLOYMENT

The principal employment base in eastern Madera County is driven primarily by Yosemite National Park and the Sierra National Forest, with government agencies such as the Forest and Park Services, in addition to tourism. Tourism contributes a significant role, with a large number of people employed at lodging, dining, and retail facilities throughout the market.

HISTORY

Many people think of Oakhurst simply as a town that you pass through on the way to Yosemite or Bass Lake. No wonder - there are very few monuments or structures remaining to attest to the rich history of Oakhurst and its surrounding communities - a history that incorporates the Gold Rush, a thriving lumber industry and the colorful traditions of the local Indians and early settlers.

Oakhurst marks the southern - most point of the "Golden Chain" - Highway 49 - that linked the northern and southern mines of the Mother Lode. Gold was discovered in 1850 at Texas Flats (Coarsegold). At Grub Gulch, the Josephine and Mammouth mines supported the area's largest mining community. At nearby Poison Switch were the Enterprise and Lucky Bill mines. There were many more mines in the area, all of which have been inoperative since the early 1900's.

Grub Gulch was located a few miles past Ahwahnee on the Fresno River. It boasted hotels, saloons, stores and homes for a population of 5,000. Many famous people stayed at the town's hotels including Presidents Teddy Roosevelt and Taft, and the streets were continually lined with fancy rigs of the well-to-do, who were on their way to see the newly established Yosemite. Citizens of Fresno Flats, Texas Flats, Poison Switch and Finegold rode over to Grub Gulch on horseback to attend the Saturday night dances.

Fresno Flats (Oakhurst) was the acknowledged dividing point for three Indian tribes - the Yokut the Miwok and the Western Mono. The bountiful nature of the area made it almost unnecessary for the Indians to cultivate the soil or raise domestic animals for food. The land teemed game, grains and other edibles. Native dwellings were conical, usually made of cedar strips covered with mud or clay and a ring at the top to let smoke escape. Examples of this type of housing can be seen at the Indian Village in Yosemite Valley. In the boulders along the Fresno River and around Bass Lake, you can spot Indians grinding holes, which were worn into the rock over the years from grinding up acorns and grains for food.


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REGIONAL OVERVIEW (continued)

Fresno Flats (Oakhurst) flourished through the gold rush, but when the gold ran out the population began to wither. People were moving up the road a few miles to Sugar Pine, where an extensive logging operation was forming a thriving community. You can still see the remains of the logging operation in Sugar Pine, including the famous wooden flume that was built in 1886 to carry lumber from Sugar Pine Lumber Co. to Madera 63 miles away.

Ravaged by fire, Fresno Flats (Oakhurst) was nearly decimated until Oakhurst lumber mill opened and brought about a resurgence of growth to the newly named town of Oakhurst. In the '40's a new community began to build along Highway 41. The lumber mill has since closed, and is gradually being replaced by a new business center on Highway 49, just above its junction with Highway 41.

Today, Oakhurst adjoins the Sierra National Forest, a vast wilderness between Yosemite National Park and Kings Canyon/Sequoia National Parks. The forest is maintained by the U.S. Forest Service whose principle function is land use management. Timber production is still a big industry, along with cattle grazing and recreational use. Oakhurst has the distinction of being the largest community in Eastern Madera County with 1/2 of the area's residents.

COMMUNITY ECONOMIC PROFILE

Residents of Eastern Madera County are among the fortunate Americans who have found that life still can be lived on a human scale. One glance at the snow-capped Sierras, the pines, poppies, deer, foxes and beavers who share our lives tells you all you need to know about our quality of life. We enjoy real seasons, Yosemite next door and a rural life-style just 45 minutes from a major metropolitan area (Fresno or Madera).

Yosemite, Highway 49, the Gold Rush route, Bass Lake and North Fork's Scenic By-Way draws over 1-1/2 million tourists into Eastern Madera County each year. A major computer software firm is located here plus Federal, State and County government employment is strong and retail businesses flourish with a second major shopping center just completed and a third one soon to begin.

Oakhurst is an affordable community, for employers and employees. Eastern Madera County is a progressive community in the best sense of the word. Its business sector works closely with local citizen groups to protect the quality of life while nourishing the area's economic health. An example of this is the Oakhurst River Parkway Project along the Fresno River, Oak Creek and China Creek.


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REGIONAL OVERVIEW (continued)

Eastern Madera County, the official geographical center of California covers the portion of Madera County east form the base of the foothills at Route 145 into the High Sierra Mountains. North Fork is in the southeast corner of the area. From Oakhurst, the largest community in the area; 200 miles to San Francisco, 270 miles to Los Angeles, 12 miles north to Yosemite National Park, and 45 miles to Yosemite Valley. Madera and Fresno are about 45 miles southeast and south. The world's most bountiful agricultural land, the San Joaquin Valley is just minutes away with its mid-size cities of Visalia, Tulare, Merced, Modesto and Stockton.

GROWTH TRENDS
================================================================================
                                                  1970       1980       1990
                                                  ----       ----       ----
--------------------------------------------------------------------------------
Population - Eastern Madera County               5,853     12,505     29,578
Total Taxable Retail Sales (County)*            67,200    283,531    503,882
Occupied Dwellings                              20,056      5,924     10,431
School Enrollment, Grades K-12                     995      1,678      5,717
(*All  taxable  retail in  thousands  of
dollars)
================================================================================

1995 POPULATION DATA ESTIMATED USING OAKHURST AS THE CENTER
5 MILE RADIUS                         10,468
10 MILE RADIUS                        16,835
25 MILE RADIUS                        42,273


CLIMATE - FOUR SEASONS OAKHURST - SUN COUNTRY
"Above the Fog Line and Below the Snow Line"

================================================================================
Elevation:                                      1800-
                                                5120'
--------------------------------------------------------------------------------
Temperature: (average)                          PERIOD        MIN    MAX    MEAN

                                                Winter        30     56     44
                                                Spring        29     66     53
                                                Summer        58     100    76
                                                Fall          44     76     60

Total rainfall ranges between 20 to 45 inches/year.
Prevailing  Winds:  Direction:  Upslope during the day and
downslope at night.
Speed: Low in November; Maximum in June
===========================================================
* Information Provided by Eastern Madera County Chamber of Commerce, 49074 Civic Center, Oakhurst California, 93644


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REGIONAL OVERVIEW (continued)
-----------------

Madera County is the 35th most populous, and fourth fastest growing, of California's 58 counties. Its two incorporated cities are Madera the county seat, with 30,000 population, and Chowchilla, at 6,200. The Eastern Madera County area and other unincorporated communities are governed by the five-member Board of supervisors, with the Oakhurst area having one supervisor. The appointed Planning Commission handles land-use matters, some of which can be appealed to the supervisors. A satellite government center is located at Bass Lake.

Taxable Valuation FY 1994-95: Madera County $52,636,249. Unincorporated areas:
$3,564,659,279. All property is appraised as of 12:01 a.m. on the first day of March. The Assessor appraises all taxable property (residential, commercial and industrial) at full market value. The 1975-76 appraised value of property is the base value, with increases limited to a maximum of 2% annually. Property may be reappraised after new construction, transfer of, or sale of property after 1975 appraisal per Proposition 13.

Sheriff and Fire

Eastern Madera County law enforcement is provided by 20 -29 Madera County Sheriffs deputies based at the government center at Bass Lake, and California Highway Patrol officers. The U. S. Forest Service provides supplemental officers for the Bass Lake playgrounds.

There is an interlocking network of fire coverage, with several new engines added in 1991. Basic coverage is provided by professionals from Madera County Fire Department, the California Department of Forestry and Fire Protection, the
U. S. Forest Service plus a corps of trained volunteers.

There are CDF or volunteer fire stations located in Ahwahnee, Bass Lake, Batterson Cedar Valley, Coarsegold Fish camp, North Fork, Raymond, Oakhurst and Yosemite Lakes Park. The upgrading in training and equipment and water availability in recent years has lowered insurance rates depending on location, the area now is rated from 6 to 10 by the Insurance Services Office.

Some major projects which have recently been completed are: signals at Highway 41/49 and Highway 41/ Road 426; new 2 lane bridge with turn lane on Road 426; light industry/office warehouse complex and shopping center. Projects underway are a $4,000,000 sewer plant award, new retail, office and medical complexes and the Oakhurst River Parkway.

Government tourism and retail trade provide the bulk of commerce and jobs in Eastern Madera County. Non-government businesses with substantial numbers of workers, more than 100, include Sierra On-Line, a computer software firm prominent worldwide; Sierra Telephone, a privately owned Raymond Granite Co., a century-old firm still quarrying prized granite, and the United States Forest Service.


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REGIONAL OVERVIEW (continued)

An interesting trend of the times is the rapidly growing number of people who operate businesses out of their homes, a return to the days of cottage industry. Oakhurst has two major shopping centers. One anchored by a Raley's Superstore and the other by Vons and Longs. A third center is currently in the works. A tribute to the healthy local economy, Unionization is minimal. There are five banks - American Savings Bank, Bank of America, Golden Oak Bank, Wells Fargo, and Yosemite Bank.

LABOR AND EMPLOYMENT

The labor force for all Madera County was estimated a 44,275 The estimated total employment is 37,325. Employment includes full-time, part-time and seasonal. The labor market area as well as the area of employment, extends beyond Eastern Madera County into Mariposa County, Yosemite National Park and the cities of Madera and Fresno. Much of the employment is part-time and/or seasonal. There is a stable labor force of both skilled and semi-skilled workers. Most own their own homes. Twenty percent of Madera County is over the age of 65, but in Eastern Madera County it is over 38%. Wage rates, extent of unionization, fringe benefits and related information for specific industries and job classifications may be obtained from the State Employment Department located at 114 South "A" Street, Madera 93638, California or at 800 Capital Mall, Sacramento, California 95814.

================================================================================
Name of Company                 # of Employees    Products
--------------------------------------------------------------------------------
Sierra On Line                  200               Computer Software
Raymond Granite Co.             65                Granite Products
Yosemite Concessions            900-2000          Yosemite Nat'l Park
National Park Service           250-300           Yosemite Nat'l Park
School Districts                414               Schools
Sierra Telephone                130               Telephone Service
US Forest Service               100               Sierra National Forest
ImagiNation Network             100               Computer on-line services
CA Dept. of Transportation      42                Highway maintenance
================================================================================

Other employers include Pacific Gas & Electric, Raley's Vons Longs, Kragen's Auto Parts, Payless Shoe Source, Blockbuster Video, Sierra Tel Tronics Baskin-Robbins Tachyon software Tsunami Media, Chateau Miel five banks, area lodging, sever restaurants and many smaller retail stores.


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REGIONAL OVERVIEW (continued)

The following table shows the current mix of employment by industry for Madera County.

NONAGRICULTURAL EMPLOYMENT MIX 1995 Madera County
==================================================================
Manufacturing                                   3,700     21%
------------------------------------------------------------------
Construction                                    1,850     10%
Transportation/Utilities                        750       4%
Wholesale                                       750       4%
Retail Trade                                    3,350     19%
Finance/Real Estate                             450       3%
Services                                        3,175     18%
Government                                      4,025     22%
Total                                           18,050    100%

Note: Columns may not sum due to rounding
=========================================

COMMERCIAL AND INDUSTRIAL DEVELOPMENT

Commercial and industrial development in Oakhurst includes the Enterprise Center industrial park which encompasses 58 acres.

TOURISM AND TRAVEL

The major economic base in Oakhurst is tourism, due primarily to the popularity of Yosemite National Park. Yosemite National Park is accessible from State Highways 41, 120, and 140. Yosemite Valley is 45 miles north of Oakhurst via Highway 41. Yosemite is approximately 1,200 square miles and offers year-round recreational activities, such as hiking, skiing, and camping, making it an excellent vacation spot for its over three million visitors annually.

Yosemite Valley is the main attraction within Yosemite National Park. The valley is world-renowned for its natural, awe-inspiring beauty, which makes it one of California's major tourist attractions. Yosemite offers recreational activities that include horseback riding, climbing, hiking, swimming, sailing, fishing, nature and photography classes, and hang gliding.

Yosemite National Park consistently ranks among the top ten attractions in the United States. The peak tourist season for Yosemite and the lodging facilities located in the surrounding areas begins in May and extends through October. The off season extends from November through April. Access to Oakhurst is excellent as Highway 41 bisects the town. The community is located 12 miles from the south entrance of the park and is in the direct path of travelers originating from Los Angeles or Flying into the Fresno Airport. As Highway 41 is a state highway, the thoroughfare is well maintained during the winter months and only closes on harsh winter days. One measure of the volume of visitors to the area is the average daily traffic count along Highway 41. Traffic volume in Oakhurst exceeds 30,000 vehicles per day, many of them high-density tour buses.


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REGIONAL OVERVIEW (continued)


Conclusion

Clearly, the most significant draw for the area is Yosemite National Park which has world-wide appeal. The hospitality industry has expanded as a direct result of Yosemite's appeal. Being spawned by a single-draw attraction has its benefits when it is of the immense magnitude of Yosemite; however, the downside is that the hospitality industry's fortunes both rise and fall with the cyclical and seasonal draw of Yosemite. One excellent indication is the Transient Occupancy Tax (T.O.T.) revenues generated during peak season--from April to September. Shilo's income has increased with increases in tourism to Eastern Madera County. It is encouraging to note that TOT has been steadily increasing and the local chamber of commerce has undertaken a strategic plan to increase tourism by 15% for 1997. Participation among the business element as well as the government and quasi-governmental agencies is necessary for success in meeting these goals. Even without the full cooperation and success of these parties, the attraction and attendance in the millions of visitors at Yosemite National Park far outdistances any other national park in California. A distant second is Sequoia National Park with slightly less than a million annual visitors. The chart shown on the following page reveals the popularity of Yosemite as compared with all other national parks in California. Note that visitors to Yosemite is measure in millions whereas other park visitors are measured in thousands.


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                            NATIONAL PARK ATTENDANCE


              [LOGO]        National Park Attendance

                                            ---------------------
              Source: National Park Service 1994/1995 - 1995/1996
                                            ---------------------


                            [GRAPHIC CHARTS OMITTED]


                           Death Valley National Park

                            Joshua Tree National Park

                         Lassen Volcanic National Park

                         Point Reyes National Seashore

                             Redwood National Park

                            Santa Monica Mountains
                            National Recreation Area

                             Sequoia National Park

                           Whiskeytown-Shasta-Trinity
                            National Recreation Area

                             Yosemite National Park

================================================================================
August 1996
[LOGO]
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                                Neighborhood Map


                             Yosemite National Park

                                [GRAPHIC OMITTED]

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                                    AREA DATA

Neighborhood Description/Introduction

The Appraisal Institute defines a neighborhood as "a group of complementary land uses"(2). A Neighborhood may be more specifically defined as "a portion of a larger community, or an entire community, in which there is a homogeneous grouping of inhabitants, buildings or business enterprises."(3) "...neighborhood boundaries may consist of well defined natural or manmade barriers or they may be more or less well defined by a distinct change in land use..."(3)

The subject neighborhood is located in the northern quadrant of the community of Oakhurst on the west side of highway 41 and just north of highway 49. The neighborhood would be considered part of the primary business and shopping district often-times referred to as "highway commercial." The major anchored shopping centers are located at the intersection of highways 41 and 49. Most of the nearby improvements include smaller strip centers, stand alone retail, other motels, restaurants, a post office, fast food, gas stations and similar commercial centers. The commercial development lessens rapidly as one travels north of the subject on highway 41. In fact, less than one mile north of the subject, the area is back to appearing rural in nature.

This neighborhood would be regarded as a secondary location relative to the more established commercial/retail and office districts of the city, but is in the path of current growth in the northerly sections of the city. The boundaries of this neighborhood may be defined as follows:

        South: Junction of State Highways 41 and 49
        West:  State Highway 41 Commercial Access
        East:  State Highway 41 Commercial Access
        North: 1/2 Mile North of the Subject

The subject property is located in an area we believe is poised for future growth and development for several important reasons. First, population continues to increase as more retirees relocate from major cites and employment centers. Second, Yosemite National Park continues to attract huge numbers of tourists from all points of the world. Third, the improving global economy results in more tourists coming to visit; this is especially true for Japanese tourists who returned in large numbers due to the purchasing power of the Yen. Fourth, the regional economy is improving especially in Los Angeles where memories have faded of the devastating, racial-based riots of 1992.


----------
(3) The Appraisal of Real Estate; 10th Edition, The Appraisal Institute; 1988


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                             Hotel Industry Overview

Shilo Inns Company is in the competitive limited-service hotel market. According to Trends in the Hotel Industry, 1996, this segment of the lodging industry saw a proliferation of new properties in the mid-1980s. It was seen as a favorable segment with guest rooms that are frequently superior to full-service hotel rooms at one-half to two-thirds the rate. For hotel managers the properties are simple to operate and for ownership and lenders, they provide higher profit margins and lower risk. The limited service hotel segment appears to have matured and is lagging the industry as a whole but have still achieved in 1995 an aggregate occupancy of 70 percent and average room rates increased 5.9 percent and 41.8 percent average operating profit. Its market demand is reported at 51.4 percent tourist and 45.8 percent business with the balance allocated to conventions and conferences.

Shilo Inns typically provides an example of a good limited service hotel property. Their hotels typically have clean and modern properties with good access, exposure and on-site parking. The interiors typically contain a comfortable lobby with check-in counter, one or more meeting rooms, fitness center, swimming pool, spa, as well as satellite TV, airport shuttle service and free daily newspapers. Major competitors to the Shilo Inn chain in its market place include Holiday Inn Express, Comfort Suites, Phoenix Inns, Radisson, Ramada and some Best Western franchises. The Residence Inns and Marriott Courtyards cater to a higher priced market sector and are above the subject segment.

The national limited-service hotel market is experiencing steady growth after several years of sluggish economic conditions. Overall, market conditions are continuing to improve, occupancies are higher, concessions are decreasing, and revenues are beginning to rise. Gross Domestic Product, often an indicator of travel patterns, is projected to grow at 2.5 percent to 3.0 percent in 1996. Hotel occupancy for the nation is expected to rise to 71.2 percent, while the average daily rate is anticipated to grow to $88.10. In general, modest but stable growth and little inflation are likely to characterize the regional economy in 1996 and 1997. The following table shows a summary of the US Lodging Industry's 1995 Regional Performance:


================================================================================
                                    Occupancy              Average Daily Rate
--------------------------------------------------------------------------------
                  1995       1994     Variance     1995       1994     Variance
                  ----       ----     --------     ----       ----     --------
New England       74.3%t    72.0%      3.2%      $131.90    $125.23      5.3%
Mid Atlantic
North Central     69.6%     68.6%t     1.3%        82.59      79.41      4.0%
South Atlantic    70.1%     68.2%t     2.8%        80.51      77.88      3.4%
South Central     68.7%     67.7%t     1.5%        68.39      65.61      4.2%
Mountain/Pacific  71.4%     70.1%      1.7%        87.69      83.70      4.8%
Nationwide        70.6%     69.2%      2.0%      $ 85.92    $ 82.21      4.5%
================================================================================
Note: Average property size = 210 rooms                   Source: PKF Consulting


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Hotel Industry Overview (continued)

Investors are seeking limited-service hotels with upside potential in many regions of the country, including the Mountain and Pacific Regions, which encompasses the states west of the Continental Divide. 1996 and 1997 are forecast to have an annual average demand growth rate of 3.6 percent to 3.8 percent and RevPAR (room revenue per available room) growth of 5.2 percent to
7.3 percent according to the April 1995 issue of Coopers & Lybrand's Hospitality Directions. Further, this region outstripped the rest of the country in Rooms Demand with a 3.7 percent average percent change and a modest supply increase of only 1.6 percent as shown in the table below.

        ===============================================================
                                   Rooms Demand          Rooms Supply
                                  Average percent       Average percent
                                      Change                Change
        ---------------------------------------------------------------
        New England                    2.5%                 1.2%
        South/Middle Atlantic          3.1%                 1.4%
        East South/North Central       3.4%                 1.6%
        WestSouth/North Central        3.2%                 1.3%
        Mountain                       3.7%                 1.6%
        Pacific                        2.8%                 2.8%
        ===============================================================

Investors cite improving operating results, a limited new full-service supply, and the relative scarcity of new development financing as influencing factors underlying the strong interest in this segment. In fact, many investors have stated that full-service hotels are considered the best hotel investment opportunity for 1996. In late 1995, investors were purchasing limited-service hotels at 70 percent of replacement cost; however, the inventory of quality full-service hotels is dwindling and competition is increasing. One of the more desirable acquisition targets is re-flagging a property in a major hotel chain that commands immediate brand name recognition and offers strong reservation and marketing systems.

New construction activity is expected to surge as investors target secondary and tertiary locations where an aging room supply exists and many operators are unwilling or unable to invest in room modernization. New construction between 1995 and 1997 is expected to be 40 percent higher than 1990 to 1993. Supply growth will edge up approximately 1.5 percent in 1996 and 1997, but is still below the 2.4 percent average growth rate that prevailed in the 1970s.

Renovation costs are a significant consideration in hotel investors' determination of price/value and return requirements. The majority of market participants anticipate that soft goods refurbishment be completed every five to seven years and a total refurbishment be completed every 10 years. In factoring these costs into price/value, investors typically attempt to discount them from the price/value; however, they are not always successful. An investor who intends to purchase a property, upgrade and reposition it will forecast higher renovation and property improvement costs than one who is not seeking to "reflag" the property. Thus, the first investor of an older property has less room for negotiation.


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Hotel Industry Overview (continued)
-----------------------

Investors continue to base pricing on historical 12-months cash flow and are less willing to pay for any upside potential. Nearly 58 percent of participants in a recent Coopers & Lybrand's poll reported that they capitalize their prior 12 months income.

Investors also prefer fee simple purchases to ground leases; however, in high density locations such as the central business district or airport areas, ground leases are generally in-place. Almost all investors look at the potential of buying out the lease or renegotiating the terms. Leases tend to be calculated on either a fixed payment or a percentage of revenue basis, with investors shying away from percentage payments.

The following table shows a summary of major hotel transactions. The survey was conducted by Hospitality Associates and covers the years 1991 to 1995. There is a clear trend showing both increased activity and prices paid since 1992 when, many believe, the market bottomed out for hotel sales.


     ===================================================================
         Year          Number of      Number of   Average Price Per Room
                     Transactions       Rooms
     ===================================================================
         1995            107           38,135            $83,000
         1994             83           30,452             76,000
         1993             40           15,825             74,000
         1992             41           17,219             63,000
         1991             52           15,806             87,000
     ===================================================================

While financing has been constrained in past years, debt financing sources have begun to ease credit terms and Wall Street firms and institutional money sources are targeting hotel investments. Lenders who are active in hotel debt financing include insurance companies, banking institutions, and finance/credit companies such as Finova Capital Corporation, Heller Financial, and GE Capital Corporation. Publicly traded companies such as Host Marriott, Prime Motor Inns, and Felcor Suite Hotels are aggressively pursuing acquisitions. Many lenders are offering secondary financing above 80 percent loan to value ratios. REITs are becoming aggressive in purchasing hotels. This is especially true of Patriot American Hospitality, Inc., the largest REIT, which filed an initial public offering (IPO) with the SEC in late September 1995 and raised more than $350 million.

As a result of increased financing availability, investors have benefited by more favorable long-term financing. For instance, the first quarter 1995, American Council of Life Insurance Companies` (ACLI) average interest rate was
9.41 percent. Typically loans are indexed to the prime rate, treasury rate or LIBOR. The range of loan amortization is from 15 to 25 years with 20 years being average. A typical loan-to-value ratio is 50 percent to 75 percent with the average reported at 63 percent. Debt-coverage-ratios have ranged between 1.25 percent to 1.50 percent with 1.40 percent being average.


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Hotel Industry Overview (continued)
-----------------------

Full-service hotels are considered most vulnerable to new competition, particularly from newly built, limited-service chain hotels. In addition, they suffer from operating deficiencies, including high property operation and maintenance costs, utility expenses, and upgrading, which erode profitability. Because it is likely that new construction funds will increase the competitive supply of both limited and full service hotel rooms by late 1996 and 1997, owners of older properties are advised to reinvest in the physical plant to cement guest loyalty. Owners are now beginning to realize that historical reserve funding levels, typically between 3 percent to 4 percent of total revenues, are insufficient to fund necessary capital improvements over the life of a property. Actual capital expenditures for well-maintained properties often exceed 7 percent of total revenue.

Job growth, the most important indicator of sustained demand for real estate, continues to substantially trail general economic growth. In fact, many are calling our current economy a "jobless recovery." No immediate acceleration is anticipated, due to factors such as improved productivity in many industries and overall caution on the part of employers.

As stated, it is likely that additional sources of capital will provide opportunities. Further, many market participants believe that rising inflation with have a positive net effect on earnings as room revenue is expected to out-strip increases in operating costs. Trade agreements such as GATT should have a positive effect on the hotel industry, and the advent of low-cost airlines will promote more travel and higher occupancies.

New ideas, especially new ideas in technology, continue to be one of the industries in which the US is remaining competitive in global markets. As the US achieves a higher level of technology, the hospitality industry has the opportunity to implement this technology in areas where guests need it most: checking into the hotel, and communications. Adopting new technology is an opportunity for hotels to remain competitive and maintain and expand their customer base. For instance, AT&T's telecommunication package, "Guest Works," improves call-processing, accounting and provides specialized voice messaging through a server.

Selling expenses typically range from 2.5 percent to 5.0 percent of the total purchase price. According to a national hotel/motel brokerage firm located in Southern California, the marketing period for limited-service hotels ranges from
3.0 to 12.0 months with an average of 9.0 months. An average 90-day closing period is typical (from the time a hotel is put under contract to closing).

The early 1990s have been cruel to the hospitality industry, but Shilo Inns has gone against the grain.(4) Big national chains have been fighting to keep troubled properties. Many retreated from hotel ownership to seek a relatively safe haven as hotel management companies. Small independent operators, seeking security in numbers, flocked to join national franchises.


----------
(4) "Portland Business Journal," May 31, 1993, Vol. 10, No. 14, p. 13.


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Hotel Industry Overview (continued)
-----------------------

The Shilo Inn capitalized on its regional identity and superior reputation to make gains in its market areas. Mr. Mark Hemstreet, the owner and head of this privately held company was quoted saying, "I'll take consistent management and a good product any day over a good location. If guests are greeted with friendly service and nice clean rooms, they'll come back to Shilo again and again." With 46 hotels and motels, Shilo has become a formidable chain in the West, owned by just one person making it the 102nd largest lodging company in the world. The company has about 2,000 employees in nine Western states. Shilo's "affordable excellence" promotion strategy appears to have been successful in retaining its core customer base. Shilo's size enables the company to not only get economies of scale enabling its successful advertising and referral network, but also it eliminates the need to associate with a costly franchise.

Mr. Hemstreet's willingness to invest in what may be considered secondary locations goes against the trend of national operators. This provided Shilo Inns with a competitive advantage, bringing them to maturing markets ahead of the competition and providing a regional network of lodging facilities to service their loyal guest base. They appeal to business travelers and tourists alike. Further, Shilo Inns has continued to invest in renovation and upgrade of older properties and has superior maintenance and replacements programs. Shilo Inns has an effective company credo: to deliver consistently high standards from friendly, efficient, and dedicated employees; and to provide clean, comfortable and affordable accommodations.(5)

In general, we can conclude that the hotel industry is experiencing the best growth since the trough of 1992. Increases in occupancies, average daily room rates, and profitability has been reported throughout the industry in all market segments. The following chart and accompanying table shows five key indications:

o   Average Daily Rate Change Rate

o   Operating Expense Change Rate

o   Free & Clear Equity Capitalization Rate

o   Residual Capitalization Rate

o   Free & Clear Equity Internal Rate of Return



--------
(5) "Oregon Business," October, 1993, Vol. 16, No. 10, p. 32.


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Hotel Industry Overview (continued)
-----------------------


                       National Full-Service Hotel Market
           From Coopers & Lybrand L.L.P. -- "Hospitality Directions"


                               [GRAPHIC OMITTED]

===================================================================================================================================
             4th Qrt,'93  1st Qtr,'94   2nd Qtr,'94   3rd Qtr,'94  4th Qtr,'94   1st Qtr,'95   2nd Qtr,'95   3rd Qtr,'95  4th Qrt,95
-----------------------------------------------------------------------------------------------------------------------------------
ADR Chan          0.0278       0.0329        0.0315        0.0322        0.035         0.037        0.0383        0.0391      0.0417
-----------------------------------------------------------------------------------------------------------------------------------
Op. Exp. C        0.0344       0.0363        0.0354        0.0336       0.0355        0.0352        0.0345        0.0351      0.0348
-----------------------------------------------------------------------------------------------------------------------------------
Equity Cap        0.1143       0.1148         0.115        0.1127       0.0992        0.1073        0.1088         0.109      0.1065
-----------------------------------------------------------------------------------------------------------------------------------
Residual C        0.1189       0.1148         0.115         0.114       0.1014        0.1086        0.1088        0.1078      0.1067
-----------------------------------------------------------------------------------------------------------------------------------
Equity IRR        0.1505       0.1533         0.155        0.1575       0.1567        0.1523        0.1475        0.1496      0.1505
===================================================================================================================================


o     Average Daily Rate Change Rate

This rate expresses the percentage change in the Average Daily Room Rate. Like the capitalization rate change, there is a clear trend expressed by the ADRs. In this case, the trend shows a steady increase in rates. Every quarter since the 2nd Quarter, 1994 has shown incremental increases with an average quarterly increase of 3.64 percent.

o     Operating Expense Change Rate

Operating Expenses as a percent of revenues have stayed relatively flat or stable at about 3.5 percent. This indicates that there are economies of scale in larger revenues since operating expenses can be limited to a stable proportion of revenues.


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40644 Highway 41, Oakhurst, CA
------------------------------



Hotel Industry Overview (continued)

o     Free & Clear Equity Capitalization Rate

In contrast to the stability of the IRR, the Equity Capitalization rate (i.e., overall rate) is showing evidence of decline. A declining capitalization rate indicates that investors are willing to accept a lower return from their investment. It has been shown in the above narrative that sales have been increasing. More purchasers in the market-place means more competition for a finite supply, thus prices are increasing and investors must be willing to accept a lesser capitalization rate. This type of trend encourages new construction which, depending upon the extent of the construction, may stabilize or even reverse the capitalization rate trend. It is not a given, however, that occupancies and room rates will continue to increase. Based on available information, it appears that the favorable trend will continue into 1997 and, perhaps, beyond.

o     Residual Capitalization Rate

As would be expected, residual capitalization rates have declined consistent with equity (or overall) capitalization rates

Summary

A dramatic strengthening of industry profits may be expected for 1996 and 1997 given the Coopers & Lybrand forecast. Major contributing factors include healthy revenue expansion, modest increases in major expenses, continued productivity gains, and below-average supply growth. Profits per available room are projected to rise to $2,900 in 1996, and $3,500 in 1997.

There is a significant need to maintain and modernize older full-service hotels. Shilo Inns has made a commitment to maintaining high-quality, attractive hotels. Shilo has taken a "saturation" approach to expansion by locating throughout the Pacific Northwest. Although not a franchise, the Shilo Inns name is recognizable and has a loyal following. The Shilo Inn name is certainly beneficial in this region and probably largely responsible for the success of the off-the-beaten-path locations. Because Shilo is privately owned and Mark S. Hemstreet is truly an industry insider, it is likely that Shilo Inns are better managed due to his oversight.

Overall economic trends are positive in the Pacific Northwest and surrounding regions. This is contributing to the growth in the lodging industry and these trends appear to be sustainable through the few years. New additions of supply are expected to provide stiff competition to existing properties and much of this is coming from Holiday Inn Express and some Comfort Suites. However, Shilo Inns typically have one of the best locations in its local market areas and with their efficient management and continuos maintenance programs they should be able to maintain their market share, if not increase it at he expense of less competitive properties. Clearly, the trend in the limited service lodging industry continues to be towards "suite" properties. Shilo Inns has many such properties and generally provide good size rooms with market desired amenities at an affordable price. Given the positive economic trends in the many of the markets Shilo Inns is located, central reservation system, large guest following and solid management structure with efficiencies in purchasing and marketing it is reasonable to conclude that the Shilo Inns will continue to be a successful chain with a positive outlook for the foreseeable future.


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40644 Highway 41, Oakhurst, CA
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                                SITE DESCRIPTION
                                ----------------

The subject site is located at 40644 Highway 41 in Oakhurst, California. It is bounded on the west by a residential housing tract; on the north by Hodges Hill Drive and the Holiday Inn Express on the north side of Hodges Hill Drive; on the south by an automotive part supply house; and on the east by the Ol' Kettle Restaurant, Highway 41, a vacant lot and a strip center containing a J.C. Penney Outlet, a US Post Office, First American Title Insurance Company and several other retail and office tenants.

The principal feature of the subject neighborhood is the adjacent Highway 41, and the cluster of motels including the Best Western and Comfort Inn as well as significant retail/commercial centers, restaurants, and small retail stores.

At the intersection of Highways 41 and 49 about 1 mile south are two anchored shopping centers one with a Raley's grocery store and the other with a Vons Supermarket, several retail outlets, office buildings, banks, and a movie theater, fast food and other services are clustered at this "central core" location.

Area, Topography and Drainage

The land area, according to the Madera County Assessor's Office, is approximately 1.79 acres. The site has approximately 40 feet of frontage along Highway 41 with additional access from Hodges Hill Drive. The 1.79-acre land area will be used for calculation of all land value estimates in this report. The topography is a level pad and level parking areas with downward sloping ingress/egress from Highway 41 and upward sloping rear (west or rear parking area) towards the neighboring housing tract. The access from Hodges Hill is gradually downwardly sloping on to the property. Water drainage naturally runs from the west to the east (to and then across Highway 41) and continuing easterly towards the Fresno River which is approximately 1/4 mile east and at an elevation at least 200 feet lower than the subject site. Drainage appears excellent.

Access

The accessibility of the site is considered to be excellent. The subject property is easily accessible from the two lane ingress/egress on the west side of Highway 41. Additionally, access from Hodges Hill Drive provides an equally superior access point. Hodges Hill Drive is sandwiched between the Holiday Inn Express and the Shilo Inn and since it is fairly level, anyone who pulls into the Holiday Inn Express could readily drive to the Shilo without re-entering Highway 41. Similarly, anyone accessing the Ol' Kettle Restaurant, would essentially be at the Shilo site already although it is clearly a separate legal parcel.

Exposure

The site has excellent exposure to both north and southbound traffic along Highway 41. It is highly unlikely that any future development on nearby land would obscure the exposure of the subject. This is especially true since the Shilo is situated at the rear of the lot where elevations are higher and its 4 story stature is certainly eye-catching.


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SITE DESCRIPTION (continued)

Hazards

The Planning Department of the County of Madera requires an environmental survey (i.e., Phase 1) for a hotel/motel use in the CUM zone, but makes no other special requirements. We have reviewed the environmental assessment report prepared by SRH Group on April 17, 1990 and it shows that the subject site had no discernible environmental hazards.

Flood hazard is non-existent, but fire danger is a definite possibility which is true for all heavy brush areas across the State. Being in the midst of commercial establishments and with all brush being cleared from the subject and surrounding sites minimizes the possibility of damage from wild-fires. In the area description, a discussion of the area fire fighting capability shows that the area is well served from this most potentially damaging hazard.

Easements and Covenants

The property is subject to municipal easements to allow normal installation and maintenance of utilities. We are aware of no easements or covenants which would adversely affect the value of the property in its current use.

Utilities

All utilities necessary for the operation of the motel are in place and are presumed to be of adequate capacity. Water, sewer, and storm drain services are provided by the Hillview Water Company. Electrical service and natural gas is provided by Pacific Gas and Electric. Telephone service is provided by Sierra Telephone Company.

Parking

A total of 109 parking spaces are provided. The asphalt-paved, striped parking spaces are uncovered and surround the building on all sides; however, the bulk of the parking is located primarily in the front of the Shilo Inn (to the east of the structure). The second most available parking is located at the rear of the Shilo Inn (to the west). All spaces include curb-stops where necessary.

Off-site parking is not available since Highway 41 does not have sufficient off-street parking and Hodges Hill Drive is much too narrow. There is adequate room for vehicles with trailers and/or boats. However, there is not adequate room for semi-tractor trailers which should not be too significant an issue since there should be very limited traffic of this type whereas their may be many vehicles towing trailers or boats.


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40644 Highway 41, Oakhurst, CA
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SITE DESCRIPTION (continued)

Property Assessment And Real Estate Taxes

Property in Madera County, like all of California, is subject to Proposition 13. Under the provisions of Proposition 13, properties are assessed based on their market value as of March 1, 1975. This valuation may increase only two percent per year until such time as the property is sold, substantial new construction takes place, or the use of the property is changed. Under the foregoing circumstances, the property may be reassessed to the market value.

According to the Madera County Assessor and the Treasurer Tax Collector, the subject assessments and property taxes for the 1995/1996 tax year are summarized as follows.

====================================================================================================
Assessor's Parcel      Land       Improvements     Personal Property   Total Value    1995/1996
Number                                                                                Taxes
----------------------------------------------------------------------------------------------------
064-042-029-000        276,188    $2,837,513       $355,070            $3,468,771     $36,182.28
====================================================================================================

Shape

As shown on the plat map to follow, the subject site is a nearly rectangular parcel located mid-block on the west side of Highway 41 roughly 1 mile north of the major intersection of town where the 49 meets the 41. The subject site does not include the Ol' Kettle Restaurant site which takes up most of the road frontage in front of the Shilo Inn. This is not a detriment, in fact, it appears that the restaurant is part of the Shilo Inn. Further, the subject site is essentially a corner lot since Hodges Hill Drive borders the northern periphery of the subject site. The site has a total site area of 77,972 square feet or
1.79 acres.

Zoning

The subject site is zoned CUM (COMMERCIAL URBAN MEDIAN), (Commercial) according to the Planning Department of the County of Madera. This is a broad spectrum commercial zoning designation which permits limited service, wholesale/retail and heavy commercial uses especially catering to highway commerce. This district is generally located adjacent to transportation arterials, although joint access developments are strongly encouraged. Other aspects of the CUM (COMMERCIAL URBAN MEDIAN) zone are summarized as follows:

   Height Limit:        None, determined by other restrictions
   Max. Site Coverage:  Limited by parking
   Min. Lot Size:       10,000 square feet
   Setbacks:            Front: 10 feet        Side:  5 feet        Rear:  5 feet
   Parking Required:    1.25 spaces per rental suite, plus 1 for manager unit.
                        81 required
   Parking Provided:    109 by physical count. On plans, it shows that the site
                        has 129 spaces, but 20 spaces were conveyed to the Ol'
                        Kettle Restaurant when a portion of the site was sold off.


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40644 Highway 41, Oakhurst, CA
------------------------------



SITE DESCRIPTION (continued)

Environmental Hazards

We have inspected the building interior corridors, ground floor slab areas, parking lots, and surrounding parcels for evidence of the presence potential environmental hazards. No suspicious containers, drums, discarded materials, stressed vegetation, surface soil discoloration or evidence of seepage was found by us. Therefore, it is assumed that the subject is not adversely impacted by the presence of these hazards, although this opinion is in no way to be construed as having the weight of a professional engineer's opinion. Such matters are clearly beyond the expertise of the appraiser to determine and beyond the scope of this appraisal assignment. If a conclusive opinion is required the services of a properly licensed professional engineer should be retained.

Seismic Hazard Potential

The subject site is NOT LOCATED within an Alquist-Priolo Seismic Special Study Zone. The State of California Division of Mines and Geology published maps which delineate the fault-rupture hazard zones in California which refers to seismically active areas as special study zones. Nearly all of Madera County is free of fault-rupture zones except for the eastern extreme which is very isolated and sparsely populated due to the rugged mountainous terrain.

Conclusion

After careful consideration of the foregoing factors, the appraiser believes that the subject site is well adapted to its current use as a hotel/motel site. We further conclude that it is located within the general path of growth for the city and note that major intersection of Highway 49 and 41 is about 1 mile south of the subject site. Development along the 41 will continue as Yosemite National Park will consistently draw tourists from around the world. The subject site will be most valuable as improved since it is reasonable that guest rooms will be very necessary for the foreseeable future.


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40644 Highway 41, Oakhurst, CA
------------------------------



                                    PLAT MAP

                   POR. OF NW 1/4 & NE 1/4 OF SEC. 11 T7 R21


                               [GRAPHIC OMITTED]

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                             IMPROVEMENT DESCRIPTION

The subject improvements consists of one, four-story, good quality, Class D, wood-framed hotel building with 80 units encompassing 52,467 square feet gross. Facilities include a steam room, sauna and weight room, a manager's apartment, lounge, elevator, and offices. The improvements were completed and first occupied by January, 1988. Blue print reductions are included at the end of this section to provide visual orientation. These reductions are not intended to provide detailed measurements since that may only be obtained from full original blue prints.

The building is constructed with wood framing above a concrete foundation. Interior walls are wood-framed covered with finished gypsum board (drywall). The roof type is mansard cover with tile facade and flat, built-up composition roof covering. All glazing are double pane. Heating and cooling are provided by individually controlled through wall heat-pump package units in the guest rooms, and by a central system serving the lobby and other common areas. There is a fire sprinkler service, and smoke alarms in hallways and guest rooms. There is one 2,500 pound capacity elevator serving all four floors.

Guest Rooms

The guest rooms of the motel are classified in two room types. The breakdown of guest units is shown in the following table.

GUEST ROOM INVENTORY

     Double Queen         40
     King                 40
     Total                80

The living area of each guest room is carpeted, with the bath floor covered in sheet vinyl. The four interior walls are finished with matching, papered wall board. Ceilings are textured and painted.

All guest rooms are furnished with two night stands, dresser, worktable with two chairs, large mirror, four lamps, and framed print. The bath is divided between a carpeted dressing area with sink and mirror, and a toilet and tub/shower area with sheet vinyl floor covering. All of the rooms include a wet bar, small refrigerator and microwave oven. Four of the units have oversized bath areas equipped for persons with physical handicaps. One of these four handicap equipped rooms was being modified to allow wheelchairs to enter the shower area. The tub was removed and the floor is pitched to drain the water from the shower properly. This is an excellent feature for those who have no mobility except with their wheelchairs. Further, two of the rooms have balconies which are tastefully redwood-decked and furnished with outdoor furniture. Four rooms are directly adjoining the pool/spa area. All king rooms include a queen-sized sofa sleeper. Except for the handicapped rooms, these premium features rent for $10.00 or more per night.


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40644 Highway 41, Oakhurst, CA
------------------------------



IMPROVEMENT DESCRIPTION (continued)
-----------------------

Public Areas

The lobby of the motel contains a guest registration area and sitting area. The sitting area is furnished with sofas and chairs, and is equipped with a television. A bar near the desk is stocked with complimentary pastries during the morning hours, and with coffee and fruit throughout the day. Two large swivel racks of books and post cards filled with local interest including Yosemite, Bass Lake, etc. are at either end of the registration desk. The guest registration desk has a large copper canopy that is very becoming of a "country elegance" facility.

The manager's apartment is located behind the registration area. It includes a living/dining room, a full kitchen, one bedroom, and one bathroom. A weight room, steam room, and sauna are located in a series of rooms accessible between the lobby and the out-door pool/spa area. There are also handicapped accessible bathrooms for men and women. These facilities are open to guests on a year-round basis from 7:00 a.m. until 11:00 p.m. A guest laundry with coin-operated equipment is located on the ground level of the motel. Rental VHS movies are available near the elevator for a small fee.

On the ground floor, the service areas of the motel include the in-house laundry facility with 5 large front loading, washers & dryers, a boiler room for common hot water service that is fueled by propane gas (the propane tank is located on-site on the southwest corner), the boiler room is also the location of the main fire sprinkler riser, electrical room with a 2,000 amp main service, employee break room with sink & refrigerator, linen storage area, and maintenance area. On the upper floors, a large central linen storage room is complete with a large clothes chute which drops laundry to the ground floor service area. At the rear of the linen storage area, a separate lockable room is allocated for the needs of the maintenance staff. These rooms are typically used to store tools, trim, doors, extra heat pump units which can readily be placed in the existing housing to restore air conditioning to any guest room, as well as the location of each of the floors' electrical subpanels.

The central elevator serves all four floors and has a 2,500 pound capacity. The elevator is large enough to ferry the maid linen carts, guest room heat pumps, furniture, etc....

Size:                               80 units, plus manager unit

Room Type:                          40  King
                                    40 Queens
                                    80 Total Rentable Suites

Meeting Rooms:                      None


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40644 Highway 41, Oakhurst, CA
------------------------------



IMPROVEMENT DESCRIPTION (continued)

Recreational Facilities:            Pool, Jetted Hot Spa, Exercise Gym, Steam &
                                    Sauna Room, Lobby, VCR & movie rentals,
                                    hiking trails, Yosemite tours

Restaurant:                         Adjacent Ol' Kettle Restaurant under
                                    separate ownership/management, not a part of interests appraised.

Gross Building Area:                52,467 sq. ft.

Average Room Size:                  446 square feet gross

No of Stories:                      Four including Ground Floor (Identified as
                                    Basement)

Parking:                            109 spaces

Year Built:                         1987, first occupied January, 1988

Foundation:                         Steel reinforced concrete footings

Floor Structure:                    Steel reinforced concrete. Floors 2, 3 and 4
                                    of 3/4" architectural (gypcrete) concrete over 5/8" plywood sheathing over 2'x6' floor joists with subfloor sound attenuating insulation.

Exterior Walls:                     Class D, wood frame construction. Exteriors
                                    of Vinyl siding over plywood sheathing and Tyvek. Interior construction of 5/8" GWB over insulating batts. Wall insulation to R-19 specification.

Window/Sash/Door:                   Double glazed, Low E rated windows in bronze
                                    anodized aluminum frames; all opening
                                    windows fitted with screens. Bronze anodized aluminum frame double door storefront at Lobby entrance; all exterior doors of bronze anodized aluminum with fire safety break away bars (20 minute fire rated).


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40644 Highway 41, Oakhurst, CA
------------------------------



IMPROVEMENT DESCRIPTION (continued)
-----------------------


Roof Structure:                     Prefabricated TJI roof trusses set at 24" on
                                    center; 5/8" CDX plywood sheathing over
                                    trusses; composition roofing with sealed joints; interior draining scuppers and downspouts. Parapet walls constructed of
                                    2"x4" and 2"x6" wood frame finished with vinyl vertical siding. Mansard overhangs finished in concrete roof tile.

Interior Walls:                     2"x4" wood frame partitions, 16" or 24" on
                                    center with textured and painted 5/8" GWB
                                    (one hour rating); sound attenuating
                                    insulation with R-11 batts.

Interior Finish:                    Floor coverings in all suites hotel
                                    grade carpet; floor coverings in lobby of carpet and ceramic tile at service desk areas; floor cover in pool area of steel reinforced poured in place concrete; floor cover in restrooms of vinyl tile;
                                    incandescent and fluorescent lighting,
                                    suspended decorative lighting in lobby.

Lobby: Commercial grade floor with large windows facing outdoors and into the exercise area making the pool visible from the lobby.

Guest Rooms:                        Painted and papered drywall walls and
                                    ceilings; carpet in guest rooms and ceramic tile wainscoting and vinyl floor cover in bathroom, sliding aluminum frame windows;
                                    kitchenette units with under-counter
                                    refrigerators and microwave ovens;
                                    televisions, furniture draperies etc. See
                                    FF&E description.

Elevators:                          One hydraulic passenger elevator, 4 stops,
                                    2,000 pound capacity.

Stairwells:                         Three interior stairwell, one on each end,
                                    and one in the center. Wooden hand rails.


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40644 Highway 41, Oakhurst, CA
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IMPROVEMENT DESCRIPTION (continued)
-----------------------


HVAC/Climate Control:               Individual wall mounted package HVAC units
                                    with temperature control modules in each guest suite. Central HVAC system with multi-zone control system for common areas and lobby.

Electrical:                         Electrical system with a 2,500 amp capacity
                                    with subpanels on each floor.

Hot Water Fuel:                     Propane, with a large storage tank on-site.

Plumbing:                           Each guest suite includes a tub with shower
                                    and toilet in separate room contiguous to dressing room. Small vanity with lavatory sink and wall mounted/surface lighted mirrors and ventilator exhaust fans.
                                    Kitchenette sinks included in all units.

Fire Protection:                    Fully sprinklered throughout, smoke
                                    detectors throughout, fire alarm with hard wire activation system and direct connection to local fire department; auxiliary emergency exit lighting.

Furniture Fixtures & Equipment:     Guest suites include either single king bed
                                    or double queen beds; color televisions with remote controls; carpet, draperies; light fixtures and lamps; combination desk/dresser units; luggage rack; 36" parlor table with 2 upholstered wood chairs; night stand, microwave oven and refrigerator; multiple phone jacks. FF&E appears to be of above average quality with no functional obsolescence attributable to quality, layout or design.

Site Improvements:

The site improvements include asphalt paved and striped parking areas (109 standard striped stalls); landscaping is well maintained; annual species utilized for color accents at building entrances; border planters are mounded to height of 4' around building exterior walls (basement level above ground). Planter areas are well maintained and attractively designed. Parking lot lighting is provided by pole mounted halide lamps on poured in place concrete pedestals. Driveway aprons from Highway 41 are of steel reinforced, poured in place concrete.


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40644 Highway 41, Oakhurst, CA
------------------------------



IMPROVEMENT DESCRIPTION (continued)
-----------------------

Depreciation

The actual age of the improvements are approximately 8 & 1/2 years; the effective age of the improvements is approximately five years. This lower effective age results from superior maintenance According to building industry sources, the expected life of similar improvements is 50 years. Depreciation analysis in the Cost Approach will reflect the effective age.

Functional Features and Concluding Remarks

Overall the improvements are in good condition and show care of maintenance. They are well designed, functional in their layout and provide good utility and guest appeal. Nothing in our inspections suggests either the presence of elements of functional obsolescence or deferred maintenance.

The operators' marketing strategy is focused on maximizing extended visit patronage especially visitors to Yosemite National Park. The rooms sizes are larger than average room sizes in the area. Adding the in-room kitchenettes with microwave ovens and refrigerators, multiple phones, guest laundry facilities seems to be effective in attracting the target market customer. We therefore, find that the subject property is entirely adequate in meeting the owners intended use and purpose for the subject facilities.

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed or two double queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, video players, microwaves, mini-refrigerators, lamps, couch, clock radio and two telephones. Also the single kings contain a sleeper sofa. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $200,000.


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40644 Highway 41, Oakhurst, CA
------------------------------



                                    Site Plan


                               [GRAPHIC OMITTED]


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40644 Highway 41, Oakhurst, CA
------------------------------



                                 1st Floor Plan


                               [GRAPHIC OMITTED]


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                              2nd - 4th Floor Plan

                               [GRAPHIC OMITTED]


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                          HIGHEST AND BEST USE ANALYSIS

The Appraisal Institute defines highest and best use as follows:

      "The most profitable likely use to which a property can be put. The opinion of such use may be based on the highest and most profitable continuous use to which the property is adapted and needed, or likely to be in demand in the reasonably near future. However, elements affecting value that depend on events or a combination of occurrences that, although in the realm of possibility, are not fairly shown to be reasonably probable, should be excluded from consideration. Also, if the intended use is dependent on a uncertain act of another person, the intention cannot be considered.

      "That use to which the land may reasonably be expected to produce the greatest net return to land over a given period of time. That legal use which will yield to land the highest present value. Sometimes called 'optimum use.'"

In estimating highest and best use, there are essentially four stages of analysis:

         1. Possible Use. What uses of the site in question are physically possible?

         2. Permissible Use (legal). What uses are permissible by zoning and deed restrictions on the site in question?

         3. Feasible Use. Which possible and permissible uses will produce a net return to the owner of the site?

         4. Maximally Productive Use. Among the feasible uses, which use will produce the highest net return or the highest present worth?

The highest and best use of the land (or site) if vacant and available for use may be different from the highest and best use of the improved property. This is true when the improvements are not an appropriate use, but it makes a contribution to the total property value in excess of the value of the site.

The following tests must be met in estimating the highest and best use. The use must be legal; the use must be probable, not speculative of conjectural; there must be a profitable demand for such use; and it must return to the land the highest net return for the longest period of time. These tests have been applied to the vacant property. In arriving at the estimate of highest and best use, the subject site was analyzed as vacant and available for development.


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HIGHEST AND BEST USE ANALYSIS (continued)
-----------------------------

As Vacant

Possible Use: The first constraint is the constraint dictated by the physical characteristics of the site. The size and location within a block have a determining effect on the site's value. In general, larger sites and corner locations enable a developer to achieve economies of scale and allow flexibility in building and site improvement design.

The subject site is a 1.79 acre nearly rectangular parcel with Highway 41 frontage providing access and visibility (exposure) to the property. The subject hotel site has good functional utility and is suitable for a wide range of commercial uses. We also note that all utilities are available to the site and Hodges Hill Drive borders the site to the north providing additional access and flexibility in design. These streets are in place and fully improved. Therefore, the physical aspects of the site assemblage do not eliminate any uses from the highest and best use analysis, except for very large scale commercial/retail uses such as a regional shopping center which requires a much larger parcel size.

Permissible Uses. Two types of legal restrictions apply to the subject property: private restrictions (deed restrictions and easements), and public restrictions (principally, zoning). The existing utility easements are standard and do not adversely impact the development potential of the site. Therefore, the principal legal limitation on the development entitlements for the site is the CUM (COMMERCIAL URBAN MEDIAN) zoning. The CUM (COMMERCIAL URBAN MEDIAN) commercial zone is defined and administered by the County of Madera since Oakhurst in an unincorporated community. This zoning classification is a broad spectrum commercial district that permits limited service, wholesale/retail and heavy commercial most of which are related to serving the major local transportation corridor--Highway 41. This zoning code primarily eliminates heavy manufacturing, light industrial, and residential uses.

Feasible Uses. The property is easily adapted to most forms of commercial development, but appears particularly well suited to highway oriented commercial uses where exposure to high average daily traffic volumes is regarded as advantageous by prospective users. Uses, such as offices may be less than optimal since many offices are located in homes and the present supply is suitable for the office demand. Clearly, uses such as hotels/motels, gas stations, convenience stores and restaurants benefit most from the volumes of traffic going to and from Yosemite National Park as well as the local shopper.

The feasibility of these uses must be considered in light of historical development trends and the current supply of such uses in the local market. Previous feasibility studies and appraisal assignments completed by us have clearly revealed that run-of-the-mill restaurant uses are generally oversupplied in the local market. Since Oakhurst is the largest community in Eastern Madera county, it is the logical dining-out location for a large radius plus the throngs of


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HIGHEST AND BEST USE ANALYSIS (continued)
-----------------------------

Yosemite visitors. It is considered feasible to build a restaurant on site especially if it has chain affiliation appeal or is "special" in the sense of individual identity and exceptional reputation. Most of the major fast-food operators such Burger King and Taco Bell tend to locate in major anchored centers such as at the intersection of the 49 and 41. The subject site is much more suitable for an upper-scale restaurant or, at a minimum, a family restaurant to serve the needs of the many motels near the site.

The feasibility of hotels may be subject to increasing competitive pressures as the available supply of rooms has expanded faster than aggregate demand since tourism to Yosemite took a dip after 1992 when California in general and Los Angeles in particular received a lot of negative press coverage. However, memories are fading of the 1992 civil unrest and the 1994 earthquake, and the overall economy is improving meaning that Californians again can afford to visit Yosemite. Even with the pressures of rising gasoline costs, Yosemite showed an increase in tourism this year which shows its underlying strength as a tourist draw and evidences the need for guest rooms.

Our knowledge of local property values and future development plans within the subject neighborhood lead us to believe that values along the Highway 41 commercial corridor are poised for steady future increases during the next three to five years. The prospects for development on site, if vacant, are quite reasonable to expect.

Maximally Productive Uses. Of the permitted uses our analyses suggest that the maximally productive uses today are probably highway commercial related or special purpose in nature. These may include automotive oriented retail/commercial uses, such as national franchise tire dealers, or gas station/convenience stores. Beyond these, it appears that hotel/motel uses and restaurant uses with strong marketing and brand identification may yield the maximally productive use for the site today.

As Improved

The subject is a one building, four-story hotel property with 80 guest suites on a 1.79 acre site with excellent exposure on Highway 41--the primary corridor to access the southern gate of Yosemite National Park. As improved, we conclude that the highest and best use the subject property is for continued use as a hotel, as it is operating profitably and the existing improvements contribute the majority of the property value in their present use.


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                                    VALUATION

There are three approaches to value which will be employed in the analysis: the Cost Approach including land valuation and construction cost analysis; Direct Sales Comparison Approach evaluating sales of similar properties; and an Income Approach based upon the property operating at stabilized income levels.

Cost Approach

In the appraisal process, the Cost Approach requires an analysis of sales of similar parcels of land to arrive an estimate of market value for the subject site. An estimate is then made as to the cost to replace the subject's improvements at today's costs using reliable sources of cost data. Depreciation or obsolescence from all causes is estimated based on the experiences of similar properties. Depreciation is then deducted from the replacement costs as new to arrive at the present worth of the improvements and the site.

Market Approach  (Direct Comparison Approach)

This is an appraisal procedure in which the value estimate is predicated upon prices paid in recent market transactions. Listings and offerings of property may also be utilized in this analysis, however, the use of listings is limited since the property has not met the full test of the market and usually tends to set the upper limit of value. The steps the appraiser follows in this approach are set forth below.

      1. Seeks out similar properties for which pertinent sales, listings, offerings and/or rental data are available.

      2. Qualifies the price as to terms, motivating forces and bona fide nature.

      3. Compares each of the sale properties' important attributes with the corresponding ones of the properties being appraised, under the general division of time, location, income and physical characteristics.

      4. Considers all dissimilarities in terms of their probable effect upon the sale price.

      5. Formulates an opinion of the relative value of the property being appraised as compared with the price of each similar property.


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VALUATION (Continued)
---------

The units of comparison abstracted from the sales are the sales price per square foot or unit and the overall rate of return. Each of these units of comparison is discussed more fully below.

Sales Price per Square Foot or Unit

This is an expression of the total consideration divided by the particular unit of comparison. Its chief advantage is that it is a direct comparison of the price of the comparable to the property in question. Weighing of comparables may be necessary due to differences of location, physical characteristics, market conditions and terms of the sale transactions. It is most accurate when the subject and the comparables are of similar character and the sales are of recent vintage.

Overall Rate of Return

This rate is the direct relationship of the net operating income (before debt service) and the sale price. the overall rate reflects both the return on the investment and the return of the investment. This is a rate which is frequently used by investors and appraisers because it is ascertainable from comparable sales and can be applied directly to the estimated net operation income of the property under appraisal. This unit of comparison is used in the Income Approach.

Income Approach

The Income Approach is generally the most relevant approach in evaluating investment type properties. This approach is predicated on the principle that value is created by the expectation of benefits derived in the future. The anticipated net income is converted to a present value by a direct capitalization or the use of a discounted cash flow process.

Direct Capitalization

This process involves dividing the net operating income by a capitalization rate. This rate reflects such factors as risk, time, interest on capital investment, and recapture of the depreciating asset. This approach to value encompasses the following:

1. The estimation of current economic rent levels to establish annual potential gross revenues. Current economic rents are generally current market rents.

2. The estimation of vacancy and collection loss allowances.

3. The estimation of annual operating expenses.

4. The deduction from potential gross revenues of vacancy and collection loss and operating expenses, leaving the net operating income before debt service and depreciation.


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VALUATION (Continued)
---------

5. Capitalization of the net operating income by the appropriate rate as abstracted from the market.


Discounted Cash Flow

A widely accepted view of value as of a given valuation date is the discounted present worth of the anticipated future income reasonably expected to be generated by an income producing property over a specific period of time. The process by which future income receipts are converted to a present value is termed discounting. Many different capitalization methods and techniques are available to process anticipated future income into a present worth estimate. The method used depends primarily on the characteristics of the forecast income stream, the form of the appropriate rate of return or discount rate, and the time period involved.

The two methods used in this analysis are capitalization in perpetuity (utilizing an overall capitalization rate discussed above) and capitalization for a finite period (discounted cash flow analysis). Capitalization in perpetuity as used in the Income Approach assumes the income stream will continue undiminished, indefinitely. The rate used to process this income streams embodies the factors of time preference (opportunity costs), liquidity, management burdens, and ownership risks. The appropriate rate is derived through an analysis of sales of properties displaying similar investment opportunities to the investor.

The discounted cash flow method is a rigidly defined mathematical relationship between income streams, rates and timing. Processing an income stream by a correct mathematical formula does not in itself produce a supportable market value. As with other techniques of income capitalization, the discounted cash flow analysis requires reliable market data on several critical points. If the required market data information is not available, the appraiser is injecting his judgment and opinion in using non-market data and the results are not justifiable market value.

RECONCILIATION

The final step in the appraisal process is the reconciliation or correlation of the value indicators. In the reconciliation, the relative applicability of each of the approaches utilized is considered. Those approaches that are deemed most appropriate to the particular appraisal question involved are weighed for the accuracy and reliability of the data used in the analysis, and an opinion is formed as to the market value of the subject property. The relative weight or emphasis given to any of the approaches depends on the forces prevalent in the market which act upon the subject property.


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                                  COST APPROACH

In this approach, it is assumed that a purchaser would consider producing a substitute, competing property with the same utility as the subject. The net cost to the rational, informed purchaser is the measure of value of the subject property. The net cost includes construction costs (to the purchaser, not the contractor or builder), financing costs, and all other costs incurred during the construction period. Any depreciation or diminished utility is deducted from the costs in order to arrive at a net contribution of the improvements in their present condition to the total property value as of the valuation date. The site is valued as if vacant and available to be put to its highest and best use. This is then added to the depreciated improvement costs to yield the value of the total property as indicated by the Cost Approach.

Land Valuation

The most reliable procedure for estimating the land value is by the application of the Direct Sales Comparison Approach. In estimating the value of the subject's site, a search was conducted to find sales of similar parcels with similar zoning and characteristics. Those sales considered to be the most relevant indicators of the subject's land value are detailed on the following pages.


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                                 Land Sales Map

                                    OAKHURST

                               [GRAPHIC OMITTED]

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                             COMPARABLE LAND SALE 1
                             ----------------------


PROPERTY IDENTIFICATION

Address:                            SE of Highway 41 & 49
City:                               Oakhurst
APN:                                064-070-041-0
County:                             Madera
Map Reference:                      N/A
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Kenneth L. Wright
Grantee:                            Ronald Montgomery
Document Number:                    19042
Sale Price:                         $112,500
Sale Terms:                         Seller Carry 1st $87,500; market terms
Sale Date:                          07/18/96

SITE DESCRIPTION

Site Area:                          13,068 sq.ft.         0.30 acres
Zoning:                             CXXV
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Level
Location:                           Off Highway, Finished Access Road

SALE ANALYSIS

Price Per Square Foot:              $8.61

COMMENTS This sale is in a developing area located where the old Oakhurst Mill was located and now an anchored regional shopping center is nearby.


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                             COMPARABLE LAND SALE 2


PROPERTY IDENTIFICATION

Address:                            N. of Road 426 W. side of Highway 41
City:                               Oakhurst
APN:                                064-062-010-0
County:                             Madera
Map Reference:                      N/A
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Mao, Thomas & Annie
Grantee:                            Tsai, Tsai-Lung & Ping-Ching
Document Number:                    12093
Sale Price:                         $58,000
Sale Terms:                         All Cash
Sale Date:                          05/06/96

SITE DESCRIPTION

Site Area:                          17,424 sq. ft.        0.40 acres
Zoning:                             CXXV
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Sloping
Location:                           Interior

SALE ANALYSIS

Price Per Square Foot:              $3.33

COMMENTS This small lot will require much grading and will support only a small commercial building considering much of the site will not be usable for a building pad or parking.


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                             COMPARABLE LAND SALE 3


PROPERTY IDENTIFICATION

Address:                            East side of Highway 41, S. of Road 426
City:                               Oakhurst
APN:                                066-100-034-0
County:                             Madera
Map Reference:                      N/A
Property Rights:                    Fee Simple

SALE INFORMATION

Grantor:                            Outback Inc.
Grantee:                            Campora Properties
Document Number:                    32439
Sale Price:                         $160,000
Sale Terms:                         Cash
Sale Date:                          12/15/95

SITE DESCRIPTION

Site Area:                          68,824 sq. ft.        1.58 acres
Zoning:                             CXXV
Utilities:                          Available
Off-Sites:                          Fully Improved
Topography:                         Sloping, w/ Flood Plain
Location:                           Interior

SALE ANALYSIS

Price Per Square Foot:              $2.32

COMMENTS Although this site has Highway 41 frontage, the abutting Fresno River and China Creek diminish the usefulness of the site.


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COST APPROACH (Continued)
-------------

Discussion

These three land transactions represent the best available sale activity over the last year. While there are more commercial land sales in the area, it is very important to compare the subject with highway corridor transactions such as the three presented here. Sale one has the benefit of being in an emerging anchored retail center and derives most of its value from this beneficial location. Sales two and three, although located on Highway 41, are impacted by inferior topography or subject to flooding. The unadjusted indicated values range from $2.32/SF to $8.61/SF. The discussion of the value adjustments and conclusions is presented below.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the land sales used involved the transfer of the fee simple interest and no adjustment is warranted or made.

Financing Adjustment

The comparable land sales have been reviewed in reference to their financing. Sales and asking prices represent all cash transactions, where no extraordinary financing terms or seller financing is involved. Therefore, no cash equivalency adjustments have been applied.

Conditions of Sale

No adjustments were necessary for conditions of sale since the transactions were made between bona-fide buyer and sellers acting on their own best interest.

Market Conditions Adjustment - Time Factor

The sales were analyzed for changes in market conditions to determine if a market conditions adjustment is required and, if so, to what magnitude. Based upon our examination of present and historical land values and inflation rates, it appears that land values within the Highway 41 commercial corridor have remained flat. Much of the value drivers for the area are new-comers moving to the area. The trend for new-comers has greatly slowed since it is necessary for them to sell their homes in the major urban areas before moving (and retiring) in the Oakhurst area. Since most of California's urban areas residential housing stock has been devaluing, many would-be retirees have delayed plans to sell and relocate to places such as Oakhurst. As a result, no market condition adjustment has been made to the sales since the market has been flat since the time of these land sales to the effective date of this appraisal.


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COST APPROACH (Continued)
-------------

Physical Adjustments

Factors which have an influence on value such as location, growth patterns and trends, topography, hazard such as flood, slides or fire potential, employment and commerce centers, size, and physical improvements required for development (off-sites), all require appropriate adjustments in comparing the comparable sales to the subject property.

Location adjustments:

Although all sales are similar in their Highway 41 exposure, sale one is superior in location since it is in an anchored retail center at the intersection of Highway 49 and Highway 41. Since this is a significantly superior attribute, a large 25% negative adjustment is applied.

Size adjustments:

While sale three is similar in size to the subject, both sales one and two are smaller which is generally considered a superior attribute since smaller parcels sell at a higher unit price. A 5% negative adjustment is applied to both of these sales to compensate for this superior attribute.

Topography/Hazards:

While sale one is generally level, sales two and three are sloping and sale three is impacted by possible flooding. Since these are negative attributes, positive adjustment are made since the subject site is a fairly level pad and has no possibility of flood potential. A 20% upward adjustment is applied for both sales two and three and an additional 25% upward adjustment for sale three is made due to the flood hazard impact.

Concluded Value:

With adjustments, the comparable land sales indicate a range from $3.36/SF to $6.03/SF. Sale one required a net adjustment of -$2.58 (-30%), sale two +$0.50 (+15%), and sale three +$1.04 (+45%). Because the subject would be very desired due to its large buildable size, exposure to Highway 41, lack of flood hazard potential, we conclude that its value will trend toward the upper end of the value range established here. Therefore, we conclude that the estimated fee simple value of the subject hotel site is $5.00 per square foot.

              77,972 square feet @ $5.00 per square foot = $389,862
                                Rounded $390,000


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COST APPROACH (Continued)
-------------------------

Reproduction Cost New

The next step in the Cost Approach is to estimate the cost new of the subject improvements. The dimensions and characteristics of the improvements have been identified through a field inspection and analysis. There are two forms of cost data generally available. These are Replacement and Reproduction costs.

Replacement Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of a building having utility equivalent to the building being appraised but built with modern materials and according to current standards, design and layout."

Reproduction Cost is defined in Real Estate Terminology, Revised Edition (AIREA,
SREA) as, "the cost of construction at current prices of an exact duplicate or replica using the same materials, construction standards, design, layout, and quality of workmanship, embodying all the deficiencies, super adequacies and obsolescence of the subject building."

The use of the replacement cost concept presumably eliminates all functional obsolescence, and the only depreciation to be measured is physical deterioration and external obsolescence. In this appraisal, the Marshall Valuation Service, a nationally recognized cost service, as well as consultation with local contractors, has been used to derive the estimate of the replacement cost. The publishers of this manual consider the estimates to be replacement costs, but when the cost model closely conforms in construction materials and methods to the subject, these costs can be considered as reproduction costs.

Since the cost estimate is applied to the gross area of the subject property, the deficiencies and other adequacies of the subject are embodied in the cost estimate and are dealt with in the depreciation estimate. The cost utilized in this analysis is therefore considered to represent Reproduction Costs.

This estimate is set forth on the Development Proforma located at the end of this approach. These costs include hard costs for construction, soft costs for architectural and engineering, soil, legal, supervision, fees and related costs; Financing costs; leasing commissions; and rent loss during absorption. Developers profit is added at 18 percent to account for the high level of risk and skill required to develop hotel property.

The hard construction cost for the improvements is estimated at $73.46 per square foot. Soft costs are estimated at 8 percent for design, architectural and engineering; 3 percent for development overhead, and 25 percent of annual income is estimated for opening expenses and income loss during stabilization.


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COST APPROACH (continued)
-------------

Furniture, Fixtures & Equipment

The guest rooms are furnished with typical modern furnishings which include either a single king-sized bed, two or three queen beds, side tables, desk, dresser, chairs, table, draperies, night stands, color television with remote, lamps, couch, clock radio and telephones. Most rooms have a small refrigerator, microwave and hair dryer. There are some kitchenette units. FF&E includes all the furnishings, linens and supplies, cleaning and house keeping equipment, business office and front desk equipment, furnishings and related personal items. We have estimated these personal property items at a depreciated replacement value of $2,500 per room, or $200,000.

Accrued Depreciation

Accrued depreciation is the difference between the reproduction cost of the improvements and the market value of the improvements on the date of valuation. Depreciation is characterized by three categories: physical, functional and external.

Physical depreciation is evidenced by wear and tear of the structure. Functional obsolescence is also caused by internal characteristics such as a poor floor plan, inadequate mechanical equipment or functional inadequacy or over adequacy due to size or other characteristics. External or economic obsolescence is caused by conditions external to the property, such as a lack of economic demand or changing property uses in the area, or general national or regional economic conditions.

To establish the appropriate depreciation to be applied to the subject, the Marshall Valuation Service has been consulted. This service collates by type of construction and usage actual case studies of properties to produce market derived depreciation and remaining life estimates. These studies resulted in mathematical curves from which the depreciation for any initial life expectancy can be computed. An additional method of estimating physical depreciation is the Age/Life Method. This is a method of estimating incurable physical deterioration as a percentage applied to current replacement or reproduction cost new of the improvements. The percentage reflects the ratio of estimated effective age to typical anticipated economic life.

The depreciation estimate for the subject property is based an effective age at 8 years and an expected life of 50 years for the improvements indicating a depreciation estimate of 16 percent.

Located on the following page is a summary of the replacement cost new, including depreciation and land value indication. It indicates an As Is value of subject property, as follows:

                                   $5,490,000
                                   ==========


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                             Replacement Cost Study


==============================================================================================================
Development Proforma
Shilo Inn, Oakhurst, CA
--------------------------------------------------------------------------------------------------------------
MVS: Sec. 11, P 17, Class D, Good  Current X    Local X    Adj $/sf
---------------------------------  ---------    -------    --------
Base Cost:              $69.30      1.00         1.06       $73.46

Hard Costs                          Measure                $/Measure                    Cost           $/SF
----------                          -------                ---------                    ----           ----
 Building                           52,467 SF               $73.46     $3,854,121
 Yard Improvements                                                       $200,000
                                                                       ----------

Total Hard Costs                                                                     $4,054,121       $77.27

Soft Costs

Architechtual & Engineering                      8.00%                  $324,300
Development Overhead                             3.00%                   121,600
Stabilization & Opending Expenses       25% of annual income             300,613

Total Soft Costs                                                                       $746,513       $14.23
                                                                                       --------

Total Improvement Costs                                                              $4,800,634       $91.50

Entrepreneurial Profit              18.00%                                             $864,114       $16.47
                                    ------                                             --------       ------
Total                                                                                $5,664,748      $107.97

Depreciation Adjustment             Age/Life                % Dep.        $ Dep.

Physical                              8/50                  16.00%        $768,101

Total Depreciation                                                                     $768,101       $14.64
                                                                                       --------       ------
Project Costs (Depreciated Replacement Cost)                                         $4,896,646       $93.33

Depreciated Furniture Fixtures & Equipm               80 Unites @       $2,500         $200,000


Land Valuation                      Acres             SF      $/SF    Land Value          Total
--------------                      -----             --      ----    ----------          -----
Site Value in Fee                   1.79          77,972     $5.00     $389,860

Site Value                          1.79          77,972     $5.00                     $390,000
--------------------------------------------------------------------------------------------------------------
Indicated Value                                                                      $5,486,646

Rounded                                                                              $5,490,000
                                                                                     ==========
==============================================================================================================


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                           DIRECT COMPARISON APPROACH

The Direct Comparison Approach attempts to estimate the value of the subject property by comparing sales of similar properties within the market area of the subject. These sales are inspected, verified as to price, terms and conditions of the property at the date of sale, location, and income characteristics of the property. The data are then analyzed and compared to the subject property. The units of comparison considered significant in determining the subject's market value are the sale price per square foot and price per unit. In addition, a Gross Room Revenue Multiplier is derived for use as an additional measure of value for this approach.
The overall rate is also abstracted from the market data for use in the Income Approach.

A search of the subject's regional market area was conducted to find sales of generally comparable hotel facilities that have occurred in the recent past. A summary of the sales that were considered most relevant for this analysis are summarized on the following page.


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                        -------------------------------
                        REGIONAL SUMMARY OF HOTEL SALES
                        ===============================

==============================================================================================================
                                   Date of   Year    Building   Land   Land/Bldg   No of    Gross     Sale
No.       LOCATION                   Sale    Built     Area     Area     Ratio     Units   Area/Rm.   Price
==============================================================================================================
1   Comfort Inn                     May-95   1990     30,740    76,405   2.49:1      58      530    $2,800,000
    13207 NE 20th Avenue                               Est.
    Vancouver, WA


2   Comfort Inn                     Jun-96   1992     34,000    66,646   1.96:1      64      531    $2,600,000
    8855 SW Citizens Drive
    Wilsonville, OR

3   Ramada Inn                      Oct-94   1978     68,410    16,200   0.24:1     120      570    $8,400,000
    2200 Fifth Avenue
    Seattle, WA

4   Days Inn                        Feb-95   1985     23,175    26,574   1.15:1      45      515    $2,150,000
    1332 Broadway
    Placerville CA

5   Ramada Inn                      Sep-95   1971     60,520   163,785   2.57:1     135      448    $6,054,400
    300 W. Palmdale Bl.
    Palmdale CA

=============================================================================================
                                   Price/   Price/                   Comments
No.       LOCATION                 Sq. Ft.   Unit
=============================================================================================
1   Comfort Inn                     $91.09  $48,276   Occupancy reported at 70 percent ADR @
    13207 NE 20th Avenue                              $46.00. No food and beverage
    Vancouver, WA                                     One meeting room, spa, pool, excercise

2   Comfort Inn                     $76.47  $40,625   Two-story wood frame motel located in
    8855 SW Citizens Drive                            suburban location.
    Wilsonville OR

3   Ramada Inn                     $122.79  $70,000   Four-story wood frame & stucco downtown
    2200 Fifth Avenue                                 location. Renovated prior to sale. $70
    Seattle, WA                                       ADR estimate.

4   Days Inn                        $92.77  $47,778   Located at the east side of the city of
    1332 Broadway                                     Placerville a "gold country" destination
    Placerville CA                                    city.

5   Ramada Inn                     $100.04  $44,847   Sales price indicated is doubled since
    300 W. Palmdale Bl.                               actual sales price was for a 50%
    Palmdale CA                                       interest.  4 story concrete block Located
                                                      near new development.


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                                    Sales Map

                                [GRAPHIC OMITTED]

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                             COMPARABLE SALE NO. 1

                               [GRAPHIC OMITTED]



ADDRESS:                Comfort Inn                 GRANTOR:   Ray Patel, et al.
                        13207 NE 20th Avenue        GRANTEE:   Shree Ram LLC
                        Vancouver, WA
DESCRIPTION:            Two-story wood frame        DOCUMENT #:      Na
                        and stucco limited service  MARKET TIME:     Na
                        hotel                       NUMBER OF UNITS: 58
YEAR BUILT:             1990                        SALE PRICE:     $2,800,000
LOT SIZE:               76,405 S.F.                 SALE DATE:      June 5, 1995
CONDITION:              Average/Good                TERMS: $350,000 down
QUALITY:                Average                            seller wrapped exist-
                                                           ing $1.45M 1st TD
                                                           with, due in 10 years

BUILDING AREA:          30,740 S.F.                 GROSS INCOME:       $685,540
LAND:BLDG RATIO:        2.49:1                      NET INCOME:         $288,000
PRICE/S.F.:             $91.09                      OVERALL RATE        10.29%
PRICE/UNIT:             $48,276                     GRM:                4.08
FF&E:     $140,000

COMMENTS: This property is located at the Vancouver Mall north of Portland Airport in a newly developing area. It is a newer property in good condition but round about access. 1994 ADR reported at $46.00 and Occupancy at 70%.


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                              COMPARABLE SALE NO. 2

                                [GRAPHIC OMITTED]



ADDRESS:                Comfort Inn                 GRANTOR:  Mahalaxmi Inc.
                        8855 SW Citizens Drive      GRANTEE:  Ganesh Enterprises
                        Wilsonville, OR
DESCRIPTION:            Two-story wood              DOCUMENT #:  9603044444
                        frame limited service       MARKET TIME: Na
                        hotel
NUMBER OF UNITS:        64
YEAR BUILT:             1992                        SALE PRICE:   $2,600,000
LOT SIZE:               66,646 S.F.                 SALE DATE:    June 19, 1996
CONDITION:              Average/Good                TERMS:    $800,000 down
QUALITY:                Average                               $1,8M 1st Td
                                                              Commercial Bank
BUILDING AREA:          34,000 S.F.                 GROSS INCOME:   $804,825
LAND:BLDG. RATIO:       1.96:1                      NET INCOME:     $310,628
PRICE/S.F.:             $76.47                      OVERALL RATE       11.95%
PRICE/UNIT:             $40,625                     GRM:                3.23
FF&E:                   $160,000 Est.

COMMENTS: This suburban property is located near Highway 5 and is a newer property with good exposure but less than direct access.


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                              COMPARABLE SALE NO. 3

                                [GRAPHIC OMITTED]


ADDRESS:                Ramada Inn                 GRANTOR: 2200 Fifth Ave. Ltd.
                        2200 5th Avenue            GRANTEE:  Devin Corporation
                        Seattle, WA
DESCRIPTION:            Four-story over parking    DOCUMENT #:      9410280992
                        frame and stucco hotel     MARKET TIME:     6 months
                        with restaurant/lounge     UMBER OF UNITS:  120
YEAR BUILT:             1978                       SALE PRICE:  $8,400,000
LOT SIZE:               16,200 S.F.                SALE DATE:   October 28, 1994
CONDITION:              Average                    TERMS:    $3,000,000 down
QUALITY:                Average                              $5,400,000 1st Td
                                                             Seafirst Bank
BUILDING AREA:          68,410 S.F.                GROSS INCOME:   Na
LAND:BLDG RATIO:        0.24:1                     NET INCOME:     Na
PRICE/S.F.:             $122.79                    OVERALL RATE    Na
PRICE/UNIT:             $70,000                    GRM:            Na

COMMENTS: This property is located on Fifth Avenue in the Denny Grade area of downtown Seattle. It was renovated prior to the sale with new lobby, HVAC and FF&E. Property leases additional parking nearby. Seller leased back property for 10 years, terms unknown. Central city location, average appeal.


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                              COMPARABLE SALE NO. 4

                                [GRAPHIC OMITTED]


ADDRESS:                Days Inn            GRANTOR: Sunrise Commercial Inc.
                        1332 Broadway       GRANTEE: Hiren & Sundip Partnership
                        Placerville, CA
DESCRIPTION:            Two-story wood      DOCUMENT #:   95-5692
                        frame motel         MARKET TIME:  12 month
NUMBER OF UNITS:        45
YEAR BUILT:             1985                SALE PRICE:   $2,150,000
LOT SIZE:               26,571 S.F.         SALE DATE:    Feb. 07, 1995
CONDITION:              Good                TERMS:   $189,000 down; $1.7 mm 1st
                                                     at market, seller carry
                                                     $260,000
QUALITY:                Average
BUILDING AREA:          19,100 S.F.         GROSS INCOME:   $788,400
LAND:BLDG RATIO:        1.39:1              NET INCOME:     $201,042
PRICE/S.F.:             $112.57             OVERALL RATE        9.98%
PRICE/UNIT:             $47,778             GRM:                2.73

COMMENTS: This property is located on the east side of the Town of Placerville. The motel is sited in a rustic area along Broadway which is a major city arterial. Highway 50 runs parallel with Broadway and the motel is easily accessible from the freeway exit. The actual ADR is $48.



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                              COMPARABLE SALE NO. 5

                                [GRAPHIC OMITTED]

ADDRESS:                Ramada Inn                  GRANTOR: California Tennessee Inv.
                        300 West Palmdale Blvd.     GRANTEE: Charles & Sandy Cha Corp.
                        Palmdale, CA
DESCRIPTION:            Four Story concrete block   DOCUMENT #:     1578626
                        motel with restaurant       MARKET TIME:   12 month
                        and conference facilities
NUMBER OF UNITS:        135
YEAR BUILT:             1971                        SALE PRICE:   $6,054,400
LOT SIZE:               163,785 S.F.                SALE DATE:    Sep. 28, 1995
CONDITION:              Average                     TERMS:   Seller carry 1st
QUALITY:                Average
BUILDING AREA:          60,520 S.F.                 GROSS INCOME:   Na
LAND:BLDG RATIO:        2.57:1                      NET INCOME:     Na
PRICE/S.F.:             $100.04                     OVERALL RATE    Na
PRICE/UNIT:             $44,847                     GRM:            Na

COMMENTS: This sale was a 1/2 interest and the sales price has been doubled to indicate a full value transfer. This area of Palmdale is on the west side of the Antelope Valley Freeway near the Antelope Valley Mall and new development such as a Best Buy and a new Target store. The location has good exposure from the Antelope Valley Freeway.


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DIRECT COMPARISON APPROACH (Continued)

To compare the relevant sales to the subject property, consideration has been given to such factors as financing, market conditions, conditions of sale and physical and economic characteristics such as location, quality of the improvements, age and condition of the improvements, overall size and property operation levels.

Property Rights Conveyed

This adjustment considers the differences in legal status (interest) between the subject property and the comparable sales. Specific interests convey different types of rights in a property that affect value. Property rights can be defined as fee simple, leased fee and leasehold interests. All the sales used were fee simple estates and no property rights adjustments are necessary.

Financing Adjustment

Typical income producing property sales transactions involve some combination of mortgage financing and cash (or equity) transfer. Knowledgeable investors are aware that the use of mortgage financing will have an effect on the yield to equity funds. The careful structuring of the mortgage and equity components of a transaction may produce higher returns to the equity position than the overall return to the property (positive leverage). This process can work in the opposite direction when the rate paid for mortgage funds exceeds the overall rate produced by the property (negative leverage). When the terms of the sale are atypical, the result may be a price that is higher or lower than that of a normal market transaction. In this analysis, it is assumed that the subject is expected to sell for cash or with the prevalent institutional financing terms available.

The comparable sales have been reviewed in reference to their financing and typically involved normal or large down payments with the balance typically financed by the seller or major lending institutions at prevailing long term rates. No secondary financing was of any particular advantage and was not considered to affect the sale prices. Based on an analysis of the financing terms of the comparable sales, no adjustments were required and the sales are all cash equivalent.

Conditions of Sale

The comparables were reviewed for their conditions of sale surrounding the transactions. Sale 5 was a market transaction, but for only a 50% interest in the property. After consideration of the price paid and the quality of the motel purchased as well as verification of the sale, we concluded that it is reasonable to simply double the price paid for a full value 100% interest. No discount for minority interest was necessary because of the above stated reasons. None of the other sales required any conditions of sale adjustments since the sales prices were all based on market value with no unusual conditions surrounding the transactions.


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DIRECT COMPARISON APPROACH (Continued)

Market Conditions

The next adjustment to the comparables is to determine any change in value associated with the passage of time. Due to changes in market conditions between the date of sale and the date of valuation, an adjustment must be made to compare the comparable sale to the subject. Changes in the market conditions often result from various causes such as inflation, deflation, changing demand or supply and changes in the general economy. It is noted that the adjustment is not for the passage of time itself, but for the changes in market conditions that have occurred over the time period in question. The best indication of value change over time is the sale and resale of the same property. The sales used occurred between late 1994 and mid 1996, under similar market conditions as exist for the subject valuation. No market conditions adjustments are warranted.

Locational, Quality, Age and Condition and General Adjustments

The sales used indicate a range between $76.47 to $122.79 per square foot. They range between $40,625 to $70,000 per unit. The sales occurred between October 1994 and June 1996 and are the best available sales comparables for use in comparison to the subject property due to their generally similar physical and economic characteristics.

It is noted here that we reviewed several motel/hotel sales in the local market area which occurred in the past two years and found most to have sold at prices below the low end of the above range. Many of those properties are locally oriented, poorly performing properties which did not represent viable investment alternatives to the subject and thus they were not included in our analysis. We had to broaden our search to a regional market since we considered the subject property to have a regional investment and market appeal. While the sales used are not direct comparables to the subject property, generally being in urban locations and larger market areas, they are the best indicators of the subject's value due to its economic and market characteristics which are more similar to the sales used than to local sales, and due to its regional identity as part of the regional chain with a good reputation and an established guest following.

Since the validity test for all adjustments in the sales comparison approach is what the market reaction to differences will be, we conclude that the market's reaction to one property over another is ultimately reflected in its stabilized operating performance. Market preferences for dozens of amenities and characteristics including neighborhood/location, pool/spa's, exercise rooms, restaurants, shuttle services, continental breakfasts, free movie channels etc. are all expressed in the economic productivity of the going concern. The better the amenity mix the more the property generates. Conversely, if the operations and facilities fail to meet local standards and customer preferences, this will be reflected in a lower economic performance.


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DIRECT COMPARISON APPROACH (Continued)

Therefore, individual adjustments for property characteristics are not even attempted here. Developing statistical correlation to determine the relative contribution to total property value of various amenities or locational characteristics would become absurdly complex. Instead we focus on the range of values indicated on a per unit basis and on the value indicators that indicate economic productivity and return potential. These are the gross revenue multiplier (GRM) and the overall capitalization rate (OAR).

Gross Revenue Multipliers

We were careful to select our primary comparable sales from within the general region of the subject property where similar economies and social factors impact value. However when we attempted to verify income and operating expense information for the sales referenced herein we were only able to confirm data for two of the six sales profiled here. This is simply too small a sampling to develop reliable GRM and OAR indicators for estimating values through the Sales Comparison Approach. Therefore we have summarized these sales together with four other supplementary sales for which income/expense data and GRM/OAR indicators could be extracted and verified. These sales are summarized on the table on the previous page.

These sales represent a broader cross-section of hotel properties encompassing limited and full service properties, and include some middle and upper tier market operations. The GRM value indicators for the subject property are best indicated by an overall assessment of the range from all the six supplemental sales. We believe that the subject should be in the lower end to middle of the range, between 3.4 and 3.6 times gross income. We have estimated a GRM of 3.5 as applicable to the subject property which indicates a value of:

                     $1,202,451 GRM x 3.5 =       $4,208,579

                     Rounded                      $4,210,000

Value Per Unit

Recognizing that these indicators yield somewhat divergent values, we must point out that without a highly detailed, multi-factorial quantitative adjustment process, the sales comparison approach is going to yield the most divergent array of value indicators of the three approaches. Attempting to apply "reasonable" adjustments injects so much subjectivity into the analyses that we conclude the principal benefits of the direct sales comparison approach are diagnostic rather than projective. They may reveal operating, economic and functional anomalies of the subject property but in the end prove marginal at actually predicting value.


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                            ------------------------
                            SUPPLEMENTAL HOTEL SALES
                            ------------------------

===================================================================================================================================
                              Date of   Year  Building    No of   Gross                   Sale        Price/    Price/
No.    LOCATION               Sale      Built   Area      Units   Revenue      NOI        Price       Sq. Ft.   Unit     GRM   OAR
===================================================================================================================================
1     Comfort Inn             May-95    1990   30,740      58     $685,540   $288,000   $2,800,000    $91.09   $48,276  4.08  10.29%
      13207 NE 20th Avenue
      Vancouver, WA

2     Capital Inn/Days Inn    Jan-95    1990   29,949      81     $778,745   $373,765   $3,320,000   $110.86   $40,988  4.26  11.26%
      120 College Street
      Lacey WA

3     Quality Inn             Oct-95  1977/86  29,200      73     $685,200   $293,760   $2,625,000    $89.90   $35,959  3.83  11.19%
      1545 NE Burnside
      Gresham, OR

4     Embassy Suites          Feb-95    1988   71,664     102   $1,900,000   $690,400   $8,000,000   $111.63   $78,431  4.21   8.63%
      706 S. Milton Road
      Flagstaff, AZ

5     Ameritel Inn            Jun-96    1991   48,966      94   $1,652,218   $823,838   $6,110,000   $124.78   $65,000  3.70  13.48%
      Confidential

6     Bellevue Hilton         Aug-95    1979  122,369     180   $3,945,000 $1,107,000  $12,300,000   $100.52   $68,333  3.12    9.0%
      100 112th Street NE
      Bellevue WA


                     Mean:                                                                           $104.79   $56,165  3.87  10.64%


   Unadjusted Ranges:      $89.90   to    $124.78 /Sq.Ft.
                          $35,959   to    $78,431 /Unit
                             3.12   to        426 GRM
                            8.63%   to     13.48% OAR


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DIRECT COMPARISON APPROACH (Continued)

The primary sales comparables most similar to the subject in size, type of operation and appeal are Sales Nos. 1, 4 and 5. These sales suggest values in the high 40,000's per unit. Given the stable and profitable operating performance of the subject property we conclude that the subject, value per room is between $47,000 and $48,000. We conclude on a value of $47,500 per room or:

                    80 Units @ $48,000 per Unit = $3,840,000

                              Conclude @ $3,850,000

Correlation of Value

The two units of comparison applied indicate a range of value for the subject property between $3,850,000 and $4,210,000. We have selected a value indication at the middle of the two indications, as follows:

                        Conclude          $4,000,000
                                          ==========


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                                 INCOME APPROACH

The Income Approach is premised upon the principle of anticipation which holds that value is determined by the present worth of the anticipated future benefits. These benefits in the case of an income producing property are the net cash flows, the reversion at the end of the holding period, and the inherent tax benefits afforded an owner of income property.

In this approach, the value is estimated by the capitalization of the expected future net income. Capitalization is the process of converting an income stream into a single capital value. This is the amount that a prudent, typical informed purchaser would pay as of the valuation date for the right to receive the forecast net income over the specific period.

In order to make relatively accurate income and expense projections for the subject property, we have relied on the subject's actual operating history for the past three years, plus the trailing 12 months ended August 1996. We also relied on market conditions, lodging industry reports and our survey of lodging competition in the subject's area. We also analyzed local industry trends from Star Reports as prepared by Smith Travel Research.

As a part of our analysis to develop the potential gross income of the subject, the appraiser has conducted a survey of hotel facilities considered to be competitive with the subject property. The survey focused on hotels which are considered to be primary competition to the subject. These hotels are summarized on the following page.


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                          SUMMARY OF COMPETITIVE HOTELS

                          NO OF   RACK
NO.  LOCATION             ROOMS   RATE               COMMENTS

1.   Yosemite Gateway     118     $50-74 Single      Pools, meeting rooms, wet
     Best Western                 $56-88 Double      bar, sauna, spa, exercise
     40530 Hwy. 41                $120 Two Bedroom   room lounge, cable TV.
     Oakhurst                     +$10 Kitchen

2.   Holiday Inn          42      $39-79 Single      Hotel is immediately
     Express                      $69-95 Double      adjacent the Shilo Inn
     40662 Hwy. 41                                   to the north. Has pool,
     Oakhurst                                        spa, one room with
                                                     spa, cable TV.

3.   Comfort Inn          114     $55-80 Single      8 Two Bedroom Units
     40489 Hwy. 41                $95-115 Double     for up to 6 people. most
     Oakhurst                     $115 Two Bedroom   rooms with refrigerators,
                                  +$10 Kitchen       pool, spa, cable TV.

4.   Ramada Limited       70      $45-55 Single      Meeting rooms, some
     48800 Royal Oaks             $75-60 Double      refrigerators, wet bars,
     at Hwy. 41                   $105               spa, pool, whirlpool,
     Oakhurst                     +$10 Kitchen       cable TV.

*    Subject-Shilo Inn    80      $ 75-97 Queen      All rooms have
     40644 Highway 41             $ 75-97 King       mini-refrigerators,
     Oakhurst, CA                 +10 Premium Rm     wet bar, microwaves, cable
                                                     TV,  pool, spa, sauna,
                                                     steam room, exercise room.


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                             Competitive Hotels Map

                               [GRAPHIC OMITTED]

                                    Oakhurst


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                             COMPETITIVE HOTEL NO. 1
                             -----------------------


                               [GRAPHIC OMITTED]



                             COMPETITIVE HOTEL NO. 2
                             -----------------------


                                [GRAPHIC OMITTED]


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                             COMPETITIVE HOTEL NO. 3
                             -----------------------


                                [GRAPHIC OMITTED]



                             COMPETITIVE HOTEL NO. 4
                             -----------------------


                                [GRAPHIC OMITTED]


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INCOME APPROACH (Continued)

The directly competitive lodging market includes the Shilo Inn and four other lodging facilities as shown on the previous summary page. These five hotels provide 424 (83%) of the 510 guest rooms in the community of Oakhurst. These five properties are located on Highway 41 and cater primarily to the tourist traveler going to Yosemite National Park via the south entrance. Other local motels are not considered direct competition. These properties have minimal rooms, no franchise or name recognition, and, except for the Oakhurst Lodge, have a location off Highway 41 and or Highway 49. Oakhurst Lodge is not rated by the Automobile Club and is in significantly inferior condition that the directly competitive lodging facilities.

The Best Western Gateway Inn is a 118-room motel which opened in 1984 with 42 rooms, expanded in 1988 to 92 rooms and 118 rooms by 1990. This property is the largest in Oakhurst and is in good condition. It is located two sites south of the subject. The property leases a restaurant pad to the Viewpoint Restaurant which can seat approximately 100 people. The Viewpoint Restaurant is the largest food and beverage facility in Oakhurst and captures a significant amount of outside food and beverage demand from local organizations. The motel has a swimming pool, Jacuzzi, and uses the Best Western reservation system. Like the subject, it is located on the west side of Highway 41 where the views of local mountains are better and at an elevation which captures the most sun throughout the day.

A 70 room Ramada Limited Hotel is located on Royal Oaks Drive on the east side of Highway 41 in a low valley with little to no views and minimal sunshine as compared to the Shilo, Best Western, Holiday Inn and Comfort Inn. This Ramada opened in 1992 and its lower rates reflect its lesser location. The 42 room Holiday Inn Express located immediately north of the Shilo Inn opened in 1990 and is a limited-amenity facility emphasizing lower rates. It benefits from its location next to the Shilo Inn as well as the Ol' Kettle Restaurant which is between the Holiday Inn and the Shilo Inn. The 114 room Comfort Inn is on the east side of Highway 41, but not at a significant lower elevation so it benefits the site with sun exposure and mountain views. There are many restaurants near this motel.

Conclusions

Data compiled by Smith Travel Research, Inc. clearly reveals an industry besieged by strong competition, declining average occupancy, declining aggregated room demand, and declining revenue and ADR. The trends in the late 1980s and early 1990s were strong and encouraged an over-supply of rooms which is currently the case in the community of Oakhurst. Recently, however, tourism is increasing throughout the state and Yosemite is consistently the most popular national park by far. Memories of civil unrest in Los Angeles are fading and the film and motion picture industry continues to glamorize the West Coast bringing it to the attention of travelers world-wide. Locally and regionally the trends appear to be lagging the national trends by at least a year, suggesting that 1996 should be a transitional year in the Oakhurst area. Early National Park data suggests that 1996/1997 should be a stronger year all around for the lodging industry than the years 1995/1996.


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
====================================================================================================================================
------------------------                             SHILO INN
# of Rooms            80                             40644 highway 41
------------------------                             Oakhurst, CA
-------------------------------          ---------------------------------------
Building Area         52,467 sf          RECONSTRUCTED HISTORICAL OPERATING DATA
------------------------------------------------------------------------------------------------------------------------------------
====================================================================================================================================

                                            1993                          1994                            1995
====================================================================================================================================
Occupancy Rate                             56.00%                        48.00%                          53.00%
Average Room Rate                          $79.76                        $80.49                          $74.42
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                                            % Total Per Room               % Total  Per Room              % Total   Per Room
                                                    ------- --------               -------  --------              -------   --------
Room Rentals                            $1,294,673   96.4%  $ 16,183  $1,108,674    96.3%   $ 13,858  $1,144,131   95.8%    $ 14,302
 Restaurant                                      0    0.0%  $      0           0     0.0%   $      0           0    0.0%    $      0
 Telephone                                  22,691    1.7%  $    284      23,302     2.0%   $    291      25,412    2.1%    $    318
 Other Income                               25,808    1.9%  $    323      19,160     1.7%   $    240      25,062    2.1%    $    313
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                           $1,343,172  100.0%  $ 16,790  $1,151,136   100.0%   $ 14,389  $1,194,605  100.0%    $ 14,933

EXPENSES
 Departmental Expenses
 Rooms Department                          261,365   19.5%  $  3,267     253,629    22.0%   $  3,170     257,666   21.6%    $  3,221
 Food & Beverage                            32,531    2.4%  $    407      25,063     2.2%   $    313      30.578    2.6%    $    382
 Telephone                                  16,543    1.2%  $    207      16,717     1.5%   $    209      14.518    1.2%    $    181

Undistributed Operating Expenses
 Administrative & General                   52,380    3.9%  $    655      59,820     5.2%   $    748      59,655    5.0%    $    746
 Management                                 67,159    5.0%  $    839      57,557     5.O%   $    719      59,730    5.0%    $    747
 Marketing                                  34,610    2.6%  $    433      49,661     4.3%   $    621      43,254    3.6%    $    541
 Utilities                                 104,763    7.8%  $  1,310      97,517     8.5%   $  1,219      93,756    7.8%    $  1,172
 Property Operations & Maintenance          44,177    3.3%  $    552      59,066     5.1%   $    738      54,999    4.6%    $    687
 Capital Improvements                       13,252    1.0%  $    166      17,996     1.6%   $    225      24,597    2.1%    $    307
 Miscellaneous                               1,493    0.1%  $     19       1,783     0.2%   $     22       1,777    0.1%    $     22

Fixed Charges
 Property Tax & License                     38,437    2.9%  $    480      38,185     3.3%   $    477      37,778    3.2%    $    472
 Insurance                                   7,919   0.6O%  $     99       8,033     0.7%   $    100      10,421    0.9%    $    130

------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          $  674,629   50.2%  $  8,433  $  685,027    59.5%   $  8,563  $  688,729   57.7%    $  8,609
NET OPERATING INCOME                    $  668,543   49.8%  $  8,357  $  466,109    40.5%   $  5,826  $  505,876   42.3%    $  6,323
====================================================================================================================================

================================================================================
                                      Trailing 12
                                      Months 8/96
================================================================================
Occupancy Rate                        51.O0%
Average Room Rate                     $76.11
--------------------------------------------------------------------------------
REVENUES                                       % TOTAL    PER ROOM
                                               -------    --------
Room Rentals                       $1,124,602   95.80%    $14,058
 Restaurant                        $        0     0.0%    $     0
 Telephone                             21,842     1.9%    $   273
 Other Income                          27,113     2.3%    $   339
 Total Revenue                     $1,173,557   100.0%    $14,669

EXPENSES
 Departmental Expenses
 Rooms Department                     259,989    22.2%    $ 3,250
 Food &Beverage                        26,961     2.3%    $   337
 Telephone                             17,231     1.5%    $   215

Undistributed Operating Expenses
 Administrative & General              55,455     4.7%    $   693
 Management                            58,678     5.0%    $   733
 Marketing                             27,884     2.4%    $   349
 Utilities                             91,462     7.8%    $ 1,143
 Property Operations & Maintenance     44,286     3.8%    $   554
 Capital Improvements                  24,377     2.1%    $   305
 Miscellaneous                          1,591     0.1%    $    20

Fixed Charges
 Property Tax & License                35,187     3.0%    $   440
 Insurance                             11,042     0.9%    $   138
 ----------------------------------------------------------------
 Total Expenses                    $  654,143    55.7%    $ 8,177
 NET OPERATING INCOME              $  519,414    44.3%    $ 6,493


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INCOME APPROACH (Continued)

Occupancy and Room Revenue Estimates

The subject's reconstructed historical operating summary, as provided by the Shilo Inn, is located on the previous page. Occupancy changed from 56 percent in 1993 to 48 percent in 1994, to 53 percent in 1995 and is 51 percent for the trailing 12 months. The figures for 1994 and 1995 reflect the bottom of the California recession and as can be seen occupancy is up in 1996 and is expected to stabilize in the low 50 percent range. The average daily room rate has decreased from $79.76 in 1993 to $76.11 in 1996. We expect the subject property to maintain its operation within this range of the market for the foreseeable future.

The Smith Travel Research report located in the addenda indicates that occupancy market wide was 61.2 percent in 1993, 58.0 percent in 1994, 56.3 percent in 1995 and is achieving 58.5 percent in the first nine months of 1996. The average daily rates have increased from $59.17 in 1993 to $65.06 in 1996. These figures reflect support for the subject's operations.

Based on our analysis of the competitive market area and the subject's operations, it is our opinion that the subject will achieve an average occupancy rate of 52 percent in 1997 and for the duration of our analysis. An average daily rate of $76.00 for year one, projected to increase at an annual rate of 3 percent per year.

Other Revenues

Other revenues include telephone income, estimated at 2.0 percent of room revenues and miscellaneous other income from vending machines and similar items, which is estimated at 2.2 percent of room revenues. The subject's history is the best indicator of these revenue.

EXPENSE ANALYSIS

In addition to the subject's actual historical operating data, previously presented, we have reviewed expense data as reported in Trends by PKF Consulting, and Star Travel Research which are both located in the addenda.

Departmental Expenses

Rooms

Room expenses include salaries, wages, payroll taxes and fringe benefits for front desk staff and housekeeping personnel; general hotel expenses (excluding franchise fees); guest room supplies; cleaning supplies; laundry, linen; reservations/booking expenses; travel agent commissions; and numerous other small expense categories. PKF industry standards indicate a range from $3,166 to $3,950 per room. Star Research reports rooms department expenses to range from $3,208 to $4,432. The subject's reconstructed historical data indicates a range from $3,170 to $3,267 per room. The subject is operating at stable and consistent levels which are below industry averages. We have projected $3,250 per room for departmental room expense which is near the subject's actual historical performance. We believe that a typical buyer for the subject property would a similar chain operation or even larger organization that can achieve the same efficiencies that the current operations have demonstrated.


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INCOME APPROACH (Continued)

Telephone

Telephone expenses include monthly service charges, local and long distance charges billed by the phone company. The subject property utilizes a discount rate long distance provider which bills in six second increments, and offers discounted long distance rates. Although the ratio of phone revenues to expenses are in line with the industry standard at about 2:1, these operations comprise a small percentage of revenue. We have utilized an expense ratio of 75 percent of telephone revenues based on historical data.

UNDISTRIBUTED OPERATING EXPENSES

These expenses reflect the expenses and fixed overhead items which are not attributable to any specific activity or profit center but are required to maintain the going concern operation. These include Administrative and General Expenses; Franchise Fees; Marketing and Guest Entertainment costs; Property Operation and Maintenance Costs; Energy / Utility Costs and miscellaneous other unallocated departmental costs.

Administrative and General

These expense items include: administrative staff salary/wages, payroll taxes and benefits; bookkeeping and accounting; vehicle expenses; credit card commissions; office supplies; printed materials; postage; professional and legal fees; contract security; and owner/manager travel expenses, and bad debt write-offs. PKF reveals that industry standards for administrative and general expenses in the two property categories we compared the subject to ranged from 7.8% to 9.0%. Smith Travel indicates this expense to range from 9.1% to 9.4% for the subject's categories. The subject expended between 3.9% and 5.2% for G&A over the past four years. We conclude that the most subject's actual experience, with some consideration to industry averages, is the best indicator of this expense and have selected 5.0% for our projections.

Management Fees

The subject property is owner operated and the primary compensation paid to the owner managers comes in the form of profit distributions. A portion of the executive management compensation is also accounted for in Administrative salary/wages which are also somewhat below industry averages by several measures. A typical market derived management fee for an operation such as the subject should run at least 3.0%-5.0% according to most reliable sources. PKF industry standards indicate a range for management of 2.8% to 3.1%. Smith Travel indicates 2.8% to 3.8% for management expense in the subject's categories. The subject has a 5 percent internal accounting management fee. We have utilized a management fee of 5.0 percent for our projections which is above industry standards.


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INCOME APPROACH (Continued)

Franchise and Marketing Expense

Franchise and marketing expense includes charges for regional or national chain affiliations or franchise, expenses for advertising, promotional literature and activities. Historically the subject has expended between 2.4% to 4.3% for advertising and there is no franchise fee since the subject is company owned. PKF industry standards indicate advertising expense to range from 3.7% to 3.9% and franchise fees to range from 0.9% to 1.9%. Smith Travel indicates 3.7% to 6.6% for advertising and 1.7% to 3.5% for franchise fees. Despite the current level of the subject's expenditures, we used the industry standards for our projections, since we look at typical owner requirements rather than Shilo's actual corporate profile. We have utilized a rate of 3.0% for franchise and 5.0% for marketing, for a total of 8%, based on our estimate of the appropriate costs for the subject property to continue to perform at current levels.

Energy / Utility Costs

Expenses in the Energy/Utility category are highly consistent over the previous four years of operation. We note that the Pacific Northwest has the lowest energy costs of any region of the US because of the relative abundance of hydroelectric power. The subject has expended between 7.8 to 8.5 percent in utility expenses in the past four years. PKF industry standards indicate a range from 3.9 to 5.0 percent and Smith Travel indicates a range from 4.8% to 6.3%. We have utilized 8.0 percent for our analysis based on the subject's historical data.

Property Operations and Maintenance

This category includes automotive maintenance; Building expenses; computer equipment and software systems; Copy Machine/Fax machine maintenance; maintenance contracts; grounds maintenance; painting and decorating; swimming pool/spa maintenance contracts; TV repairs; tools and other miscellaneous expenses. The subject has historically spent between 3.3 and 5.1 percent for repairs and maintenance which includes some capital improvements expenses. PKF industry standards indicate a range from 4.5 to 6.2 percent and Smith Travel indicates 4.2% to 5.2% for this item. We have utilized a rate of 4.0 percent based on the subject's most recent historical data and industry standards.

FIXED CHARGES

Property Taxes

According to the county assessor, the subject's current property taxes are $36,182. Properties in California are reassessed to market value upon sale and we have projected the subject's future taxes at $42,900 in year one based on a tax rate of 1.1% of the appraised value. Taxes increase at 2 percent per year, the maximum allowed by state law.


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INCOME APPROACH (Continued)

Property Casualty Insurance

Insurance has been consistent during the last four years between 0.6 and 0.9 percent of total revenue which is slightly below the 1.0% to 1.2% level suggested by the industry standard data. A one year premium for fire and extended coverage and liability has been estimated at 1.0 percent. Industry averages are above the actual history of the subject but these are a general indicator overall, highly dependent on location and negotiations. In the final analysis we relied on the subject's history.

Replacement Reserves

The short-lived building components and equipment which require replacement and for which a reserve account should be set up consist of roof covering, floor covering, draperies, water heaters, air conditioning systems and other mechanical systems servicing the buildings and other capital expenditures. Since these expenses are bound to occur, we have accounted for this expense item as a percentage of total revenue. Some of the replacement items are included in normal maintenance, supplies and room expense items.

The International Society of Hospitality Consultants released a comprehensive study in 1995 which examined historical industry-wide CapEx expenditures for the 10 year period from 1983 through 1993. The study, funded by 16 high profile national and international hospitality management companies, lenders and hotel operators concluded that the historical convention of reserving only 2%-3% of gross revenues was inadequate for funding the actual capital outlays required to maintain a property in a typically competitive market. They concluded that capital expenditures for limited service properties averaged 3.7%.

They also noted that CapEx expenditures increased significantly as a hotel ages with a spike every 7 to 9 years when major renovations of guest rooms and public areas are required. They pointed out that properties in their survey data built before 1981 averaged CapEx outlays of 9.6% of annual gross revenue. What this clearly reveals is that historical reserves have been grossly underestimated and have caused financial distress for both financiers and operators of hotel properties. The bottom line of the study is that properties over 7 to 8 years old, and certainly those over 10 years old will require reserves of roughly 2.5 times to 3.0 times the traditionally accepted reserve allowance. For upper-tier, limited service properties and lower-tier, full service properties this will equate to a total CapEx reserves of 4%-5% at a minimum, depending on age, method of construction, historical occupancy/use levels and prior CapEx investment.

We have divided reserves charges into two categories: Furniture, Fixtures & Equipment and Improvement Reserves. The furniture, fixtures and equipment used in the operations of the subject property is charged at a rate of 3.0 percent of total revenue based on industry standards and our estimate of the useful life of the subject's FF&E. The improvements reserve for replacement expense is estimated at 2.0 percent of total revenue.


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INCOME APPROACH (Continued)

Capitalization Analysis

Direct Capitalization: This technique employs the use of an overall rate. This is an annual percentage rate that expresses the relationship between net operating income and the present worth of the property. The term overall rate reflects the fact that the rate incorporates capital appreciation or depreciation along with a return on net income. The overall rate must represent what informed, prudent and rational investors are requiring and obtaining for similar, competitive properties in the current market.

Overall Rate Derivation / Direct Capitalization: The first estimate of value we develop through the Income Approach is developed with the Direct Capitalization Technique, which utilizes the overall capitalization rate. This is an aggregated rate that expresses the relationship between a single year's stabilized net operating income, and the present worth of the property. The term overall capitalization rate, or simply, overall rate (OAR), indicates that the rate encompasses all market derived return requirements including capital appreciation or depreciation, a baseline return on net income, plus any risk related return premiums dictated by the market's perception of the risk elements attendant to ownership and operation. The overall rate should represent the income to value ratio that typically informed, economically motivated, prudent and rational investors would require and obtain, when investing in similar, competitive properties in the current market.

Ideally, the market transactions referenced in the overall rate derivation should be open market sales of regionally competitive hotel properties, with generally similar income streams and expense ratios. The summary contained in the Direct Comparison Approach indicates overall rates derived from only two of the primary market comparable sales. A Supplemental Summary of Hotel Sales has also been produced to show the overall rates indicated in a variety of other hotel sales in a broader survey of the Pacific and Inland Northwest.

The sale of the Bellevue Hilton, which sold in August 1995, indicated an overall rate of 9.00%. This was the lowest OAR and it could be regarded as anomalous, relative to the other market indicators and investors surveys compiled by us. We surmise that the price may have reflected substantial unrealized income potential or operating economies not superficially obvious from the reported data.

The balance of the supplemental sales suggested OAR's ranging from the low 10 to high 11 percent except for Supplemental Sale No. 5, the Ameritel Inn, which reported an OAR of 13.48% Although the price/unit appears to fall within the range of the other surveyed transactions, the OAR of Sale No. 5 appears well above the indicated range for a property of it's age, and apparent quality. We are, therefore, disinclined to emphasize the OAR of this sale as an indicator for the subject


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INCOME APPROACH (Continued)

Capitalization Analysis

National Investor Surveys compiled from a variety of respected industry sources provide additional insight into investor expectations and underwriting assumptions which may me relevant to the analysis of the subject. For reader convenience we have compiled a survey of the surveys which is presented on the following page. The Korpacz Real Estate Investor Survey, Third Quarter 1996, indicates the average free and clear equity overall rate for hotel properties is
12.75 percent, as compared to 12.53 percent for the previous quarter and 12.79 percent a year ago.

According to the First Quarter 1996, National Investor Survey conducted by CB Commercial, going in cap rates for Class A, Full Service Hotel properties ranged between 8.00% and 12.00% and average 10.30%. Class B, Limited Service Hotels ranged from 9.00% to 13.00% and averaged 11.30%. Our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to the First Half 1996, Hotel Investment Outlook prepared by Landauer Hospitality Services, going in cap rates for Class A, Full Service Hotel properties ranged between 7.00% and 13.00% and averaged 9.75%. Class B, Limited Service Hotels ranged from 10.00% to 14.00% and averaged 11.55%. Again, our classification of the subject as an upper tier Limited service, or lower tier full service hotel suggests an OAR in the low 11% range.

According to TransActions 1995 Recap, published by Hotel Motel Brokers of America the Mountain Pacific Region had an average overall rate of 12.7 percent for all hotels and ranged between 9.4 and 14.5 percent. These sales totaled 38 hotels with an average 66 units per hotel. They had an average occupancy of 55.2 % and an average daily rate of $42.68. which is lower than the subject's operating levels. Nationally the rates ranged from 9.1% to 14.8%, and averaged 11.80% for all HMBA transactions. We observe that HMBA member brokers were primarily involved in sales of individually owned properties and not the larger institutional, and multi-property transactions included in the survey results compiled by the national consulting firms. We think the HMBA transactions may represent a slightly lower grade of properties than the subject property.


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INCOME APPROACH (Continued)

Capitalization Analysis

PKF Consulting, one of the most respected names in the hospitality industry identifies OAR's ranging from 8.00% to 11.30% for Class A properties and an average of 10.88%. Class B properties range from 8.50% to 14.50%, averaging 11.76%. Their results are consistent with the other industry consultants cited.

OAR Conclusion / Indication of Value

In attempting to select an appropriate OAR for the direct capitalization value work up for the subject we have considered the following:

o The subject property is a middle tier, property defined by its franchise flag and has a high level and quality of operations and other guest amenities relative to its competitive market.

o The subject property is an 8 year old hotel and is well maintained and has good appeal.

o The current competitive position of the subject in its market area is fairly strong in its niche as new competition will likely be impeded by development costs and restrictive market conditions for new development.

Based on these factors, our Direct Sales Comparison Analyses and our survey of hospitality industry consultants, we conclude that the appropriate OAR for developing a value estimate for the subject property through the Direct Capitalization Technique is 10.50%. Dividing the projected stabilized Net Operating Income by the selected OAR yields an indication of fee simple value for the going concern operation, as of the current appraisal date in the amount of:

                                   $3,993,312
                                   ==========

Yield Capitalization / Discounted Cash Flow Analysis

A discounted cash flow analysis has been made on the premise that the value of the subject property is represented by the present worth of the anticipated future net income stream. The projected income stream is based on an analysis of the quality, as well as the quantity and duration, of the income expectancy. This income stream is discounted to present value using a discount factor and then added to the present worth of the property reversion. The property reversion is calculated by capitalizing the net income from the property into an indication of value using a capitalization rate extracted from the general market data of similar properties. This value is then discounted to present worth.


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INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

In this analysis, we utilize a ten-year discounted cash flow projection which represents the underwriting convention of the industry. Although we have not profiled specific survey results we note that the average holding period for hotel investments, according to at least two national consultants ranges from 6 to 10 years. One source referenced a 6.27 year average holding period in 1995 while the other referenced a 7.1 year average holding period. Ten to eleven years, the period covered in our analyses, probably represents the outer limits of what most investors reasonably anticipate as an investment holding period since profit taking (dispositions) and normal business cycles seem to occur in rolling five to seven year intervals.

Revenue and Expense Growth Rate

The survey results are self explanatory. We note that the emerging trend among analysts and underwriters is a very thin but widening margin between income and expense growth rates, with revenues leading. As this margin widens the positive impact on value indications becomes geometric, and we think unreliable. As of the date of this writing, one market watcher suggests that a rate differential of 12 to 15 basis points represents the current market thinking. We think such an assumption may be plausible during the early phases of an industry or national economic recovery when revenue gains do generally exceed expense growth rates by meaningful margins. Our perception is that strong industry performance during the last two plus years will breed new competition placing downward pressure on revenue growth. Nevertheless, industry vendors, subcontractors and county tax assessors, not wanting to miss out on the "good times" should continue with healthy price and assessment increases over the next couple years. We think it prudent, therefore, to project both revenue and expense growth at the same levels over the long haul. The survey results lead us to conclude on annual growth factors of 3.00% for both revenue and expenses.

Terminal Capitalization Rate

Our rate selection is based on the survey results previously presented and our perceptions of the subject property and its competitive position in the local market. The survey results suggest that terminal capitalization rates generally exceed the going in rates by 25 to 100 basis points. Utilizing moderate growth rate assumptions, CapEx reserves, and moderately conservative discount rates (to be discussed next) leads us to select a terminal cap rate 100 basis points above the going in rate, or 11.50%.


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INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Discount Rate Selection

The discount rate we utilized reflects the long term yield expectations of hotel market investors, relative to other alternative investment opportunities in the real estate markets available today. It also reflects current financial market conditions and the perceived risk, quality and duration of the income stream anticipated from each prospective investment. The yield rate used in the Discounted Cash Flow Analysis is anticipatory rather than historical in its reference point. The rate should consider all benefits and risks attendant to the ownership and operation of that particular class of income property, and may also anticipate tax considerations and leveraging issues that non-realty investments do not. The appropriate rate is that minimum rate that the individual, institutional or real estate investor considers a minimal acceptable return on investment over the particular projection period analyzed. It may be regarded as a hurdle rate, below which, the typical market investor would not find sufficient returns to justify the investment, given the risks and responsibilities attendant to that investment.

We have utilized two means of identifying an appropriate discount rate for the subject property analyses. These are:
o Survey of investors' acceptable yield rates
o Capital market returns analysis plus risk rate

The National Investor Surveys previously referenced summarize the return expectations of institutional and individual investors as they have been compiled by five of the hospitality industry's most familiar and respected consultants. Altogether they reveal a typical range of discount rates from 10.0% to 20.0% with a convergent grouping of averages and medians clustered between 14.00% and 15.00%.

Built up Yield Rates can provide another indication of investors' motivations and expectations regarding long term equity returns. These may be developed or "built up" from the bond markets and other long term capital markets. However, the quality and durability of a real estate income stream, and the marketability of real property is generally considered less reliable (predictable) than other capital market investments. Investors may purchase relatively risk free treasury funds and sell them almost immediately when he or she chooses. Investments in real estate require additional risk based yield premiums to compensate for their additional risks and illiquidity. Therefore, one simple technique for estimating the appropriate yield rate for real estate in general, and hotels specifically, is to explore the yield relationships between relatively "risk free" investments and real estate investments.


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INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

According to a market yield rate survey conducted by Real Estate Research Corporation, the difference in yield rates between real estate and other selected capital market investments over the last four quarters ranged from 2.4 percent to 5.6 percent. These differences may be regarded as market perceptions the additional risks and illiquidity premiums required of real estate investments in general. Comparing yield rates on investment grade real estate to hotel investments reveals an additional yield rate differential of 1.00% to 3.00% which investors require of management intensive real estate such as hotels. Hotels are actually much more than real estate operations. They are in fact going concern business operations which are real estate intensive. The additional management expertise and risks attendant to such enterprises dictates another level of yield compensation. The following table shows some recently published yields on bonds, which are an indication of long term investor's pre-tax "safe rate" equity yield requirements:

                          Yields on Selected Securities
================================================================================
     Period        Aaa Bonds   Baa Bonds       Treasury     Treasury Securities
                                              Securities        (Five Year)
                                             (Long Term)
--------------------------------------------------------------------------------
   March 1995        8.12%       8.70%          7.45%              7.05%
--------------------------------------------------------------------------------
 September 1995      7.32%       7.93%          6.55%              6.00%
--------------------------------------------------------------------------------
   April 1996        6.80%       7.47%          6.05%              5.36%
--------------------------------------------------------------------------------
     Average         7.41%       8.03%          6.68%              6.14%
================================================================================

Based on the stability of the revenues and potential marketability of the subject as discussed previously, the discount rate could be reflected as follows:

        "Risk Free" Capital Market Return Rate:                  8.00% +/-
        Real Estate Risk and Illiquidity Premium:                4.00% +/-
        Hotel-Going Concern Risk based premium:                  1.00% +/-
                                                                 ---------

        Total Return Expectation-Going Concern Hotels:          13.00% +/-

Based on the National Investor Surveys, the capital market risk based premium rationale, and the specific characteristics of the subject property previously enumerated we conclude the appropriate yield rate (IRR) to be utilized in the 10 year DCF is 13.00%.


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INCOME APPROACH (Continued)

Yield Capitalization / Discounted Cash Flow Analysis

Ru
Net Reversionary Value
The last component we must consider in the long term discounted DCF analysis is the net reversionary interest in the property. The yield analysis explicitly assumes full capital recovery at the end of the holding period, which is another way of saying the sale or disposition of the property. Calculating a net reversionary value is accomplished through a simple direct capitalization technique utilizing the projected Year 11 NOI, and an appropriate terminal capitalization rate. From the direct capitalization value indication we deduct estimated selling costs, which will include brokers commissions, title costs, legal costs and escrow fees. This net reversionary value is included in the Year 10 cash flow projections and is identified as the NOI + Reversion in the 10 Year DCF spreadsheet on the following page.

Discounting the projected operational cash flows plus net reversionary value in Year 10, by the appropriate yield rate produces an indication of Net Present Value (NPV) in the amount of:

                                   $3,915,932
                                   ==========

Correlation of Value Indications

The discounted cash flow schedule is located on the following page which contains the income, expenses, discounting, reversion and direct capitalization. We have given both indication equal weight overall. The indicated values and conclusion of value, of the Fee Simple estate, via the Income Approach are summarized below:


             Direct Capitalization - Fiscal 1997 Income - $3,993,312

                   Discounted Cash Flow Analysis - $3,915,932

                               Rounded $3,950,000
                                       ==========


                                                                              95
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James Ratkovich & Associates, Inc.

                                             SHILO INN
# of Rooms                     80            40644 Highway 41
Growth Rate:                 3.0%            Oakhurst CA
--------------------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------------
                             % Total      1        2          3            4            5          6             7
Fiscal Year (12/1 TO 11/30)  Revenue      1997     1998       1999         2000         2001       2002          2003
============================================================================================================================
Room Nights Available                      29,200      29,200      29,200       29,200      29,200      29,200       29,200
Number of Occupied Rooms                   15,184      15,184      15,184       15,184      15,184      15,184       15,184
Occupancy Rate:                            52.00%      52.00%      52.00%       52.00%      52.00%      52.00%       52.00%
Average Room Rate                          $76.00      $78.28      $80.63       $83.05      $85.54      $88.10       $90.75
----------------------------------------------------------------------------------------------------------------------------

REVENUES
 Room Rentals                 95.97%   $1,153,984  $1,188,604  $1,224,262   $1,260,989  $1,298,819  $1,337,784   $1,377,917
 Telephone                    2.00%        23,080      23,772      24,485       25,220      25,976      26,756       27,558
 Restaurant Revenue           0.00%             0           0           0            0           0           0            0
 Other Income                 2.20%        25,388      26,149      26,934       27,742      28,574      29,431       30,314
                             -----------------------------------------------------------------------------------------------
Total Revenue                100.0%    $1,202,451  $1,238,525  $1,275,681   $1,313,951  $1,353,370  $1,393,971   $1,435,790

EXPENSES
Departmental Expenses
 Rooms ($/room/year)         $3,250       260,000     267,800     275,834      284,109     292,632     301,411      310,454
 Telephone
  (% of Departmental Income)  75.0%        17,310      17,829      18,364       18,915      19,482      20,067       20,669
                             -----------------------------------------------------------------------------------------------
Total Departmental Expenses   23.1%      $277,310    $285,629    $294,198     $303,024    $312,115    $321,478     $331,122

Undistributed Operating Expenses
 Administrative & General      5.0%        60,123      61,926      63,784       65,698      67,668      69,699       71,789
 Management                    5.0%        60,123      61,926      63,784       65,698      67,668      69,699       71,789
 Furniture, Fixtures &
 Equipment Reserves            3.0%        36,074      37,156      38,270       39,419      40,601      41,819       43,074
 Franchise & Marketing         8.0%        96,196      99,082     102,054      105,116     108,270     111,518      114,863
 Utilities                     8.0%        96,196      99,082     102,054      105,116     108,270     111,518      114,863
 Property Operations &
  Maintenance                  4.0%        48,098      49,541      51,027       52,558      54,135      55,759       57,432
 Miscellaneous                 2.5%        30,061      30,963      31,892       32,849      33,834      34,849       35,895
                             -----------------------------------------------------------------------------------------------
Total Undistributed Expenses  35.5%      $426,870    $439,676    $452,867     $466,453    $480,446    $494,860     $509,705

Total Expenses Before Fixed
 Charges                      58.6%      $704,180    $725,305    $747,065     $769,476    $792,561    $816,338     $840,828
Income Before Fixed Charges   41.4%      $498,271    $513,219    $528,616     $544,475    $560,809    $577,633     $594,962

Fixed Charges
 Property Tax & License     3.6% 2.0%      42,900      43,758      44,633       45,526      46,436      47,365       48,312
 Insurance                    1.00%        12,025      12,385      12,757       13,140      13,534      13,940       14,358
 Buildings Reserve for
  Replacement                  2.0%        24,049      24,770      25,514       26,279      27,067      27,879       28,716
                             -----------------------------------------------------------------------------------------------
 Total Fixed Charges           6.6%       $78,974     $80,914     $82,904      $84,944     $87,037     $89,184      $91,386

NET OPERATING INCOME          34.9%      $419,298    $432,306    $445,712     $459,530    $473,771    $488,449     $503,576
Present Value of
 Income Stream                            371,060     338,559     308,901      281,838     257,144     234,611      214,050
  Discounted at              13.00%
Total Present Value of Income
 Stream                                            $2,542,177

REVERSION ANALYSIS

 Eleventh Year Income                    $564,505
 Reversion Capitalized @                   11.50%
 Reversion                             $4,908,741                                     DIRECT CAPITALIZATION
 Less Sales Expense                          5.0%                                     -------------------------------
 Net Reversion                          4,663,304                                     Net operating Income  $419,298
 Discount rate                             13.00%                                        (1997)
 Present Value of Reversion                          $1,373,755                       Overall Rate            10.50%
                                                     ----------                                             --------
TOTAL PRESENT VALUE                                  $3,915,932                       Indicated Value     $3,993,312

Concluded Value via Income Approach                  $3,950,000  $49,375 /Room
                                                     ==========

                              8           9               10        11
Fiscal Year (12/1 TO 11/30)   2004        2005            2006      2007
==============================================================================
Room Nights Available             29,200      29,200      29,200       29,200
Number of Occupied Rooms          15,184      15,184      15,184       15,184
Occupancy Rate:                   52.00%      52.00%      52.00%       52.00%
Average Room Rate                 $93.47      $96.27      $99.16      $102.14
-----------------------------------------------------------------------------

REVENUES
 Room Rentals                 $1,419,255  $1,461,832  $1,505,687   $1,550,858
 Telephone                        28,385      29,237      30,114       31,017
 Restaurant Revenue                    0           0           0            0
 Other Income                     31,224      32,160      33,125       34,119
                            -------------------------------------------------
Total Revenue                 $1,478,863  $1,523,229  $1,568,926   $1,615,994

EXPENSES
Departmental Expenses
 Rooms ($/room/year)             319,767     329,360     339,241      349,418
 Telephone
  (% of Departmental Income)      21,289      21,927      22,585       23,263
                            -------------------------------------------------
Total Departmental Expenses     $341,056    $351,288    $361,826     $372,681

Undistributed Operating Expenses
 Administrative & General         73,943      76,161      78,446       80,800
 Management                       73,943      76,161      78,446       80,800
 Furniture, Fixtures &
 Equipment Reserves               44,366      45,697      47,068       48,480
 Franchise & Marketing           118,309     121,858     125,514      129,280
 Utilities                       118,309     121,858     125,514      129,280
 Property Operations &
  Maintenance                     59,155      60,929      62,757       64,640
 Miscellaneous                    36,972      38,081      39,223       40,400
                            -------------------------------------------------
Total Undistributed Expenses    $524,997    $540,746    $556,969     $573,678

Total Expenses Before Fixed
 Charges                       $866,053    $892,034    $918,795     $946,359
Income Before Fixed Charges    $612,811    $631,195    $650,131     $669,635

Fixed Charges
 Property Tax & License          49,279      50,264      51,269       56,650
 Insurance                       14,789      15,232      15,689       16,160
 Buildings Reserve for
  Replacement                    29,577      30,465      31,379       32,320
                             -----------------------------------------------
 Total Fixed Charges            $93,645     $95,961     $98,337     $105,130

NET OPERATING INCOME           $519,166    $535,234    $551,794     $564,505
Present Value of
 Income Stream                  195,290     178,171     162,552

40644 Highway 41, Oakhurst, CA
------------------------------



                          RECONCILIATION AND CONCLUSION
                          -----------------------------

               Cost Approach                          $5,490,000
               Market Approach                        $4,000,000
               Income Approach                        $3,950,000

The approaches have various degrees of applicability depending on the circumstances. The Cost Approach is usually relied upon when the improvements are new, or nearly new and are fully utilized for their designed intent. The Income Approach indicates the amount at which a prudent investor would pay for the property. The Direct Comparison Approach reflects actual prices paid for similar properties reduced to a unit of comparison.

The variance between the approaches does not invalidate any of them and is expected since each approach reflects the differing attitudes and motivations of the various sectors of the real estate market.

In this analysis, the Cost Approach is given the least weight due to its limitations in being able to accurately reflect current market conditions, and going concern elements of value. These conditions are directly related to the income generating ability of the subject, which is best analyzed within the Income Approach. The Cost Approach may therefore represent the least reliable data source, and the method least likely to be referenced by the typical investor. However, it would be of interest to anyone exploring the feasibility of developing new facilities. Here their principal concern is whether functional properties can be acquired for less than their current replacement cost. If the answer were "yes", the decision to acquire rather than build should result.

The Sales Comparison Approach is based upon the principle of substitution. It is based on the premise that an informed investor will pay no more than the cost to acquire a similar, competitive property with the same utility as the subject. In this analysis, numerous sales of comparable properties were surveyed and analyzed and adjusted to compare to the subject. The strength of this approach is that it is the purest reflection of market intentions with regard to the subject. It's weakness is that it is the most difficult of all approaches to verify and quantify since appraisers rarely have access to complete financial and transactional records for sale comparables. Properly allocating value to real estate, FF&E and other business components and verifying the actual and projected operating revenues and expenses are several of the challenges appraisers face. Developing market supported quantitative and qualitative adjustment factors is also extremely problematic. Therefore, individual interpretations of reported sale data can be somewhat varied which tends to make value indications developed through this approach highly subjective. While data reliability can be rather poor in some instances, this approach is generally utilized by market participants for developing reasonable bracketing of value and key benchmark ratios which are utilized in the primary valuation approach, The Income Approach.


                                                                              97
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

40644 Highway 41, Oakhurst, CA
------------------------------



RECONCILIATION AND CONCLUSIONS (Continued)

The Income Approach is the primary approach utilized in estimating the value of the subject. It has the benefit of generally being the most reliable approach, since operating projections are developed from the detailed records of the owners. It also is the approach given the most weight by knowledgeable market.

Participants who base the bulk of their investment decision making on projected return analyses. Value estimates are developed through detailed economic data including occupancy levels and ADR's through application of direct capitalization rates and discount rates. Numerous well respected consultants and industry leaders perform research and publish data which aids the appraiser in formulating opinions of value. Clearly, the Income Approach is the most reliable and verifiable of the three approaches and is also the de facto standard utilized by all knowledgeable market participants. Therefore, the value conclusions presented herein place the greatest weight on the indications of value developed through the Income Approach.

Based on the foregoing analysis, the opinion has been formed by the appraisers that the market value of the subject hotel property, as a going concern with all furniture fixtures and equipment, subject to the limiting conditions included in this report, as of December 1, 1996, of the Fee Simple Estate, As Is, was:

                                   $3,950,000
                                   ==========

                      (Including Value of FF&E - $200,000)


                                                                              98
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

40644 Highway 41, Oakhurst, CA
------------------------------



                                  CERTIFICATION

The undersigned appraisers hereby certify that, to the best of their knowledge and belief:

The statements of fact contained in this report are true and correct.

The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

We have no present or prospective interest in the property that is the subject of this report, and have no personal interest or bias with respect to the parties involved.

Our compensation is not contingent on an action or event resulting from the analyses, opinions, or conclusions in, or the use of, this report.

Our analyses, opinions, and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice.

Mr. Steve Hemingway made a personal inspection of the property that is the subject of this report. Mr. Hammad did not inspect the property.

In addition to the undersigned Mr. Steve Hemingway performed the original field inspection, site, improvements, area and competitive market analysis and land valuation.

The reported analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the requirements of the Code of Professional Practice of the Appraisal Institute.

The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

This appraisal assignment was not based on a requested minimum value, a specific value or the approval of a loan.

As of the date of this report, M. Hammad has completed the requirements of the continuing education program of the Appraisal Institute.



/s/ M. Hammad
---------------------------
M. Hammad, MAI
Certified General Appraiser
CA No. AG002849


                                                                              99
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

40644 Highway 41, Oakhurst, CA
------------------------------



                                  STATEMENT OF QUALIFICATIONS
                                         M HAMMAD, MAI

PROFESSIONAL AFFILIATIONS

   MAI, Member Appraisal Institute #10,868
   GAA, General Accredited Appraiser, National Association of Realtors Member San Fernando Valley Board of Realtors

EXPERT WITNESS

Qualified as expert witness before Los Angeles County and Orange County Superior Courts and US Federal Bankruptcy Court and American Arbitration Association.

EDUCATION

University of California, Los Angeles (UCLA)
BA in Economics - 1977

LICENSES

   Certified General Appraiser, California
   #AG002849, Expires 2/1/97
   Real Estate Broker, State of California

PROFESSIONAL HISTORY


HAMMAD & ASSOCIATES, INC.  Studio City, CA                      1988 to Present
President
   Principal of real estate appraisal and consulting firm in commercial, industrial and income producing residential properties.

MARSHALL & STEVENS, Los Angeles, CA                                1986 to 1988
Director of Real Estate Valuation
   Manager and director of real estate appraisal group specializing in the appraisal of commercial and industrial real estate for large investors, corporations and major financial institutions.

WELLS FARGO REALTY ADVISORS, Marina Del Rey, CA                    1985 to 1986
Assistant Vice President
   Appraisal officer specializing in appraisal of major properties for portfolio analysis, proposed joint venture developments and financing.

LAVENTHOL & HORWATH, Los Angeles, CA                               1984 to 1985
Associate Appraiser
   Assisted the National Director of Valuations in developing a new appraisal practice that specialized in hotel and motel valuation, mixed use and commercial real estate appraisal and feasibility analysis.


                                                                             100
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

40644 Highway 41, Oakhurst, CA
------------------------------



                                     ADDENDA


                                                                             101
----------------------------------
James Ratkovich & Associates, Inc.

SHILO INN - OAKHURST, CALIFORNIA (80 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 8 MONTHS ENDED 8-31-96



                                   1991                 1992                 1993                 1994
REVENUE                          (actual)       %     (actual)      %      (actual)       %     (actual)       %
     Guest Room                 $1,146,967    96.3%  $1,156,784    95.9%  $1,294,673    96.4%  $1,108,674    96.3%
     Telephone                      26,233     2.2%      22,396     1.9%      22,691     1.7%      23,302     2.0%
     Meeting/Banquet Room                0     0.0%           0     0.0%           0     0.0%           0     0.0%
     Fax                               604     0.1%         379     0.0%         792     0.1%         393     0.0%
     Valet                               0     0.0%           0     0.0%           0     0.0%           0     0.0%
     Video                           1,533     0.1%       1,717     0.1%       1,629     0.1%       1,748     0.2%
     Sports and Athletics                0     0.0%           0     0.0%           0     0.0%           0     0.0%
     Vending Machines                  445     0.0%         284     0.0%         496     0.0%         215     0.0%
     Guest Laundry/Soap              2,936     0.2%       1,861     0.2%       2,048     0.2%       1,887     0.2%
     Miscellaneous                  12,929     1.1%      22,422     1.9%      20,843     1.6%      14,917     1.3%
                                ----------  ------   ----------  ------   ----------  ------   ----------  ------
         TOTAL REVENUE           1,190,747   100.0%   1,205,843   100.0%   1,343,172   100.0%   1,151,136   100.0%
                                ----------  ------   ----------  ------   ----------  ------   ----------  ------

OPERATING EXPENSE

     PAYROLL & RELATED EXPENSE
         Managers                   29,479     2.5%      25,603     2.1%      25,866     1.9%      26,924     2.3%
         Front Desk                 32,542     2.7%      32,451     2.7%      33,519     2.5%      34,823     3.0%
         Bookkeeper/Auditor         19,636     1.6%      19,804     1.6%      20,325     1.5%      21,206     1.8%
         Head Housekeeper            8,862     0.7%       8,363     0.7%      10,130     0.8%       7,192     0.6%
         Housekeeper - Rooms        44,889     3.4%      37,911     3.1%      48,267     3.6%      41,969     3.6%
         Housekeeper - Other         3,549     0.3%       3,343     0.3%       3,859     0.3%       3,661     0.3%
         Laundry                     8,365     0.7%       7,057     0.6%       9,939     0.7%       9,116     0.8%
         Guest Services              7,714     0.6%      10,626     0.9%      13,122     1.0%      11,502     1.0%
         Sales & Marketing               0     0.0%           0     0.0%           0     0.0%           0     0.0%
         Security                        0     0.0%           0     0.0%           0     0.0%           0     0.0%
         Maintenance                12,020     1.0%      14,396     1.2%      13,692     1.0%      13,356     1.2%
         Ground Maintenance              0     0.0%         200     0.0%           0     0.0%       3,827     0.3%
         Windows/Carpets             4,428     0.4%       3,814     0.3%       2,930     0.2%       3,496     0.3%
         Bonuses                         0     0.0%           0     0.0%         450     0.0%       5,150     0.4%
         Payroll Taxes              29,070     2.4%      37,724     3.1%      24,180     1.8%      22,062     1.9%
         Workers' Comp                   0     0.0%           0     0.0%      20,963     1.6%      19,485     1.7%
         Workers' Comp Claims            0     0.0%           0     0.0%           0     0.0%           0     0.0%
         Health Insurance           14,307     1.2%      16,056     1.3%      15,140     1.2%      18,610     1.6%
         Medical                         0     0.0%           0     0.0%           0     0.0%           0     0.0%
         Uniforms/Cleaning             434     0.0%          82     0.0%         278     0.0%         136     0.0%
         Other                       1,535     0.1%         308     0.0%         176     0.0%         641     0.1%
                                ----------  ------   ----------  ------   ----------  ------   ----------  ------
              TOTAL PAYROLL        212,834    17.9%     217,738    18.1%     244,735    18.2%     243,176    21.1%
                                ----------  ------   ----------  ------   ----------  ------   ----------  ------

                                           For the
                                       12 Months Ended
                                           8-31-96
REVENUE                              %     (actual)       %

     Guest Room                    95.8%  $1,124,602    95.8%
     Telephone                      2.1%      21,842     1.9%
     Meeting/Banquet Room           0.0%           0     0.0%
     Fax                            0.1%       1,011     0.1%
     Valet                          0.0%           0     0.0%
     Video                          0.2%       2,126     0.2%
     Sports and Athletics           0.0%           0     0.0%
     Vending Machines               0.0%         365     0.0%
     Guest Laundry/Soap             0.2%       2,148     0.2%
     Miscellaneous                  1.6%      21,463     1.8%
                                 ------   ----------  ------
         TOTAL REVENUE            100.0%   1,173,557   100.0%
                                 ------   ----------  ------

OPERATING EXPENSE

     PAYROLL & RELATED EXPENSE
         Managers                   2.3%      28,436     2.4%
         Front Desk                 3.0%      36,151     3.1%
         Bookkeeper/Auditor         2.0%      24,316     2.1%
         Head Housekeeper           0.8%       9,141     0.8%
         Housekeeper - Rooms        4.1%      49,632     4.2%
         Housekeeper - Otber        0.3%       2,563     0.2%
         Laundry                    0.7%       9,648     0.8%
         Guest Services             0.9%      11,523     1.0%
         Sales & Marketing          0.0%           0     0.0%
         Security                   0.0%           0     0.0%
         Maintenance                1.0%      12,362     1.1%
         Ground Maintenance         0.5%       4,965     0.4%
         Windows/Carpets            0.2%       2,531     0.2%
         Bonuses                    0.0%         621     0.1%
         Payroll Taxes              1.7%      21,391     1.8%
         Workers' Comp              1.7%      20,158     1.7%
         Workers' Comp Claim;       0.0%           0     0.0%
         Health Insurance           1.3%      14,631     1.2%
         Medical                    0.0%           0     0.0%
         Uniforms/Cleaning          0.0%          55     0.0%
         Other                      0.1%         735     0.1%
                                 ------   ----------  ------
              TOTAL PAYROLL        20.4%     248,859    21.2%
                                 ------   ----------  ------

                                                                          Page 2
SHILO INN - OAKHURST, CALIFORNIA (80 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 8 MONTHS ENDED 8-31-96

                                                                                                                For the
                                                                                                            12 Months Ended
                                  1991            1992            1993            1994            1995          8-31-95
                                (actual)   %    (actual)   %    (actual)   %    (actual)   %    (actual)   %    (actual)   %
UTILITIES
    Electricity                  50,646   4.3%   55,721   4.6%   54,210   4.0%   56,121   4.9%   58,335   4.9%   56,642   4.8%
    Gas                          16,426   1.4%   15,449   1.3%   22,352   1.7%   17,529   1.5%   14,575   1.2%   15,346   1.3%
    Telephone                    16,932   1.4%   15,871   1.3%   15,629   1.2%   16,293   1.4%   14,113   1.2%   16,900   1.4%
    Water                         9,039   0.8%   11,667   0.9%   11,643   0.8%    9,824   0.9%    7,976   0.7%    6,462   0.5%
    Garbage                       1,310   0.1%    1,257   0.1%    1,337   0.1%    1,361   0.1%    1,461   0.1%    1,422   0.1%
    Sewer                           702   0.1%      800   0.1%   16,221   1.2%   12,682   1.1%   11,409   1.0%   11,590   1.0%
                                 ------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
        TOTAL UTILITIES          95,055   8.0%  100,765   8.4%  120,392   9.0%  113,810   9.9%  107,669   9.0%  108,362   9.2%
                                 ------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
ADVERTISING
    Advertising                       0   0.0%        0   0.0%      605   0.0%        0   0.0%        0   0.0%        0   0.0%
    Airport Advertising             395   0.0%      407   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
    Billboards                   14,071   1.2%   13,827   1.1%   17,818   1.3%   14,559   1.3%    9,532   0.8%    7,362   0.6%
    Highway Logos                   230   0.0%       50   0.0%    1,105   0.1%      751   0.1%       97   0.0%       66   0.0%
    Radio Media                       0   0.0%        0   0.0%    1,075   0.1%        0   0.0%        0   0.0%        0   0.0%
    Radio Tradeouts                 756   0.1%    2,433   0.2%    1,611   0.1%    4,723   0.4%    5,550   0.5%    3,649   0.3%
    TV Media                          0   0.0%      370   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
    TV Tradeouts                  1,843   0.2%    1,700   0.1%    1,430   0.1%    2,173   0.2%    1,846   0.2%    1,236   0.1%
    Brochures/postcards           5,234   0.4%    1,970   0.2%      970   0.1%    5,360   0.5%    3,818   0.3%    2,494   0.2%
    Brochures/Tradout                 0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
    Yellow Pages                  2,284   0.2%    1,861   0.2%    1,494   0.1%    4,099   0.4%    7,467   0.6%    3,487   0.3%
    Newspaper Ads                   257   0.0%      397   0.0%      202   0.0%    1,813   0.2%    3,273   0.3%    1,174   0.1%
    Magazine Ads                  2,983   0.3%    1,169   0.3%    3,383   0.3%        0   0.0%    1,460   0.1%    1,221   0.1%
    Magazine Tradouts                 0   0.0%        0   0.0%      560   0.0%      226   0.0%        0   0.0%        0   0.0%
    Property Ads                  2,763   0.2%    1,675   0.1%      427   0.0%    1,486   0.1%      948   0.1%      869   0.1%
    Advertising Tradeouts Other     314   0.0%       75   0.0%      246   0.0%       79   0.0%      455   0.0%      362   0.0%
    Sports Events/Tradeouts           0   0.0%      150   0.0%      400   0.0%        0   0.0%        0   0.0%        0   0.0%
    Sports Sponsorship                0   0.0%       25   0.0%        0   0.0%      200   0.0%      712   0.1%      523   0.0%
    Displays                        755   0.1%    1,802   0.1%        0   0.0%      794   0.1%      380   0.0%      299   0.0%
    Local Events Promotion            0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
    Travel Guides/Directories         0   0.0%    1,432   0.1%    1,287   0.1%   11,415   1.0%    6,428   0.5%    4,316   0.4%
    Promotional Items                 0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
    Advertising & Promotion         333   0.0%      533   0.0%    1,946   0.1%    1,983   0.2%    1,288   0.1%      826   0.1%
    Travel Agents                 2,396   0.2%    1,527   0.1%    3,341   0.2%    4,195   0.4%    9,140   0.8%    7,536   0.6%
    Marketing                        87   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
    Taxi & Limo                       0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%        0   0.0%
                                 ------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----
        TOTAL ADVERTISING        34,701   2.9%   34,483   2.9%   37,951   2.8%   53,856   4.7%   32,394   4.4%   35,420   3.0%
                                 ------  ----   -------  ----   -------  ----   -------  ----   -------  ----   -------  ----

                                                                          Page 3
SHILO INN - OAKHURST CALIFORNIA (80 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 199), 1994 AND 1995 (actual)
FOR THE 8 MONTHS ENDED 8-31-96

                                                                                                               For the
                                                                                                           12 Months Ended
                                      1991           1992           1993           1994           1995         8-31-95
                                    (actual)   %   (actual)   %   (actual)   %   (actual)   %   (actual)   %   (actual)   %
SUPPLIES
    Linen                             4,139   0.3%   2,484   0.2%   6,200   0.5%   6,574   0.6%   4,586   0.4%   5,839   0.4%
    Bathroom                          5,514   0.5%   4,473   0.4%   5,888   0.4%   3,698   0.3%   7,219   0.6%   5,768   0.5%
    Cleaning                          6,590   0.6%  10,231   0.8%  12,582   0.9%  13,282   1.2%  10,485   0.9%  10,549   0.9%
    Continental Breakfast            29,449   2.4%  29,729   2.5%  32,531   2.4%  25,063   2.2%  30,578   2.6%  26,961   2.3%
    Office                            3,651   0.3%   2,851   0.2%   2,805   0.2%   2,609   0.2%   1,537   0.1%   3,689   0.3%
    Operating                         4,841   0.4%   5,342   0.4%   5,420   0.4%   6,145   0.5%  10,597   0.9%   7,154   0.6%
    Replacements                      2,979   0.3%   1,791   0.1%   2,367   0.2%   2,982   0.3%   4,903   0.4%   5,010   0.4%
    Guest Amenity                     1,991   0.2%   2,677   0.2%   2,382   0.2%   1,492   0.1%   1,663   0.1%   2,202   0.2%
                                     ------  ----   ------  ----   ------  ----   ------  ----   ------  ----   ------  ----
        TOTAL SUPPLIES               58,754   4.9%  59,578   4.9%  71,175   5.2%  61,845   5.4%  71,558   6.0%  66,372   5.7%
                                     ------  ----   ------  ----   ------  ----   ------  ----   ------  ----   ------  ----

 REPAIRS & MAINTENANCE
    Carpets, Draperies & furniture    1,179   0.1%      55   0.4%     431   0.0%     168   0.4%   1,111   0.1%     252   0.0%
    Elevators                         4,659   0.4%   5,299   0.4%   4,896   0.4%   8,802   0.8%   5,442   0.5%   4,361   0.4%
    Landscaping                         872   0.1%     480   0.0%     782   0.1%     525   0.4%     768   0.1%     846   0.1%
    Painting & Wallpaper                 11   0.0%     167   0.0%       0   0.0%      19   0.0%      23   0.0%      36   0.0%
    Pool                              4,518   0.4%   5,226   0.4%   3,244   0.2%   5,695   0.5%   7,056   0.6%   4,231   0.4%
    Telephone                         1,455   0.1%     102   0.0%     914   0.1%     424   0.0%     405   0.0%     331   0.0%
    TV Cable & Satellite              9,470   0.0%   8,492   0.7%   8,511   0.6%   8,675   0.8%  11,422   1.0%   8,649   0.7%
    Pest Control                        900   0.1%     900   0.1%     900   0.1%   1,025   0.1%     900   0.1%     818   0.1%
    Janitorial Services                   0   0.0%       0   0.0%       0   0.0%       0   0.0%       0   0.0%       0   0.0%
    Plumbing                          1,231   0.1%   2,244   0.2%   3,335   0.2%   5,228   0.5%   3,107   0.3%   2,493   0.2%
    Electrical                        1,345   0.1%   2,443   0.2%   2,244   0.2%   1,153   0.1%   2,383   0.2%   1,224   0.1%
    Heating Ventilation Cooling       1,613   0.1%   1,823   0.2%   2,815   0.2%   3,113   0.3%   1,573   0.1%     977   0.1%
    Sign                                843   0.1%   1,143   0.1%     664   0.0%   1,586   0.1%     167   0.0%     269   0.0%
    Keys & Locks                      1,349   0.1%     810   0.1%     214   0.0%   1,556   0.1%     571   0.0%     499   0.0%
    Laundry/Housekeeping              1,946   0.2%   1,871   0.2%   3,634   0.3%   2,532   0.2%   3,232   0.3%   2,136   0.2%
    Photo Copier                        810   0.1%     314   0.0%     223   0.0%     425   0.0%     520   0.0%     215   0.0%
    Micros Register                   1,652   0.1%   1,067   0.1%   1,157   0.1%   2,438   0.2%   1,988   0.2%   1,248   0.1%
    Tools & Supplies                 11,153   0.9%   7,722   0.6%   3,868   0.7%   6,967   0.6%   5,587   0.5%   4,682   0.4%
    Maintance and Repairs               906   0.1%     185   0.0%   1,235   0.1%   1,522   0.1%  13,723   1.1%  14,262   1.2%
    Contract Labor Repair                 0   0.0%       0   0.0%     312   0.0%   1,367   0.1%     373   0.0%     196   0.0%
                                     ------  ----   ------  ----   ------  ----   ------  ----   ------  ----   ------  ----
        TOTAL REPAIRS & MAINTENANCE  45,542   3.8%  40,299   3.3%  44,269   3.3%  59,220   5.1%  66,351   5.1%  47,725   4.1%
                                     ------  ----   ------  ----   ------  ----   ------  ----   ------  ----   ------  ----

                                                                          Page 4
SHILO INN - OAKHURST CALIFORNIA (80 suites)
NET OPERATING INCOME DETAIL
FOR THE YEARS 1991, 1992, 1993, 1994 AND 1995 (actual)
FOR THE 8 MONTHS ENDED 8-31-96



                                              1991                1992               1993              1994
                                            (actual)     %      (actual)     %     (actual)    %     (actual)    %
OTHER OPERATING EXPENSE
       Sales/Use Taxes                        3,547     0.3%      6,144     0.5%     5,736    0.4%    15,798    1.4%
       Credit Card Discounts                 13,964     1.2%     14,809     1.2%    17,203    1.3%    14,863    1.3%
       Telecheck                                617     0.1%      1,142     0.1%       754    0.1%       838    0.1%
       Bad Debts                                 67     0.0%        315     0.0%     2,225    0.2%       821    0.1%
       Cash Over/Short                         (145)  -0.0%        (276)  -0.0%      1,296    0.1%         5    0.0%
       Administrative Telephone               4,547     0.4%      3,088     0.3%     5,131    0.4%     4,795    0.4%
       Security Services                          0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Comps                                      0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Coin-op Laundry Services                 150     0.0%        587     0.0%       197    0.0%       547    0.0%
       Dry Cleaning, Valet                        0     0.0%         19     0.0%         0    0.0%         0    0.0%
       Flowers                                   24     0.0%         76     0.0%       131    0.0%        46    0.0%
       Video Rentals                          1,115     0.1%      1,151     0.1%     1,234    0.1%     1,210    0.1%
       Vending Machine Maintenance               26     0.0%         43     0.0%        62    0.0%        26    0.0%
       Bank Fees                                462     0.0%      1,193     0.1%     1,384    0.1%       482    0.0%
       Equipment Rental                         637     0.1%      1,069     0.1%     1,119    0.1%     1,062    0.1%
       Licenses and Miscellaneous Taxes         352     0.0%        211     0.0%       216    0.0%       110    0.0%
       Vehicle Repair & Maintenance             329     0.0%        307     0.0%       154    0.0%        22    0.0%
       Auto & Travel                          1,200     0.1%        868     0.1%       439    0.0%     1,540    0.1%
       Business Meals                         1,035     0.1%        864     0.1%       632    0.0%     1,183    0.1%
       Training/Seminars                          0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Staff Travel Telephone                   234     0.0%        312     0.0%         0    0.0%         0    0.0%
       Theft Loss                                 0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Insurance Settlement - Theft               0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Miscellaneous - Resale/Services        3,492     0.3%      2,638     0.2%     4,500    0.3%     4,744    0.4%
       Attorney Fees                              0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Professional Fees                        832     0.1%      1,277     0.1%     1,025    0.1%     1,075    0.1%
       Dues & Subscriptions                     643     0.1%        458     0.0%       274    0.0%       177    0.0%
       Charitable Contributions                   0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Political Contributions                    0     0.0%          0     0.0%         0    0.0%         0    0.0%
       Restaurant Expenses                        0     0.0%          0     0.0%         0    0.0%         0    0.0%
                                          ---------   -----   ---------   -----   --------  -----   --------  -----
           TOTAL OTHER OPERATING EXPENSE     33,128     2.8%     36,292     3.0%    43,532    3.2%    49,345    4.3%
                                          ---------   -----   ---------   -----   --------  -----   --------  -----
              TOTAL OPERATING EXPENSE       480,018    40.3%    489,075    40.6%   561,114   41.8%   581,252   50.1%
                                          ---------   -----   ---------   -----   --------  -----   --------  -----
            TOTAL OPERATING INCOME          710,737    59.7%    716,768    59.4%   782,058   58.2%   569,884   49.5%
                                          ---------   -----   ---------   -----   --------  -----   --------  -----
OTHER EXPENSE
    Insurance                                 7,978     0.7%      8,523     0.7%     7,919    0.6%     8,033    0.7%
    Insurance claims                              0     0.0%          0     0.0%         0    0.0%         0    0.0%
    Property Tax                             42,185     3.5%     37,802     3.1%    38,437    2.9%    38,185    3.3%
    Office Overhead                          59,537     5.0%     60,292     5.0%    67,159    5.0%    57,557    5.0%
                                          ---------   -----   ---------   -----   --------  -----   --------  -----
    TOTAL OTHER EXPENSE                     109,624     9.2%    106,617     8.8%   113,515    8.5%   103,175    9.0%
                                          ---------   -----   ---------   -----   --------  -----   --------  -----
            NET OPERATING INCOME          $ 601,117    50.5%  $ 610,151    50.6%  $658,543   49.8%  $466,109   40.5%
                                          =========   =====   =========   =====   ========  =====   ========  =====

                                                               For the
                                                           12 Months Ended
                                               1995            8-31-96
                                             (actual)   %      (actual)    %
OTHER OPERATING EXPENSE
       Sales/Use Taxes                        12,366    l.1%    14,214    1.2%
       Credit Card Discounts                  15,992    1.3%    15,221    1.3%
       Telecheck                                 636    0.1%       850    0.1%
       Bad Debts                               1,166    0.1%       579    0.1%
       Cash Over/Short                           180    0.0%       110    0.0%
       Administrative Telephone                3,882    0.3%     2,955    0.3%
       Security Services                           0    0.0%         0    0.0%
       Comps                                     114    0.0%        61    0.0%
       Coin-op Laundry Services                  276    0.0%       376    0.0%
       Dry Cleaning, Valet                         0    0.0%         0    0.0%
       Flowers                                    11    0.0%         0    0.0%
       Video Rentals                           1,501    0.1%     1,224    0.1%
       Vending Machine Maintenance                 0    0.0%         0    0.0%
       Bank Fees                                 832    0.1%       441    0.0%
       Equipment Rental                        1,321    0.1%     1,274    0.1%
       Licenses and Miscellaneous Taxes          390    0.0%       213    0.0%
       Vehicle Repair & Maintenance               94    0.0%        51    0.0%
       Auto & Travel                           1,290    0.1%     1,139    0.1%
       Business Meals                            248    0.0%       154    0.0%
       Training/Seminars                          30    0.0%         0    0.0%
       Staff Travel Telephone                      0    0.0%         0    0.0%
       Theft Loss                                  0    0.0%         0    0.0%
       Insurance Settlement - Theft                0    0.0%         0    0.0%
       Miscellaneous - Resale/Services         5,013    0.4%     4,429    0.4%
       Attorney Fees                               0    0.0%         0    0.0%
       Professional Fees                         630    0.1%       495    0.0%
       Dues & Subscriptions                      280    0.0%       128    0.0%
       Charitable Contributions                    0    0.0%         0    0.0%
       Political Contributions                     0    0.0%         0    0.0%
       Restaurant Expenses                         0    0.0%         0    0.0%
                                            --------  -----   --------  -----
           TOTAL OTHER OPERATING EXPENSE      46,152    3.9%    44,205    3.7%
                                            --------  -----   --------  -----
              TOTAL OPERATING EXPENSE        502,628   48.8%   550,743   46.9%
                                            --------  -----   --------  -----
            TOTAL OPERATING INCOME           611,977   51.2%   622,814   53.1%
                                            --------  -----   --------  -----
OTHER EXPENSE
    Insurance                                  8,404    0.7%    11,042    0.9%
    Insurance claims                           2,017    0.2%         0    0.0%
    Property Tax                              37,778    3.2%    36,715    3.1%
    Office Overhead                           59,730    5.0%    58,678    5.0%
                                            --------  -----   --------  -----
    TOTAL OTHER EXPENSE                      107,929    9.0%   106,435    9.1%
                                            --------  -----   --------  -----
            NET OPERATING INCOME            $504,018   12.2%  $516,379   44.0%
                                            ========  =====   ========  =====

--------------------------------------------------------------------------------
                 -----------------------------------------------
                 RECONSTRUCTED INDUSTRY STANDARDS OPERATING DATA
                 ===============================================
                        TRENDS IN THE HOTEL INDUSTRY 1996
================================================================================

                                     All Limited Service       Average for            Rate Group              Geographic Division
                                                                 Top 25%               Over $50                Mountain/Pacific
------------------------------------------------------------------------------------------------------------------------------------
REVENUES                              % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room  % Total  $/Avail. Room
                                      -------  -------------  -------  -------------  -------  -------------  -------  -------------
 Rooms                                  95.5%     $13,057       95.4%     $18,002       95.5%     $16,126       95.1%     $13,000
 Telephone                               2.4%        $331        2.4%        $449        2.4%        $406        2.3%        $313
 Other Income                            2.1%        $280        2.2%        $427        2.1%        $359        2.6%        $355
------------------------------------------------------------------------------------------------------------------------------------
Total Revenue                          100.0%     $13,668      100.0%     $18,878      100.0%     $16,891      100.0%     $13,668

EXPENSES
Departmental Expenses
 Rooms Department                       23.2%      $3,166       20.9%      $3,950       22.0%      $3,721       23.6%      $3,227
 Telephone                               1.5%        $206        1.4%        $256        1.4%        $235        1.4%        $186
Other Departments                        0.6%         $80        0.7%        $139        0.7%        $111        0.5%         $75

Undistributed Operating Expenses
 Administrative & General                9.0%      $1,225        7.8%      $1,463        8.4%      $1,422        8.5%      $1,163
 Franchise Fees                          1.9%        $256        1.4%        $265        1.7%        $292        0.9%        $122
 Marketing                               3.7%        $510        3.7%        $691        4.0%        $669        3.9%        $530
 Property Operations & Maintenance       5.6%        $759        4.5%        $858        4.9%        $835        6.2%        $843
 Energy (Utilties)                       5.0%        $681        3.9%        $744        4.4%        $751        4.6%        $633

Fixed Charges
 Management                              2.8%        $380        3.2%        $597        2.9%        $484        3.1%        $430
 Property Tax & Other Charges            4.0%        $548        4.1%        $773        4.0%        $679        3.5%        $473
 Insurance                               1.1%        $147        1.1%        $203        1.1%        $178        1.2%        $159
------------------------------------------------------------------------------------------------------------------------------------
Total Expenses                          58.4%      $7,958       52.7%      $9,939       55.5%      $9,377       57.4%      $7,841

Net Income Before Reserves              41.6%      $5,710       47.3%      $8,939       44.5%      $7,514       42.6%      $5,827

Percentage Occupancy                    66.9%                   78.1%                   73.5%                   66.8%
Average Daily Rate                     $51.15                  $63.13                  $60.14                  $53.28
------------------------------------------------------------------------------------------------------------------------------------

================================================================================

LIMITED-SERVICE HOTELS
Performance in 1995
================================================================================

Since the proliferation of all the new limited-service chains in the mid-1980s, this hotel segment has been viewed extremely favorably. For hotel guests, new limited-service hotels offered a guest room that was frequently superior to existing full-service hotels at one-half to two-thirds the price. For hotel managers, the properties were simple to operate. For the hotel ownership and financial community, limited-service properties represented high profit margins with a lesser degree of financial risk.

After ten years of being the darling child of the industry, however, it appears that limited-service hotels have not only matured in the marketplace, but are beginning to show some signs of fatigue. For the first time since 1984, the limited-service hotel segment achieved the lowest occupancy of any property type surveyed in Trends in the Hotel Industry.

Realistically, all this means is that the limited-service hotel segment is not enjoying the upside of the industry resurgence to the same degree as the other types of hotels. Limited-service properties still achieved an aggregate occupancy just shy of 70 percent, and their average room rates rose 5.9 percent, second highest of all segments. In addition, an average operating profit margin of 41.8 percent still make these properties the most fiscally efficient.

                             LIMITED-SERVICE HOTELS

                                   Market Mix

    [THE FOLLOWING TABLE WAS DEPICTED AS A PIE CHART IN THE PRINTED MATERIAL]

                              ----------------------
                               Convention      0.4%

                               Conference      1.9%

                               Other           0.5%

                               Business       45.8%

                               Tourists       51.4%
                              ----------------------

However, a degree of caution needs to be raised. The vast majority of new hotel construction (measured in number of properties) is still occurring in this segment. In several suburban markets in the United States, we have seen localized pockets of overdevelopment causing significant declines in market occupancies. This should not be construed as a blanket condemnation of all limited-service hotel development, but it should be a warning to examine the individual merits of each proposed project. Even with low development costs and high profit margins, automatic success is not as sure as it has been in the past. With increasing competition, time has proven that the need to maintain a quality facility and offer good service is crucial in determining the success of a limited-service operation.

================================================================================

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                                Figure Number 14
================================================================================

                                                                                         Rate Groups
                                                                              ---------------------------------
                                                        All         Average                $35.00
                                                  Limited-Service     for       Under        to          Over
                                                       Hotels       Top 25%*    $35.00     $50.00       $50.00
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                95.5%        95.4%       94.4%      95.7%        95.5%
   Telephone                                             2.4          2.4         2.6        2.4          2.4
   Other Operated Departments                            0.8          0.9         1.3        0.7          0.8
   Rentals and Other Income                              1.2          1.3         1.6        1.2          1.3
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                23.2%        20.9%       28.3%      24.3%        22.0%
   Telephone                                             1.5          1.4         2.1        1.6          1.4
   Other Operated Departments                            0.6          0.7         0.6        0.5          0.7
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           25.3%        23.0%       31.0%      26.4%        24.1%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   74.7%        77.0%       69.0%      73.6%        75.9%

Undistributed Operating Expenses:**
   Administrative and General                            9.0%         7.8%       11.2%       9.5%         8.4%
   Franchise Fees                                        1.9          1.4         1.7        2.1          1.7
   Marketing and Guest Entertainment                     3.7          3.7         4.5        3.3          4.0
   Property Operation and Maintenance                    5.6          4.5        10.3        6.0          4.9
   Energy Costs                                          5.0          3.9         7.6        5.5          4.4
   Other Unallocated Operated Departments                --           --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       25.1%        21.3%       35.3%      26.5%        23.5%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          49.6%        55.7%       33.7%      47.1 %       52.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       2.8%         3.2%        3.1%       2.6%         2.9%
   Property Taxes and Other Municipal Charges            4.0          4.1         3.5        4.0          4.0
   Insurance on Buildings and Contents                   1.1          1.1         1.2        1.1          1.1
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     7.8%         8.3%        7.8%       7.7%         7.9%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    41.8%        47.3%       25.9%      39.4%        44.5%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.3%        11.7%       17.5%      14.2%        12.4%
   Payroll Taxes and Employee Benefits                   3.5          3.4         4.0        3.4          3.5
                                                  -------------------------------------------------------------
     Subtotal                                           16.8%        15.1%       21.5%      17.6%        15.9%
   Laundry, Linen, and Guest Supplies                    1.6          1.2         3.3        1.8          1.3
   Commissions and Reservation Expenses                  1.6          1.6         1.0        1.4          1.7
   Complimentary Food and/or Beverage Expenses           1.7          1.6         0.6        1.8          1.7
   All Other Expenses                                    2.7          2.5         3.6        2.7          2.6
                                                  -------------------------------------------------------------
     Total Rooms Expense                                24.4%        22.0%       30.0%      25.3%        23.2%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            75.6%        78.0%       70.0%      74.7%        76.8%
                                                  =============================================================
Percentage of Occupancy                                 69.9%        78.1%       64.3%      67.3%        73.5%
Average Daily Rate per Occupied Room                   $51.15       $63.13      $31.31     $44.34       $60.14
Average Size (Rooms)                                     107          111          98        100          116

================================================================================

  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995
Ratios to Total Revenues
Figure Number 14 (Continued)
================================================================================

                                                                        Geographic Divisions
                                                  -------------------------------------------------------------
                                                    New England                                        Mountain
                                                        and          North      South       South         and
                                                  Middle Atlantic   Central    Atlantic    Central      Pacific
                                                  -------------------------------------------------------------
Revenues:
   Rooms                                                94.3%        95.4%       94.8%      96.9%        95.1%
   Telephone                                             3.0          2.7         2.7        2.0          2.3
   Other Operated Departments                            1.5          0.4         1.2        0.3          0.9
   Rentals and Other Income                              1.2          1.5         1.3        0.7          1.7
                                                  -------------------------------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%     100.0%       100.0%

Departmental Costs and Expenses:
   Rooms                                                26.6%        23.1%       22.6%      22.2%        23.6%
   Telephone                                             1.7          1.5         1.7        1.4          1.4
   Other Operated Departments                            1.3          0.3         0.9        0.3          0.5
                                                  -------------------------------------------------------------
     Total Costs and Expenses                           29.6%        24.9%       25.2%      23.8%        25.5%
                                                  -------------------------------------------------------------
   Total Operated Departmental Income                   70.4%        75.1%       74.8%      76.2%        74.5%

Undistributed Operating Expenses:**
   Administrative and General                           10.2%         8.7%        9.8%       8.4%         8.5%
   Franchise Fees                                        2.9          2.8         2.6        1.2          0.9
   Marketing and Guest Entertainment                     4.5          3.9         4.3        2.8          3.9
   Property Operation and Maintenance                    5.7          5.0         5.6        5.3          6.2
   Energy Costs                                          6.0          4.7         5.4        4.7          4.6
   Other Unallocated Operated Departments                0.1          --          --         --           --
                                                  -------------------------------------------------------------
     Total Undistributed Expenses                       29.4%        25.1%       27.9%      22.3%        24.1%
                                                  -------------------------------------------------------------
   Income before Fixed Charges                          40.9%        50.0%       46.9%      53.8 %       50.4%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       3.5%         4.2%        2.9%       1.4%         3.1%
   Property Taxes and Other Municipal Charges            5.5          4.7         3.6        3.9          3.5
   Insurance on Buildings and Contents                   0.7          0.7         1.1        1.3          1.2
                                                  -------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                     9.6%         9.6%        7.6%       6.6%         7.8%
                                                  -------------------------------------------------------------
Income before Other Fixed Charges***                    31.3%        40.4%       39.3%      47.2%        42.6%
                                                  =============================================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%     100.0%       100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                15.6%        13.6%       12.9%      12.3%        13.8%
   Payroll Taxes and Employee Benefits                   4.7          2.4         3.1        3.8          3.7
                                                  -------------------------------------------------------------
     Subtotal                                           20.3%        16.0%       16.0%      16.1%        17.5%
   Laundry, Linen, and Guest Supplies                    1.6          2.0         1.7        0.9          1.9
   Commissions and Reservation Expenses                  2.1          1.8         1.8        1.0          1.6
   Complimentary Food and/or Beverage Expenses           1.3          2.0         1.7        1.8          1.4
   All Other Expenses                                    3.0          2.4         2.6        3.0          2.4
                                                  -------------------------------------------------------------
     Total Rooms Expense                                28.3%        24.2%       23.8%      22.8%        24.8%
                                                  -------------------------------------------------------------
   Rooms Departmental Income                            71.7%        75.8%       76.2%      77.2%        75.2%
                                                  =============================================================
Percentage of Occupancy                                 69.0%        71.6%       70.9%      71.0%        66.8%
Average Daily Rate per Occupied Room                   $58.94       $49.83      $48.92     $49.93       $53.28
Average Size (Rooms)                                     116           80         123        122           96

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                                  LIMITED-SERVICE HOTELS -- 1995
                                                        Ratios to Total Revenues
                                                    Figure Number 14 (Continued)
================================================================================

                                                      Property Size Classifications
                                                  -------------------------------------
                                                       Under        75 to        Over
                                                        75           150         150
                                                       Rooms        Rooms       Rooms
                                                  -------------------------------------
Revenues:
   Rooms                                                96.0%        95.9%       93.9%
   Telephone                                             2.6          2.3         2.6
   Other Operated Departments                            0.3          0.7         1.7
   Rentals and Other Income                              1.1          1.1         1.9
                                                  -------------------------------------
     Total Revenues                                    100.0%       100.0%      100.0%

Departmental Costs and Expenses:
   Rooms                                                22.1%        23.0%       24.5%
   Telephone                                             1.6          1.5         1.6
   Other Operated Departments                            0.2          0.5         1.2
                                                  -------------------------------------
     Total Costs and Expenses                           23.8%        25.0%       27.3%
                                                  -------------------------------------
   Total Operated Departmental Income                   76.2%        75.0%       72.7%

Undistributed Operating Expenses:**
   Administrative and General                            8.3%         9.0%        9.3%
   Franchise Fees                                        2.6          1.7         1.9
   Marketing and Guest Entertainment                     3.7          3.6         4.3
   Property Operation and Maintenance                    5.5          5.5         5.7
   Energy Costs                                          4.6          5.0         5.2
   Other Unallocated Operated Departments                --           --          --
                                                  -------------------------------------
     Total Undistributed Expenses                       24.7%        24.9%       26.5%
                                                  -------------------------------------
   Income before Fixed Charges                          51.5%        50.2%       46.2%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                       6.2%         2.2%        2.5%
   Property Taxes and Other Municipal Charges            3.8          4.0         4.1
   Insurance on Buildings and Contents                   0.6          1.1         1.3
                                                  -------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                    10.6%         7.3%        8.0%
                                                  -------------------------------------
Income before Other Fixed Charges***                    40.9%        42.9%       38.2%
                                                  =====================================

Rooms Department:
   Rooms Net Revenue                                   100.0%       100.0%      100.0%
Departmental Expenses:
   Salaries and Wages including Vacation                13.0%        13.1%       14.3%
   Payroll Taxes and Employee Benefits                   2.1          3.5         4.3
                                                  -------------------------------------
     Subtotal                                           15.1%        16.6%       18.6%
   Laundry, Linen, and Guest Supplies                    2.6          1.4         1.5
   Commissions and Reservation Expenses                  1.6          1.5         1.8
   Complimentary Food and/or Beverage Expenses           1.6          1.8         1.1
   All Other Expenses                                    2.1          2.7         3.1
                                                  -------------------------------------
     Total Rooms Expense                                23.0%        24.0%       26.1%
                                                  -------------------------------------
   Rooms Departmental Income                            77.0%        76.0%       73.9%
                                                  =====================================
Percentage of Occupancy                                 69.0%        70.2%       69.9%
Average Daily Rate per Occupied Room                   $47.93       $50.46      $56.90
Average Size (Rooms)                                      54          118         186

================================================================================

 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15
================================================================================

                                                    All Limited-Service              Average for
                                                           Hotels                      Top 25%*
                                                  -------------------------   ----------------------
                                                                  Compared                 Compared
                                                       1995       with 1994      1995      with 1994
                                                  --------------------------------------------------
Revenues:
   Rooms                                            $ 13,057          6.7%   $ 18,002          7.3%
   Telephone                                             331          4.0         449          4.1
   Other Operated Departments                            110          9.6         178        (12.0)
   Rentals and Other Income                              170         17.4         249         30.1
                                                  --------------------------------------------------
     Total Revenues                                 $ 13,669          6.8%   $ 18,878          7.2%

Departmental Costs and Expenses:
   Rooms                                            $  3,166          4.5%   $  3,950          3.4%
   Telephone                                             206          7.3         256          9.0
   Other Operated Departments                             80         34.5         139         27.9
                                                  --------------------------------------------------
     Total Costs and Expenses                       $  3,452          5.2%   $  4,345          4.4%
                                                  --------------------------------------------------
   Total Operated Departmental Income               $ 10,216          7.3%   $ 14,532          8.1%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,225          8.4%   $  1,463          8.7%
   Franchise Fees                                        256         10.7         265         (4.6)
   Marketing and Guest Entertainment                     510          5.3         691          8.1
   Property Operation and Maintenance                    759          5.8         858          3.4
   Energy Costs                                          681         (3.2)        744         (3.5)
   Other Unallocated Operated Departments                  3          N/C         --           --
                                                  --------------------------------------------------
     Total Undistributed Expenses                   $  3,435          5.1%   $  4,021          4.1%
                                                  --------------------------------------------------
   Income before Fixed Charges                      $  6,782          8.4%   $ 10,511          9.8%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    380        (24.0)%  $    597        (22.6)%
   Property Taxes and Other Municipal Charges            545          2.8         773          4.5
   Insurance on Buildings and Contents                   147         (3.2)        203          6.6
                                                  --------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,072         (9.3)%  $  1,573         (7.5)%
                                                  --------------------------------------------------
Income before Other Fixed Charges***                $  5,710         12.5%   $  8,938         13.5%
                                                  ==================================================

Rooms Department:
   Rooms Net Revenue                                $ 13,057          6.7%   $ 18,002          7.3%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,735          2.5%   $  2,107          1.5%
   Payroll Taxes and Employee Benefits                   456         (2.2)        606         (1.1)
                                                  --------------------------------------------------
     Subtotal                                       $  2,191          1.5%   $  2,713          0.9%
   Laundry, Linen, and Guest Supplies                    203        (13.3)        211        (20.1)
   Commissions and Reservation Expenses                  203          8.3         289          0.8
   Complimentary Food and/or Beverage Expenses           219         12.7         287          6.7
   All Other Expenses                                    350         38.1         450         45.0
                                                  --------------------------------------------------
     Total Rooms Expense                            $  3,166          4.5%   $  3,950          3.4%
                                                  --------------------------------------------------
   Rooms Departmental Income                        $  9,891          7.4%   $ 14,052          8.4%
                                                  ==================================================
Percentage of Occupancy                                 69.9%         0.8%       78.1%         0.8%
Average Daily Rate per Occupied Room                $   51.15         5.9%   $   63.13         6.4%
Average Size (Rooms)                                     107         (0.2)%       111          0.1%

================================================================================

N/C - Data not comparable.
  * Average for top 25% based on Income per Available Room before Other Fixed Charges.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                                               Rate Groups
                                                  ---------------------------------------------------------------------------
                                                        Under $35.00           $35.00 to $50.00             Over $50.00
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
1  Rooms                                            $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%
2  Telephone                                             206         (2.2)        277          3.3         406          5.0
3  Other Operated Departments                            105          N/C          79         43.1         142         (7.0)
4  Rentals and Other Income                              123        (10.8)        132         11.1         217         25.1
                                                  ---------------------------------------------------------------------------
5    Total Revenues                                 $  7,788          3.8%   $ 11,384          7.0%   $ 16,891          6.8%

Departmental Costs and Expenses:
6  Rooms                                            $  2,202          8.5%   $  2,766          5.0%   $  3,721          3.8%
7  Telephone                                             166         (1.2)        184          6.6         235          8.8
8  Other Operated Departments                             46         (1.2)         55          N/C         111         30.2
                                                  ---------------------------------------------------------------------------
9    Total Costs and Expenses                       $  2,414          7.5%   $  3,005          5.7%   $  4,067          4.7%
                                                  ---------------------------------------------------------------------------
10 Total Operated Departmental Income               $  5,374          2.2%   $  8,379          7.4%   $ 12,824          7.5%

Undistributed Operating Expenses:**
11 Administrative and General                       $    875          7.9%   $  1,084          7.5%   $  1,422          9.2%
12 Franchise Fees                                        130          3.7         240         19.9         292          4.2
13 Marketing and Guest Entertainment                     351         (0.3)        379          5.4         669          5.6
14 Property Operation and Maintenance                    802         18.1         680          6.1         835          4.1
15 Energy Costs                                          589         (9.3)        626         (3.7)        751         (2.1)
16 Other Unallocated Operated Departments                 --          --            3          N/C           4          N/C
                                                  ---------------------------------------------------------------------------
17   Total Undistributed Expenses                   $  2,748          5.0%   $  3,013          5.3%   $  3,972          4.9%
                                                  ---------------------------------------------------------------------------
18 Income before Fixed Charges                      $  2,626         (0.6)%  $  5,366          8.7%   $  8,851          8.6%

Management Fees, Property Taxes, and Insurance:**
19 Management Fees                                  $    244          2.2%   $    300        (25.6)%  $    484        (24.4)%
20 Property Taxes and Other Municipal Charges            275        (10.2)        457          3.5         675          3.2
21 Insurance on Buildings and Contents                    90        (21.9)        124         (6.4)        178          1.0
                                                  ---------------------------------------------------------------------------
22   Total Management Fees, Property Taxes,
       and Insurance                                $    609         (7.7)%  $    881         (9.8)%  $  1,337         (9.1)%
                                                  ---------------------------------------------------------------------------
23 Income before Other Fixed Charges***             $  2,017          1.7%   $  4,485         13.3%   $  7,514         12.5%
                                                  ===========================================================================

Rooms Department:
24 Rooms Net Revenue                                $  7,353          3.6%   $ 10,895          6.8%   $ 16,126          6.7%

Departmental Expenses:
25 Salaries and Wages including Vacation            $  1,285          4.9%   $  1,548          2.8%   $  1,995          2.0%
26 Payroll Taxes and Employee Benefits                   296          6.6         369         (4.9)        568         (0.9)
                                                  ---------------------------------------------------------------------------
27   Subtotal                                       $  1,581          5.3%   $  1,917          1.2%   $  2,563          1.4%
28 Laundry, Linen, and Guest Supplies                    241         17.1         197         (7.9)        204        (21.5)
29 Commissions and Reservation Expenses                   74         12.5         158         13.5         269          5.2
30 Complimentary Food and/or Beverage Expenses            45         22.6         196         18.5         267          8.3
31 All Other Expenses                                    261         18.8         298         35.3         417         42.2
                                                  ---------------------------------------------------------------------------
32   Total Rooms Expense                            $  2,202          8.5%   $  2,766          5.1%   $  3,720          3.8%
                                                  ---------------------------------------------------------------------------
33 Rooms Departmental Income                        $  5,151          1.6%   $  8,129          7.5%   $ 12,406          7.7%
                                                  ===========================================================================
34 Percentage of Occupancy                              64.3%         2.2%       67.3%         1.1%       73.5%         0.3%
35 Average Daily Rate per Occupied Room             $   31.31         1.3%   $   44.34         5.7%   $   60.14         6.4%
36 Average Size (Rooms)                                   98         (0.6)%       100         (0.2)%       116         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                     (Continued)

================================================================================
LIMITED-SERVICE HOTELS -- 1995 vs. 1994
Summary -- Dollars per Available Room
Figure Number 15 (Continued)
================================================================================

                                                         Geographic Divisions
   -----------------------------------------------------------------------------------------------------------------------------
         New England                   North                    South                    South                  Mountain
     and Middle Atlantic              Central                  Atlantic                 Central                and Pacific
   -------------------------  -----------------------  -----------------------  -----------------------  -----------------------
                   Compared                 Compared                 Compared                 Compared                 Compared
        1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994     1995       with 1994
   -----------------------------------------------------------------------------------------------------------------------------

1    $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%
2         465          0.1         369          8.1         355         13.6         270         (1.9)        313          0.1
3         240         34.0          58         36.6         166         33.3          46         (0.2)        122        (21.2)
4         191         16.7         200         20.3         178         15.9          95          5.0         233         24.8
   -----------------------------------------------------------------------------------------------------------------------------
5    $ 15,747          6.6%   $ 13,645          6.9%   $ 13,350         11.5%   $ 13,354          4.0%   $ 13,668          5.8%


6    $  4,191          5.1%   $  3,148          4.8%   $  3,019          6.8%   $  2,958          3.1%   $  3,227          3.8%
7         264         (5.3)        204          1.6         230          8.2         188         15.3         186          8.2
8         209         46.4          42          N/C         118         33.4          38          N/C          75          9.6
   -----------------------------------------------------------------------------------------------------------------------------
9    $  4,664          5.8%   $  3,394          5.1%   $  3,367          7.6%   $  3,185          4.1%   $  3,488          4.2%
   -----------------------------------------------------------------------------------------------------------------------------
10   $ 11,083          6.9%   $ 10,252          7.5%   $  9,984         12.9%   $ 10,169          4.0%   $ 10,180          6.3%


11   $  1,611          8.0%   $  1,187          5.6%   $  1,311         10.7%   $  1,118         10.4%   $  1,163          5.8%
12        463          4.3         384          6.8         353         12.8         160         10.7         122         24.0
13        715        (13.0)        537         10.0         575          4.2         372         13.8         530          7.3
14        894          3.6         679         (0.3)        754          8.2         702          2.7         843         11.7
15        945         (0.2)        645         (1.9)        725          1.2         627         (3.5)        633         (9.7)
16          8        (40.1)        --           --            6          --            4          --          --           --
   -----------------------------------------------------------------------------------------------------------------------------
17   $  4,636          1.2%   $  3,432          3.7%   $  3,724          7.6%   $  2,983          5.9%   $  3,290          4.6%
   -----------------------------------------------------------------------------------------------------------------------------
18   $  6,447         11.5%   $  6,820          9.6%   $  6,260         16.4%   $  7,186          3.2%   $  6,889          7.1%


19   $    544         15.2%   $    569         (3.5)%  $    387         (8.4)%  $    192          N/C    $    430        (20.4)%
20        863         15.3         640          2.6         476          0.3         518          0.3%        473          2.1
21        107        (39.2)         98        (13.6)        146         (6.4)        174         22.2         159         (9.4)
   -----------------------------------------------------------------------------------------------------------------------------
22   $  1,514          8.4%   $  1,307         (1.5)%  $  1,009         (4.1)%  $    884        (23.3)%  $  1,062         (9.9)%
   -----------------------------------------------------------------------------------------------------------------------------
23   $  4,933         12.4%   $  5,513         12.6%   $  5,251         21.3%   $  6,302          8.4%   $  5,828         11.0%
   =============================================================================================================================


24   $ 14,851          6.3%   $ 13,018          6.6%   $ 12,651         11.2%   $ 12,943          4.1%   $ 13,000          5.9%


25   $  2,317          2.8%   $  1,770          5.8%   $  1,637          3.0%   $  1,590          0.6%   $  1,790          2.1%
26        693          6.8         317        (12.3)        397          1.6         488         (3.2)        480         (3.0)
   -----------------------------------------------------------------------------------------------------------------------------
27   $  3,010          3.7%   $  2,087          2.6%   $  2,034          2.7%   $  2,078         (0.4)%  $  2,270          1.0%
28        237         (8.1)        260          2.9         215        (12.2)        120        (38.7)        247         (2.0)
29        306         (4.2)        234          1.0         224         15.9         136          8.3         211         14.2
30        199         48.4         260          8.6         211         24.8         234          4.2         187          8.5
31        440         18.1         307         25.7         334         39.6         389          N/C         311         24.3
   -----------------------------------------------------------------------------------------------------------------------------
32   $  4,192          5.1%   $  3,148          4.8%   $  3,018          6.8%   $  2,957          3.0%   $  3,226          3.8%
   -----------------------------------------------------------------------------------------------------------------------------
33   $ 10,659          6.8%   $  9,870          7.2%   $  9,633         12.6%   $  9,986          4.5%   $  9,774          6.7%
   =============================================================================================================================
27       69.0%         1.3%       71.6%         0.2%       70.9%         3.7%       71.0%        (1.2)%      66.8%         0.6%
28   $   58.94         5.0%   $   49.83         6.4%   $   48.92         7.2%   $   49.93         5.4%   $   53.28         5.3%
29        116         (1.0)%        80          --          123         (0.2)%       122         (0.3)%        96         (0.1)%

================================================================================

                                                                     (Continued)

================================================================================
                                         LIMITED-SERVICE HOTELS -- 1995 vs. 1994
                                           Summary -- Dollars per Available Room
                                                    Figure Number 15 (Continued)
================================================================================

                                                                         Property Size Classifications
                                                  ---------------------------------------------------------------------------
                                                             Under                  75 to 150                   Over
                                                           75 Rooms                   Rooms                  150 Rooms
                                                  -------------------------  -----------------------  -----------------------
                                                                  Compared                 Compared                 Compared
                                                       1995       with 1994     1995       with 1994     1995       with 1994
                                                  ---------------------------------------------------------------------------
Revenues:
   Rooms                                            $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%
   Telephone                                             330         10.5         316          3.2         399          2.6
   Other Operated Departments                             38         (7.5)         89          2.7         259         24.9
   Rentals and Other Income                              137         42.5         150         19.3         286          5.8
                                                  ---------------------------------------------------------------------------
     Total Revenues                                 $ 12,577          5.5%   $ 13,486          6.9%   $ 15,394          7.3%

Departmental Costs and Expenses:
   Rooms                                            $  2,779          2.7%   $  3,103          5.1%   $  3,770          3.9%
   Telephone                                             195         (0.2)        199          9.3         246          6.0
   Other Operated Departments                             25         28.6          65          N/C         191         16.2
                                                  ---------------------------------------------------------------------------
     Total Costs and Expenses                       $  2,999          2.7%   $  3,368          5.9%   $  4,206          4.6%
                                                  ---------------------------------------------------------------------------
   Total Operated Departmental Income               $  9,578          6.4%   $ 10,118          7.2%   $ 11,187          8.4%

Undistributed Operating Expenses:**
   Administrative and General                       $  1,038          6.4%   $  1,213          8.8%   $  1,437          8.3%
   Franchise Fees                                        332         10.1         232         14.5         297         (0.2)
   Marketing and Guest Entertainment                     465         (0.7)        485          7.8         656          1.6
   Property Operation and Maintenance                    692          7.3         745          5.6         878          5.5
   Energy Costs                                          576        (10.7)        673         (2.9)        803          0.8
   Other Unallocated Operated Departments                 --          N/C           4          N/C           4          --
                                                  ---------------------------------------------------------------------------
     Total Undistributed Expenses                   $  3,102          2.2%   $  3,352          5.8%   $  4,075          4.5%
                                                  ---------------------------------------------------------------------------
   Income before Fixed Charges                      $  6,476          8.5%   $  6,766          7.8%   $  7,112         10.7%

Management Fees, Property Taxes, and Insurance:**
   Management Fees                                  $    775          6.5%   $    299        (33.3)%  $    388        (26.8)%
   Property Taxes and Other Municipal Charges            473          0.1         539          3.0         634          4.0
   Insurance on Buildings and Contents                    81        (40.5)        146         (1.2)        206         14.1
                                                  ---------------------------------------------------------------------------
     Total Management Fees, Property Taxes,
       and Insurance                                $  1,330         (0.6)%  $    984        (12.1)%  $  1,228         (7.0)%
                                                  ---------------------------------------------------------------------------
   Income before Other Fixed Charges***             $  5,146         11.1%   $  5,782         12.2%   $  5,884         15.3%
                                                  ===========================================================================

Rooms Department:
   Rooms Net Revenue                                $ 12,072          5.1%   $ 12,931          6.8%   $ 14,450          7.2%

Departmental Expenses:
   Salaries and Wages including Vacation            $  1,572          3.0%   $  1,691          2.7%   $  2,066          1.6%
   Payroll Taxes and Employee Benefits                   254        (14.3)        458         (2.3)        618          3.4
                                                  ---------------------------------------------------------------------------
     Subtotal $                                     $  1,826          0.2%   $  2,149          1.5%   $  2,684          2.0%
   Laundry, Linen, and Guest Supplies                    320         21.1         176        (20.7)        217        (16.4)
   Commissions and Reservation Expenses                  192         12.2         191         10.9         264         (1.1)
   Complimentary Food and/or Beverage Expenses           194          9.9         237         13.6         163          9.8
   All Other Expenses                                    247         (8.8)        349         49.1         442         37.8
                                                  ---------------------------------------------------------------------------
     Total Rooms Expense                            $  2,779          2.7%   $  3,102          5.0%   $  3,770          3.9%
                                                  ---------------------------------------------------------------------------
   Rooms Departmental Income                        $  9,293          5.8%   $  9,829          7.4%   $ 10,680          8.4%
                                                  ===========================================================================
   Percentage of Occupancy                              69.0%         0.1%       70.2%         0.7%       69.6%         1.8%
   Average Daily Rate per Occupied Room             $   47.93         5.0%   $   50.46         6.2%   $   56.90         5.3%
   Average Size (Rooms)                                   54         (0.1)%       118         (0.2)%       186         (0.2)%

================================================================================

N/C - Data not comparable.
 ** Averages based on total groups, although not all establishments reported data.
*** Income before deducting Depreciation, Rent, Interest, Amortization, and Income Taxes.
NOTE: Payroll Taxes and Employee Benefits distributed to each department.

                                                                      ----------
                                                                       SPECIAL
                                                                      SUPPLEMENT
                                                                      ----------

================================================================================
TRENDS IN THE HOTEL INDUSTRY
United States Cities 1995 and 1996 Projections
================================================================================

                                         Occupancy                    Average Daily Rate
                                ---------------------------------------------------------------
                                 1994     1995        1996       1994       1995        1996
                                Actual  Estimated   Projected   Actual    Estimated   Projected
                                ---------------------------------------------------------------
South Central Cities
   Austin, TX                    74.4%     76.0%       75.0%    $63.13     $65.50      $68.00
   Baton Rouge, LA               66.4      67.0        67.0      49.78      51.75       54.00
   Birmingham, AL                68.4      68.6        69.0      57.00      59.75       60.75
   Corpus Christi, TX            63.7      67.0        66.0      53.45      55.00       57.00
   Dallas/Fort Worth, TX         68.5      70.0        70.0      72.31      76.00       79.00
   El Paso, TX                   72.8      72.5        73.0      43.76      44.50       46.00
   Houston, TX                   64.3      64.0        65.0      67.32      71.00       74.00
   Jackson, MS                   65.6      65.0        67.0      48.90      49.20       51.00
   Knoxville, TN                 63.4      64.7        65.7      55.38      56.49       57.25
   Little Rock, AR               64.4      61.0        61.5      45.32      48.25       49.00
   Memphis, TN                   70.8      71.0        73.0      63.05      65.95       66.75
   Nashville, TN                 78.0      82.8        84.0      93.32      97.62       99.00
   New Orleans, LA               73.4      73.5        75.0      89.61      92.75       95.00
   Oklahoma City, OK             62.0      66.3        67.5      46.47      49.21       51.00
   San Antonio, TX               71.5      71.0        72.0      69.79      71.75       74.00
   Tulsa, OK                     58.8      59.2        61.0      56.79      58.54       59.00
                               -----------------       ---------------     ------------------
             Subtotal            68.6%     69.3%       70.0%    $69.56     $72.66      $75.28

Mountain and Pacific Cities

   Albuquerque, NM               73.4%     71.3%       73.0%    $63.28     $67.24      $68.00
   Billings, MT                  60.2      60.4        62.0      48.58      49.35       52.00
   Boise, ID                     75.5      75.0        75.0      58.00      62.00       64.00
   Colorado Springs, CO          69.3      69.7        71.2      59.31      62.33       63.75
   Denver, CO                    72.0      74.0        75.0      64.42      69.72       71.00
   Great Falls, MT               60.0      65.2        66.0      48.29      48.02       50.00
   Honolulu, HI                  81.1      80.2        80.5      98.82     105.00      110.00
   Los Angeles, CA               66.3      67.0        68.0      83.05      85.00       88.00
   Orange County, CA             65.5      69.0        70.0      76.50      77.34       80.24
   Phoenix, AZ                   71.4      72.9        73.0      90.13      99.34      100.00
   Portland, OR                  75.0      77.0        75.0      85.00      89.00       92.00
   Sacramento, CA                71.3      70.9        72.0      70.09      74.88       77.00
   Salt Lake City, UT            79.7      78.9        80.0      58.44      62.28       64.75
   San Diego County, CA          67.1      70.0        71.0      77.71      81.00       84.00
   San Francisco, CA             70.1      73.8        75.7     105.92     108.68      112.50
   Santa Fe, NM                  71.2      70.5        71.5     109.21     108.45      109.75
   Scottsdale, AZ                70.9      72.8        73.0     112.76     121.21      123.50
   Seattle, WA                   75.5      77.0        78.0     100.00     104.00      107.00
   Tucson, AZ                    69.2      71.6        72.0      74.25      78.68       79.00

             Subtotal            71.2%     72.5%       73.2%    $84.25     $88.41      $91.19
                               -----------------       ---------------     ------------------
             Total Cities        70.1%     71.3%       72.1%    $83.65     $87.51      $90.64
                               -----------------       ---------------     ------------------
             National Average*   68.9%     70.2%       71.2%    $81.68     $85.24      $88.10

================================================================================

* Average property size: 210 rooms.

================================================================================
TRENDS IN THE HOTEL INDUSTRY

United States First Half 1995 Results

================================================================================

                                                                  Occupancy                          Average Daily Rate
                                                         -----------------------------------------------------------------------
                                                                                 Percent                                Percent
                                                         1995       1994        Variation     1995         1994        Variation
                                                         -----------------------------------------------------------------------

New England and Middle Atlantic States
         Massachusetts                                   68.0%      67.6%           0.6%     $119.02      $112.75         5.6%
         New Hampshire                                   49.4       48.9            1.0        71.24        71.19         0.1
                                                         -----------------------------------------------------------------------
                  Subtotal                               65.0%      64.6%           0.6%     $113.14      $107.65         5.1%

North Central States
         Kansas                                          68.4%      66.8%           2.4%      $65.99       $62.90         4.9%
         Missouri                                        64.9       63.1            2.9        67.47        65.03         3.8
                                                         -----------------------------------------------------------------------
                  Subtotal                               66.3%      64.6%           2.6%      $66.86       $64.15         4.2%

South Atlantic States
         Florida                                         76.2%      72.7%           4.8%      $90.36       $83.47         8.3%
         Georgia                                         69.0       67.0            3.0        67.50        64.25         5.1
         North Carolina                                  65.0       62.3            4.3        63.96        60.12         6.4
         Virginia                                        67.0       65.0            3.1        67.75        65.85         2.9
                                                         -----------------------------------------------------------------------
                  Subtotal                               73.6%      70.5%           4.4%      $83.81       $77.4          7.5%

South Central States
         Alabama                                         66.8%      68.4%          (2.3)%     $51.66       $50.57         2.2%
         Arkansas                                        61.1       63.8           (4.2)       44.39        42.82         3.7
         Louisiana                                       76.5       75.0            2.0        82.97        79.95         3.8
         Mississippi                                     68.5       71.1           (3.7)       52.37        51.86         1.0
         Oklahoma                                        63.3       61.9            2.3        53.39        51.14         4.4
         Tennessee                                       69.7       68.4            1.9        67.11        64.30         4.4
         Texas                                           69.7       69.0            1.0        67.72        63.80         6.1
                                                         -----------------------------------------------------------------------
                  Subtotal                               70.1%      69.4%           1.0%      $68.31       $64.83         5.4%

Mountain and Pacific States
         Arizona                                         78.4%      76.8%           2.1%     $104.29       $96.71         7.8%
         Colorado                                        69.4       68.0            2.1        69.76        65.01         7.3
         Hawaii                                          75.5       76.6           (1.4)      111.28       105.24         5.7
         Montana                                         55.3       55.5           (0.4)       48.58        47.55         2.2
         New Mexico                                      70.7       71.5           (1.1)       70.31        68.41         2.8
         Northern California                             70.8       67.6            4.7        87.51        84.29         3.8
         Oregon                                          64.8       64.1            1.1        73.84        70.98         4.0
         Southern California                             67.4       64.7            4.2        81.75        79.87         2.4
         Utah                                            77.0       76.5            0.7        71.28        67.00         6.4
         Washington                                      67.1       64.6            3.9        76.52        71.92         6.4
         Wyoming                                         54.1       55.6           (2.7)       56.35        54.41         3.6
                                                         -----------------------------------------------------------------------
                  Subtotal                               70.5%      69.1%           2.0%      $88.45       $84.54         4.6%
                                                         -----------------------------------------------------------------------
                  Total States                           70.7%      69.1%           2.3%      $81.62       $77.35         5.5%
                                                         -----------------------------------------------------------------------
                  National Average*                      70.5%      68.9%           2.3%      $85.94       $81.67         5.2%




================================================================================
        * Average property size: 210 rooms.

                              SMITH TRAVEL RESEARCH
                     HOTEL OPERATING STATISTICS 1996 REPORT
================================================================================

LIMITED-SERVICE HIGHLIGHTS

o Limited-service hotels showed strong profitability improvement from 14.6 percent of total revenue in 1994 to 23.0 percent in 1995.

o     Sample Characteristics:

        -   Sample comprised of 1,410 limited-service hotels.

        - Occupancy was slightly lower at 72.7 percent...highest occupancies were in Southeast states.

        - Room Rates increased 1.4 percent to $55.18...highest ADR's were in Middle Atlantic (New York) and Pacific (Hawaii) regions.

        -   RevPAR improved to $40.12.

o Gross operating profit (GOP) (before management fees) improved from 45.2 percent in 1994 to 46.6 percent in 1995...GOP was above 44 percent across all census regions except New England.

o     Higher priced properties generally reported higher GOP and pre-tax income.

o     Total fixed charges (including property taxes and insurance) decreased
      12.5 percent from $3,530 per available room in 1994 to $3,087 in 1995...fixed charges were highest in Mountain and Pacific regions.

o Payroll and related expenses, as a ratio to sales, were higher for West South Central and Pacific region properties...highest labor expense per available room was in Pacific region (Hawaii).

o Expressed as an amount per available room, limited-service profits improved over 12 percent from $3,091 per room in 1994 to $3,474 in 1995 due to GOP enhancements and reduced fixed charges.

o Properties in the Central regions reported the highest pre-tax income ranging from 22.8 percent to 29.4 of total revenue, while properties in New England reported the lowest pre-tax income at 13.0 percent of total revenue.

o Chain-Affiliated properties, with pre-tax income of 23.8 percent, were more profitable than the reporting Independent properties at 10.4 percent.

Limited-Service Hotels--Statements of Operating Income & Expenses - 1995

--------------------------------     -----------------------------------------------------------------------------------------------
                                                                             Geographic Region
--------------------------------     -----------------------------------------------------------------------------------------------
Ratios to Sales                          New     Middle     South   East North  East South  West North  West South
                                       England  Atlantic  Atlantic    Central     Central     Central     Central  Mountain  Pacific
Occupancy                               66.1%     70.8%     75.0%      73.4%       74.7%        72.4%      72.3%      73.3%    68.7%
Average Size of Property (Rooms)         105       112       125        114         114          123        127        124      133
Average Rate                           $52.95    $60.23    $52.66     $53.88      $51.96       $54.46     $53.65     $58.05   $62.93

REVENUE
  Rooms                                 95.1%     95.7%     95.7%      95.9%       96.1%        95.7%      95.3%      95.1%    94.2%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Other Food & Beverage                   .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                              2.3       2.3       2.2        2.2         1.8          2.0        1.1        1.6      2.5
  Minor Operated Departments              .6       1.1        .9        1.2          .8          1.1         .5        1.0      1.3
  Rentals & Other Income                 2.0        .9       1.3         .7         1.3          1.3        3.1        2.2      2.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Revenue                        100.0%    100.0%    100.0%     100.0%      100.0%       100.0%     100.0%     100.0%   100.0%

DEPARTMENTAL EXPENSES
  Rooms                                 25.0%     24.9%     25.5%      23.6%       25.7%        27.1%      28.5%      27.2%    28.3%
  Food & Beverage                         .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                             79.4      72.5      96.4       72.7        97.1         86.5       72.2       68.5     59.4
  Other Departmental Expenses             .9        .6        .5         .5          .7           .5         .6         .8      1.1
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Expenses           26.5%     26.1%     27.0%      24.7%       27.1%        28.1%      28.6%      27.8%    29.2%
------------------------------------------------------------------------------------------------------------------------------------
  Total Departmental Profit             73.5%     73.9%     73.0%      75.3%       72.9%        71.9%      71.4%      72.2%    70.8%

UNDISTRIBUTED OPERATING EXPENSES
  Administrative & General              12.1%     10.9%     10.0%       9.7%        9.2%         9.4%       8.3%       8.6%     9.4%
  Marketing                              3.7       3.8       4.7        4.6         4.4          5.0        3.5        4.2      4.9
  Franchise Fee                          2.8       2.5       2.0        2.0         2.1          2.0         .9        2.0      1.7
  Energy                                 7.0       6.4       5.7        5.0         4.9          4.6        4.7        4.7      5.0
  Property Operation & Maintenance       5.8       5.2       5.7        5.6         4.8          5.4        3.8        4.6      5.2
------------------------------------------------------------------------------------------------------------------------------------
  Total Undistributed Operating
   Expenses                             31.3%     28.8%     28.1%      26.8%       25.5%        26.4%      21.2%      24.0%    26.0%

  GROSS OPERATING PROFIT                42.2%     45.1%     44.9%      48.5%       47.4%        45.5%      50.2%      48.2%    44.8%

  Management Fees                        2.3%      2.4%      3.2%       2.7%        3.2%         2.5%       3.9%       3.0%     2.8%
------------------------------------------------------------------------------------------------------------------------------------
INCOME BEFORE FIXED CHARGES*            39.9%     42.7%     41.7%      45.8%       44.2%        43.0%      46.3%      45.2%    42.0%
  Property Taxes                         4.5%      5.2%      3.1%       4.3%        2.6%         4.4%       3.8%       3.4%     3.2%
  Insurance                               .9        .9       1.0         .9         1.0          1.0        1.1        1.0      1.4
  Reserve For Replacement                 .3       1.1       1.1         .1          .2           .3         .1         .5       .6
------------------------------------------------------------------------------------------------------------------------------------
AMOUNT AVAILABLE FOR DEBT SERVICE
& OTHER FIXED CHARGES                   34.2%     35.5%     36.5%      40.5%       40.4%        37.3%      41.3%      40.3%    36.8%

Total Fixed Charges* (Including
  Property Taxes & Insurance)           26.9%     25.5%     19.3%      19.5%       14.8%        20.2%      18.0%      23.5%    24.9%
------------------------------------------------------------------------------------------------------------------------------------
Pre-Tax Income (Loss)                   13.0%     17.2%     22.4%      26.3%       29.4%        22.8%      28.3%      21.7%    17.1%
====================================================================================================================================
PAYROLL & RELATED EXPENSES
  Rooms                                 17.7%     18.2%     16.9%      15.7%       16.1%        17.7%      19.8%      17.0%    18.7%
  Food                                    .0        .0        .0         .0          .0           .0         .0         .0       .0
  Beverage                                .0        .0        .0         .0          .0           .0         .0         .0       .0
  Telephone                               .0       1.3        .7         .2          .0           .0         .0         .6       .6
  Other Operated Departments              .2        .3        .1         .1          .1           .2         .1         .2       .2
  Administrative & General               4.3       4.3       4.5        4.2         4.0          4.1        4.0        4.4      5.0
  Marketing                              1.7       1.3       1.7        1.6         1.2          1.8        1.9        1.6      1.8
  Property Operations & Maintenance      2.6       2.1       2.5        2.4         2.3          2.3        2.6        2.4      2.6
------------------------------------------------------------------------------------------------------------------------------------
  Total Payroll & Related Expenses      25.6%     25.5%     25.0%      23.4%       23.1%        25.3%      27.5%      24.8%    27.2%

* Total Fixed Charges does not include deductions for Replacements; but does include Depreciation and Amortization, Interest, Rent and Equipment Leases.

Expense ratios to sales for departmental expenses are based on their respective departmental revenues. All other expenses are based on total revenue. Totals may not add due to rounding.

----------------------------------------------   --------------------------------------  ---------------------------
                 Location                                     Price Category                        Size
----------------------------------------------   --------------------------------------  ---------------------------
                                                                                         Under 75  75-125   Over 125
 Urban   Suburban   Airport   Highway   Resort   Upscale   Mid-Price   Economy   Budget    Rooms    Rooms     Rooms
 73.2%     73.6%     74.4%     71.3%     70.8%     76.5%     72.4%      71.9%     69.1%    68.4%    73.1%     73.4%
  150       125       134       109       172       133       123        115       109       57      108       159
$70.88    $58.55    $53.02    $49.40    $61.51    $74.44    $54.25     $47.67    $39.99   $52.05   $51.89    $61.05

 94.2%     95.3%     95.3%     96.1%     92.9%     95.1%     95.0%      96.0%     96.3%    96.2%    95.8%     94.8%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.1       2.3       1.8       1.7       2.0       2.5       1.7        1.8       2.1      2.2      1.9       2.1
  1.4       1.2        .7        .6       1.3       1.6       1.0         .6        .5       .6       .8       1.2
  2.2       1.3       2.2       1.6       3.8        .8       2.3        1.6       1.1       .9      1.4       1.9
--------------------------------------------------------------------------------------------------------------------
100.0%    100.0%    100.0%    100.0%    100.0%    100.0%    100.0%     100.0%    100.0%   100.0%   100.0%    100.0%

 27.3%     25.4%     28.5%     25.9%     28.8%     23.5%     26.9%      26.6%     26.9%    26.2%    25.5%      6.7%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
132.0      68.3      74.3      88.3      86.4      73.8      68.4       91.2      92.9     83.1     83.0      75.2
  1.0        .8        .5        .4       1.4       1.0        .8         .5        .3       .4       .5        .9
--------------------------------------------------------------------------------------------------------------------
 29.5%     26.6%     29.0%     26.8%     29.9%     25.2%     27.5%      27.7%     28.2%    27.5%    26.5%     27.8%
--------------------------------------------------------------------------------------------------------------------
 70.5%     73.4%     71.0%     73.2%     70.1%     74.8%     72.5%      72.3%     71.8%    72.5%    73.5%     72.2%

  9.4%      9.6%      9.4%      9.7%     10.6%      9.2%      9.1%       9.8%     10.9%    13.1%     9.3%      9.1%
  4.7       4.9       4.1       3.8       6.3       5.7       4.2        3.8       3.6      3.7      4.4       4.6
  1.5       2.2       1.7       1.6       1.4       2.1       2.2        1.2       1.9      3.5      1.7       1.7
  4.9       5.2       5.0       5.5       5.3       4.5       4.8        5.4       7.2      6.3      5.2       5.1
  5.2       5.0       4.3       5.6       5.1       4.6       4.2        5.5       7.4      5.2      5.5       4.7
--------------------------------------------------------------------------------------------------------------------
 25.8%     26.8%     24.5%     26.2%     28.7%     26.1%     24.5%      25.8%     30.9%    31.8%    26.1%     25.2%

 44.7%     46.6%     46.5%     47.0%     41.4%     48.7%     48.0%       6.5%      0.9%    40.7%    47.4%     47.0%

  3.3%      3.2%      3.4%      2.7%      3.2%      2.8%      3.8%       2.6%      2.2%     3.4%     2.6%     $3.5%
--------------------------------------------------------------------------------------------------------------------
 41.4%     43.4%     43.1%     44.3%     38.2%     45.9%     44.2%      43.9%     38.7%    37.3%    44.8%     43.5%

  3.9%      3.7%      4.1%      3.6%      2.1%      3.4%      3.4%       3.9%      4.2%     3.7%     3.6%      3.9%
  1.1       1.0       1.0       1.1       1.2       1.0       1.1        1.0       1.1      1.5      1.0       1.0
   .7        .5        .2        .6        .6        .2        .0         .5       1.2      1.5       .5        .4
--------------------------------------------------------------------------------------------------------------------
 35.7%     38.2%     37.8%     39.0%     34.3%     41.3%     39.3%      38.5%     32.2%    30.6%    39.7%     38.2%

 17.6%     22.3%     18.2%     19.8%     20.6%     18.4%     21.7%      19.7%     22.0%    33.3%    18.2%     20.4%
--------------------------------------------------------------------------------------------------------------------
 23.8%     21.1%     24.9%     24.5%     17.6%     27.5%     22.5%      24.2%     16.7%     4.0%    26.6%     23.1%
====================================================================================================================

 17.9%     15.7%     19.7%     18.7%     19.7%     11.9%     18.1%      19.7%     20.8%    18.3%    17.4%     17.2%
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
   .0        .0        .0        .0        .0        .0        .0         .0        .0       .0       .0        .0
  2.8        .1        .3        .4       5.6        .3        .4        1.2        .0       .0       .3        .9
   .3        .1        .0        .2        .4        .1        .1         .4        .7       .1       .1        .2
  4.0       4.2       4.1       4.6       5.2       3.8       4.0        4.8       4.8      4.9      4.3       4.2
  1.9       1.5       1.9       1.6       3.0       1.5       1.2        2.2       1.7       .3      1.7       2.0
  2.5       2.3       2.4       2.5       2.6       2.1       2.2        2.5       2.8      2.0      2.4       2.5
--------------------------------------------------------------------------------------------------------------------
 25.6%     23.1%     27.2%     26.9%     29.6%     18.8%     24.7%      28.8%     30.0%    24.9%    25.2%     25.2%

                             California Central Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                          11/07/96


                  OCCUPANCY              ROOM RATE             ROOM SUPPLY           ROOM DEMAND             ROOM REVENUE
                  ---------------------  --------------------  --------------------  ---------------------   ---------------------
                  CURRENT  PRIOR  %      CURRENT  PRIOR  %     CURRENT  PRIOR  %      CURRENT  PRIOR  %      CURRENT   PRIOR   %
YEAR MONTH        YEAR     YEAR   CHNG   YEAR     YEAR   CHNG  YEAR     YEAR   CHNG   YEAR     YEAR   CHNG   YEAR      YEAR    CHNG
---- -----        -------  -----  -----  -------  -----  ----  -------  ------ ----   -------  -----  ----   --------  ------- -----
1990 January      51.6     51.7    -.2   42.21    38.13  10.7  198059   191673  3.3   102254    99001   3.3   4316531  3774605  14.4
1990 February     59.6     52.7   13.1   43.78    38.94  12.4  178892   173124  3.3   106609    91164  16.9   4667659  3549563  31.5
1990 March        66.3     64.8    2.3   43.76    40.57   7.9  198059   191673  3.3   131255   124160   5.7   5743806  5037200  14.0
1990 April        71.5     66.3    7.8   44.20    42.06   5.1  194040   185490  4.6   138783   122897  12.9   6134109  5169395  18.7
1990 May          75.6     77.8   -2.8   47.20    46.22   2.1  200508   193502  3.6   151533   150555    .6   7151728  6959318   2.8
1990 June         73.3     79.4   -7.7   56.40    45.72  23.4  201300   187260  7.5   147465   148718  - .8   8316635  6798750  22.3
1990 July         73.4     82.6  -11.1   60.68    46.62  30.2  209312   193502  8.2   153701   159796  -3.8   9326626  7450281  25.2
1990 August       75.5     84.6  -10.8   61.65    47.13  30.8  209312   196602  6.5   158024   166303  -5.0   9742687  7838355  24.3
1990 September    71.4     84.1  -15.1   60.82    45.00  35.2  202560   190260  6.5   144564   160044  -9.7   8792383  7202549  22.1
1990 October      64.5     76.6  -15.8   53.30    42.48  25.5  209312   196602  6.5   134934   150547 -10.4   7192457  6395745  12.5
1990 November     55.6     65.3  -14.9   51.89    42.18  23.0  202560   190260  6.5   112712   124201  -9.3   5848082  5238582  11.6
1990 December     44.4     54.2  -18.1   52.86    38.99  35.6  209312   196602  6.5    92904   106486 -12.8   4910827  4152277  18.3
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1990   65.3     70.1   -6.8   52.16    43.37  20.3  2413226  2286550 5.5  1574738  1603872  -1.8  82143530 69566620 18.1

     ROOM SAMPLE PERCENT - 20.2 %    Number of Sample Properties - 13   Number of Census Properties - 97

1991 January      44.7     51.6  -13.4   45.63    42.21   8.1  209312   198059  5.7    93551   102254  -8.5   4268360  4316531  -1.1
1991 February     45.9     59.6  -23.0   45.28    43.78   3.4  189056   178892  5.7    86851   106609  18.5   3932231  4667659 -15.8
1991 March        50.9     66.3  -23.2   47.31    43.76   8.1  209312   198059  5.7   106470   131255 -18.9   5037183  5743806 -12.3
1991 April        62.1     71.5  -13.1   53.94    44.20  22.0  202560   194040  4.4   125705   138783   9.4   6780160  6134109  10.5
1991 May          72.0     75.6   -4.8   58.75    47.20  24.5  209312   200508  4.4   150629   151533   -.6   8849822  7151728  23.7
1991 June         74.6     73.3    1.8   63.29    56.40  12.2  202560   201300   .6   151031   147465   2.4   9558608  8316635  14.9
1991 July         78.1     73.4    6.4   61.37    60.68   1.1  209312   209312   .0   163543   153701   6.4  10036340  9326626   7.6
1991 August       84.3     75.5   11.7   65.39    61.65   6.1  209312   209312   .0   176501   158024  11.7  11541393  9742687  18.5
1991 September    77.5     71.4    8.5   57.61    60.82  -5.3  202560   202560   .0   156958   144564   8.6   9043050  8792383   2.9
1991 October      69.0     64.5    7.0   52.95    53.30   -.7  209312   209312   .0   144456   134934   7.1   7649340  7192457   6.4
1991 November     52.9     55.6   -4.9   52.68    51.89   1.5  202560   202560   .0   107192   112712  -4.9   5646845  5848082  -3.4
1991 December     44.4     44.4     .0   52.11    52.86  -1.4  209312   209312   .0    93036    92904    .1   4848185  4910827  -1.3
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1991   63.1     65.3   -3.4   56.04    52.16   7.4  2464480 2413226  2.1  1555923  1574738  -1.2  87191517  82143530  6.1

     ROOM SAMPLE PERCENT - 20.8%     Number of sample Properties - 14   Number of Census Properties - 97

                             California Central Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96


                  OCCUPANCY              ROOM RATE             ROOM SUPPLY           ROOM DEMAND             ROOM REVENUE
                  ---------------------  --------------------  --------------------  ---------------------   ---------------------
                  CURRENT  PRIOR  %      CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR  %      CURRENT   PRIOR   %
YEAR MONTH        YEAR     YEAR   CHNG   YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR   CHNG   YEAR      YEAR    CHNG
---- -----        -------  -----  -----  -------  -----  ----  -------  ------ ----  -------  -----  ----   --------  ------- -----
1992 January      48.6     44.7    8.7   50.39    45.63  10.4  209312   209312   .0  101764    93551   8.8   5128329  4268360  20.1
1992 February     54.5     45.9   18.7   56.47    45.28  24.7  189056   189056   .0  102960    86851  18.5   5814078  3932231  47.9
1992 March        54.7     50.9    7.5   50.70    47.31   7.2  209312   209312   .0  114493   106470   7.5   5805341  5037183  15.2
1992 April        59.3     62.1   -4.5   60.02    53.94  11.3  202560   202560   .0  120169   125705  -4.4   7212134  6780160   6.4
1992 May          67.8     72.0   -5.8   66.35    58.75  12.9  209312   209312   .0  142003   150629  -5.7   9421593  8849822   6.5
1992 June         72.5     74.6   -2.8   61.02    63.29  -3.6  202560   202560   .0  146832   151031  -2.8   8960268  9558608  -6.3
1992 July         75.1     78.1   -3.8   69.86    61.37  13.8  209312   209312   .0  157177   163543  -3.9  10980819 10036340   9.4
1992 August       80.5     84.3   -4.5   67.23    65.39   2.8  209312   209312   .0  168546   176501  -4.5  11331215 11541393  -1.8
1992 September    73.1     77.5   -5.7   57.67    57.61    .1  202560   202560   .0  148070   156958  -5.7   8539804  9043050  -5.6
1992 October      60.6     69.0 - 12.2   56.03    52.95   5.8  209312   209312   .0  126759   144456 -12.3   7102842  7649340  -7.1
1992 November     46.2     52.9 - 12.7   51.84    52.68  -1.6  202560   202560   .0   93642   107192 -12.6   4854560  5646845 -14.0
1992 December     45.3     44.4    2.0   57.69    52.11  10.7  209312   209312   .0   94751    93036   1.8   5466235  4848185  12.7
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1992   61.6     63.1   -2.4   59.73    56.04   6.6 2464480  2464480   .0 1517166  1555923  -2.5  90617218 87191517  3.9

     ROOM SAMPLE PERCENT - 24.4 %     Number of Sample Properties - 18  Number of Census Properties - 97

1993 January      43.4     48.6  -10.7   53.40   50.39   6.0   211079   209312   .8   91677   101764  -9.9   4895699  5128329  -4.5
1993 February     48.0     54.5  -11.9   55.01   56.47  -2.6   190652   189056   .8   91495   102960 -11.1   5033026  5814078 -13.4
1993 March        53.0     54.7   -3.1   51.71   50.70   2.0   211079   209312   .8  111920   114493  -2.2   5787006  5805341   -.3
1993 April        63.1     59.3    6.4   57.03   60.02  -5.0   204270   202560   .8  128963   120169   7.3   7355232  7212134   2.0
1993 May          71.5     67.8    5.5   63.86   66.35  -3.8   211079   209312   .8  150954   142003   6.3   9639378  9421593   2.3
1993 June         69.8     72.5   -3.7   61.60   61.02   1.0   206220   202560  1.8  143979   146832  -1.9   8869531  8960268  -1.0
1993 July         80.6     75.1    7.3   66.87   69.86  -4.3   213094   209312  1.8  171810   157177   9.3  11488293 10980819   4.6
1993 August       79.8     80.5   -1.9   62.44   67.23  -7.1   213094   209312  1.8  170016   168546    .9  10616068 11331215  -6.3
1993 September    74.5     73.1    1.9   58.30   57.67   1.1   206220   202560  1.8  153643   148070   3.8   8956800  8539804   4.9
1993 October      60.0     60.6   -1.0   54.92   56.03  -2.0   213094   209312  1.8  127798   126759    .8   7018207  7102842  -1.2
1993 November     44.6     46.2   -3.5   53.89   51.84   4.0   206220   202560  1.8   92023    93642  -1.7   4959007  4854560   2.2
1993 December     45.0     45.3    -.7   61.76   57.69   7.1   213094   209312  1.8   95852    94751   1.2   5919860  5466235   8.3
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1993   61.2     61.6    -.6   59.17   59.73   -.9  2499195  2464480  1.4 1530130  1517166    .9  90538107 90617218   -.1

     ROOM SAMPLE PERCENT - 30.4%      Number of Sample Properties - 23        Number of Census Properties - 99


                             California Central Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96


                  OCCUPANCY              ROOM RATE             ROOM SUPPLY           ROOM DEMAND             ROOM REVENUE
                  ---------------------  --------------------  --------------------  ---------------------   ---------------------
                  CURRENT  PRIOR  %      CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR  %      CURRENT   PRIOR   %
YEAR MONTH        YEAR     YEAR   CHNG   YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR   CHNG   YEAR      YEAR    CHNG
---- -----        -------  -----  -----  -------  -----  ----  -------  ------ ----  -------  -----  ----   --------  ------- -----
1994 January      39.6     43.4   -8.8   59.69    53.40  11.8  213094   211079  1.0    84464   91677   -7.9  5041643  4895699   3.0
1994 February     50.1     48.0    4.4   60.57    55.01  10.1  192472   190652  1.0    96342   91495    5.3  5835870  5033026  16.0
1994 March        55.5     53.0    4.7   58.26    51.71  12.7  214520   211079  1.6   119034  111920    6.4  6935359  5787006  19.8
1994 April        59.0     63.1   -6.5   62.65    57.03   9.9  207600   204270  1.6   122557  128963   -5.0  7677881  7355232   4.4
1994 May          62.4     71.5  -12.7   60.62    63.86  -5.1  214520   211079  1.6   133875  150954  -11.3  8115449  9639378 -15.8
1994 June         66.2     69.8   -5.2   60.06    61.60  -2.5  207600   206220   .7   137360  143979   -4.6  8249734  8869531  -7.0
1994 July         75.0     80.6   -6.9   62.16    66.87  -7.0  214520   213094   .7   160877  171810   -6.4  9999551 11488293 -13.0
1994 August       79.5     79.8    -.4   63.20    62.44   1.2  214520   213094   .7   170616  170016     .4 10783199 10616068   1.6
1994 September    69.3     74.5   -7.0   60.98    58.30   4.6  209700   206220  1.7   145224  153643   -5.5  8856325  8956800  -1.1
1994 October      52.1     60.0  -13.2   56.83    54.92   3.5  216690   213094  1.7   112879  127798  -11.7  6415426  7018207  -8.6
1994 November     43.2     44.6   -3.1   59.25    53.89   9.9  209700   206220  1.7    90576   92023   -1.6  5366922  4959007   8.2
1994 December     44.2     45.0   -1.8   73.19    61.76  18.5  216690   213094  1.7    95706   95852    -.2  7005083  5919860  18.3
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1994   58.0     61.2   -5.2   61.44    59.17   3.8 2531626  2499195  1.3  1469510 1530130   -4.0 90282442 90538107   -.3

     ROOM SAMPLE PERCENT - 34.5 %     Number of Sample Properties - 27  Number of Census Properties - 101

1995 January      38.4     39.6   -3.0    60.32   59.69   1.1  216690   213094  1.7    83146   84464   -1.6  5015693  5041643   -.5
1995 February     46.2     50.1   -7.8    60.60   60.57    .0  195720   192472  1.7    90468   96342   -6.1  5482117  5835870  -6.1
1995 March        48.5     55.5  -12.6    66.97   58.26  15.0  216690   214520  1.0   105073  119034  -11.7  7036700  6935359   1.5
1995 April        54.2     59.0   -8.1    63.83   62.65   1.9  209700   207600  1.0   113623  122557   -7.3  7252741  7677881  -5.5
1995 May          59.0     62.4   -5.4    61.81   60.62   2.0  218736   214520  2.0   129024  133875   -3.6  7975435  8115449  -1.7
1995 June         67.5     66.2    2.0    64.39   60.06   7.2  211680   207600  2.0   142835  137360    4.0  9196879  8249734  11.5
1995 July         76.2     75.0    1.6    66.89   62.16   7.6  218736   214520  2.0   166661  160877    3.6 11148184  9999551  11.5
1995 August       79.7     79.5     .3    68.66   63.20   8.6  218736   214520  2.0   174256  170616    2.1 11964064 10783199  11.0
1995 September    70.9     69.3    2.3    61.03   60.98    .1  211680   209700   .9   150072  145224    3.3  9158310  8856325   3.4
1995 October      57.0     52.1    9.4    58.75   56.83   3.4  218736   216690   .9   124777  112879   10.5  7330277  6415426  14.3
1995 November     40.2     43.2   -6.9    54.20   59.25  -8.5  211680   209700   .9    85192   90576   -5.9  4617826  5366922 -14.0
1995 December     36.8     44.2  -16.7    72.90   73.19   -.4  218736   216690   .9    80399   95706  -16.0  5861276  7005083 -16.3
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1995   56.3     58.0   -2.9    63.67   61.44   3.6 2567520  2531626  1.4  1445526 1469510   -1.6 92039502 90282442   1.9

     ROOM SAMPLE PERCENT - 36.2%      Number of Sample Properties - 28  Number of Census Properties - 102


                             California Central Area
                           JANUARY 1989 SEPTEMBER 1996

SOURCE: SMITH TRAVEL RESEARCH                                           11/07/96


                  OCCUPANCY              ROOM RATE             ROOM SUPPLY           ROOM DEMAND             ROOM REVENUE
                  ---------------------  --------------------  --------------------  ---------------------   -----------------------
                  CURRENT  PRIOR  %      CURRENT  PRIOR  %     CURRENT  PRIOR  %     CURRENT  PRIOR  %      CURRENT   PRIOR   %
YEAR MONTH        YEAR     YEAR   CHNG   YEAR     YEAR   CHNG  YEAR     YEAR   CHNG  YEAR     YEAR   CHNG   YEAR      YEAR    CHNG
---- -----        -------  -----  -----  -------  -----  ----  -------  ------ ----  -------  -----  ----   --------  ------- ------
1996 January      36.7    38.4    -4.4   61.56    60.32   2.1  219759   216690  1.4   80555    83146  -3.1   4958830   5015693 -1.1
1996 February     46.1    46.2     -.2   68.72    60.60  13.4  198492   195720  1.4   91454    90468   1.1   6284451   5482117 14.6
1996 March        54.2    48.5    11.8   62.23    66.97  -7.1  219759   216690  1.4  119168   105073  13.4   7416016   7036700  5.4
1996 April        53.0    54.2    -2.2   61.86    63.83  -3.1  213960   209700  2.0  113326   113623   -.3   7010511   7252741 -3.3
1996 May          58.2    59.0    -1.4   63.32    61.81   2.4  221092   218736  1.1  128620   129024   -.3   8144132   7975435  2.1
1996 June         64.3    67.5    -4.7   66.50    64.39   3.3  213960   211680  1.1  137547   142835  -3.7   9147445   9196879  -.5
1996 July         68.1    76.2   -10.6   67.04    66.89    .2  221092   218736  1.1  150607   166661  -9.6  10096711  11148184 -9.4
1996 August       79.3    79.7     -.5   68.18    68.66   -.7  221092   218736  1.1  175389   174256    .7  11958456  11964064  -.0
1996 September    65.9    70.9    -7.1   63.80    61.03   4.5  213960   211680  1.1  141021   150072  -6.0   8997509   9158310  -1.8
                 ------------------------------------------------------------------------------------------------------------------
     TOTAL 1996   58.5    60.2    -2.8   65.06    64.26   1.2 1943166  1918368  1.3 1137687  1155158  -1.5  74014061  74230123   -.3

     ROOM SAMPLE PERCENT - 34.7 %    Number of Sample Properties - 29   Number of Census Properties - 104

     SOURCE: SMITH TRAVEL RESEARCH - The information contained in this report is based upon independent surveys and research from sources considered reliable but no representation is made as to its completeness or accuracy. This information is in no way to be construed as a recommendation by Smith Travel
                                     Research of any industry standard and is intended solely for the internal purposes of your company and should not be published in any manner unless authorized by Smith Travel
                                     Research.


                                                   LIST OF PROPERTIES INCLUDED IN
                                                       California Central Area                                    11/07/96 Page: 1

                                                                                                       RESPONSE REPORT
                                                                                                        ------1995-----
                                                                Zip
STR CODE  Name of Establishment          City               ST  Code   Telephone        YEAR  ROOMS    SEP OCT NOV DEC
--------  --------------------           -----------        --  -----   --------------  ----  -----    --- --- --- ---
   1928   BEST WESTERN RUBY INN          BRIDGEPORT         CA  93517  (619) 932-7241   5900   30
  11450   WALKER RIVER LODGE             BRIDGEPORT         CA  93517  (619) 932-7021          36
  30769   SILVER MAPLE MOTEL             BRIDGEPORT         CA  93517  (619) 932-7383          20
  11596   JUNE LAKE MOTEL                JUNE LAKE          CA  93529  (619) 648-7547          26
  25009   WHISPERING PINES RESORT        JUNE LAKE          CA  93529  (619) 648-7762          24
  25012   JUNE LAKE VILLAGER MOTEL       JUNE LAKE          CA  93529  (619) 648-7712          21
  25025   BOULDER LODGE                  JUNE LAKE          CA  93529  (619) 648-7533          60
   1985   BEST WESTERN LAKE VIEW LODGE   LEE VINING         CA  93541  (619) 647-6543   5800   46
  24883   MURPHEYS MOTEL                 LEE VINING         CA  93541  (619) 647-6316          43
   2016   ECONO LODGE MAMMOTH LAKES      MAMMOTH LAKES      CA  93546  (619) 934-6855   6800   32       X   X   X
   3525   1849 CONDOMINUMS               MAMMOTH LAKES      CA  93546  (619) 934-7525         100
   6296   MOTEL 6 MAMMOTH LAKES          MAMMOTH LAKES      CA  93546  (619) 934-6660         152       X   X   X   X
   7181   TRAVELODGE MAMMOTH LAKES       MAMMOTH LAKES      CA  93546  (619) 934-8576          61
  11673   TRAVELODGE MAMMOTH LAKE        MAMMOTH LAKES      CA  93546  (619) 934-8526         125       X   X   X   X
  11674   INTERNATIONAL INN              MAMMOTH LAKES      CA  93546  (619) 934-2542          25
  11675   JAGERHOF LODGE                 MAMMOTH LAKES      CA  93546  (619) 934-6162          24
  11677   ROYAL PINES RESORT             MAMMOTH LAKES      CA  93546  (619) 934-2306          26
  11678   SIERRA NEVADA INN              MAMMOTH LAKES      CA  93546  (619) 934-2515         156
  11679   SWISS CHALET MOTEL             MAMMOTH LAKES      CA  93546  (619) 934-2403          21
  12698   A LEE LODGE                    MAMMOTH LAKES      CA  93546  (619) 934-6709          23
  14607   THRIFTLODGE MAMMOTH LAKES      MAMMOTH LAKES      CA  93546  (619) 934-8576          47       X   X   X   X
  15518   CHAMONIIC CONDOMINIUMS         MAMMOTH LAKES      CA  93546  (619) 934-6792          63
  15530   MAMMOTH MOUNTAIN INN           MAMMOTH LAKES      CA  93546  (619) 934-2581         213       X   X   X   X
  15533   SHILO INN MAMMOTH LAKES        MAMMOTH LAKES      CA  93546  (619) 934-4500   8901   70
  19580   CLOSED MAMMOTH LAKE CONDOS     MAMMOTH LAKES      CA  93546  (619) 934-2884           0
  21519   QUALITY MAMMOTH LAKES          MAMMOTH LAKES      CA  93546  (619) 934-5114   8812   59       X   X   X   X
  24785   ALPENHOF LODGE                 MAMMOTH LAKES      CA  93546  (619) 934-6330          60
  29858   AUSTRIA HOF LODGE              MAMMOTH LAKES      CA  93546  (619) 934-2764          22
  29859   SUMMIT ACCOMMODATIONS          MAMMOTH LAKES      CA  93546  (619) 934-7062         126
  32163   SIERRA LODGE                   MAMMOTH LAKES      CA  93546  (619) 934-8881          35
  32165   WHITE STAG INN                 MAMMOTH LAKES      CA  93546  (619) 934-7507          21
  11416   THE PINES RESORT               BASS LAKE          CA  93604  (209) 642-3121          84       X   X   X   X
  31984   DUCEYS ON THE LAKE             BASS LAKE          CA  93604  (209) 642-3131          20
  23895   DAYS INN MERCED/YOSEMITE       CHOWCHILLA         CA  93610  (209) 665-4821          30
  12140   NARROW GAUGE INN               FISH CAMP          CA  93623  (909) 683-7720          26
  15797   TENAYA LODGE                   FISH CAMP          CA  93623  (209) 683-6555   9006  242       X   X   X   X
  30836   LAKESHORE RESORT               LAKESHORE          CA  93634  (209) 893-3193          28
  29323   BEST WESTERN JOHN JAY INN      LOS BANOS          CA  93635  (209) 827-0954   9301   57


                                                   LIST OF PROPERTIES INCLUDED IN
                                                       California Central Area                                    11/07/96 Page: 3

                                                                                    Report #: Res-14
                                                                         ----------------1996---------------
                                                                 Zip
STR CODE  Name of Establishment           City               ST  Code    JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  --------------------            -----------        --  ----    --- --- --- --- --- --- --- --- ---
   1928   BEST WESTERN RUBY INN          BRIDGEPORT         CA  93517
  11450   WALKER RIVER LODGE             BRIDGEPORT         CA  93517
  30769   SILVER MAPLE MOTEL             BRIDGEPORT         CA  93517
  11596   JUNE LAKE MOTEL                JUNE LAKE          CA  93529
  25009   WHISPERING PINES RESORT        JUNE LAKE          CA  93529
  25012   JUNE LAKE VILLAGER MOTEL       JUNE LAKE          CA  93529
  25025   BOULDER LODGE                  JUNE LAKE          CA  93529
   1985   BEST WESTERN LAKE VIEW LODGE   LEE VINING         CA  93541
  24883   MURPHEYS MOTEL                 LEE VINING         CA  93541
   2016   ECONO LODGE MAMMOTH LAKES      MAMMOTH LAKES      CA  93546     X   X   X   X       X   X   X   X
   3525   1849 CONDOMINUMS               MAMMOTH LAKES      CA  93546
   6296   MOTEL 6 MAMMOTH LAKES          MAMMOTH LAKES      CA  93546     X   X   X   X   X   X   X   X   X
   7181   TRAVELODGE MAMMOTH LAKES       MAMMOTH LAKES      CA  93546                 X   X   X   X   X   X
  11673   TRAVELODGE MAMMOTH LAKE        MAMMOTH LAKES      CA  93546         X   X   X   X   X   X   X   X
  11674   INTERNATIONAL INN              MAMMOTH LAKES      CA  93546
  11675   JAGERHOF LODGE                 MAMMOTH LAKES      CA  93546
  11677   ROYAL PINES RESORT             MAMMOTH LAKES      CA  93546
  11678   SIERRA NEVADA INN              MAMMOTH LAKES      CA  93546
  11679   SWISS CHALET MOTEL             MAMMOTH LAKES      CA  93546
  12698   A LEE LODGE                    MAMMOTH LAKES      CA  93546
  14607   THRIFTLODGE MAMMOTH LAKES      MAMMOTH LAKES      CA  93546         X   X   X   X   X   X   X   X
  15518   CHAMONIIC CONDOMINIUMS         MAMMOTH LAKES      CA  93546
  15530   MAMMOTH MOUNTAIN INN           MAMMOTH LAKES      CA  93546     X   X   X   X   X   X   X   X   X
  15533   SHILO INN MAMMOTH LAKES        MAMMOTH LAKES      CA  93546
  19580   CLOSED MAMMOTH LAKE CONDOS     MAMMOTH LAKES      CA  93546
  21519   QUALITY MAMMOTH LAKES          MAMMOTH LAKES      CA  93546     X   X   X   X   X   X   X   X   X
  24785   ALPENHOF LODGE                 MAMMOTH LAKES      CA  93546
  29858   AUSTRIA HOF LODGE              MAMMOTH LAKES      CA  93546
  29859   SUMMIT ACCOMMODATIONS          MAMMOTH LAKES      CA  93546
  32163   SIERRA LODGE                   MAMMOTH LAKES      CA  93546
  32165   WHITE STAG INN                 MAMMOTH LAKES      CA  93546
  11416   THE PINES RESORT               BASS LAKE          CA  93604     X   X   X   X   X           X   X
  31984   DUCEYS ON THE LAKE             BASS LAKE          CA  93604
  23895   DAYS INN MERCED/YOSEMITE       CHOWCHILLA         CA  93610
  12140   NARROW GAUGE INN               FISH CAMP          CA  93623
  15797   TENAYA LODGE                   FISH CAMP          CA  93623     X   X   X   X   X   X   X   X   X
  30836   LAKESHORE RESORT               LAKESHORE          CA  93634
  29323   BEST WESTERN JOHN JAY INN      LOS BANOS          CA  93635


                                                   LIST OF PROPERTIES INCLUDED IN
                                                       California Central Area                                    11/07/96 Page: 2

                                                                              `                         RESPONSE REPORT
                                                                                                        ------1995-----
                                                                 Zip
STR CODE  Name of Establishment           City               ST  Code   Telephone        YEAR  ROOMS    SEP OCT NOV DEC
--------  --------------------            -----------        --  ----   --------------   ----  -----    --- --- --- ---
   11665  BONANZA MOTEL                   LOS BANOS          CA  93635  (209) 826-3871           38
   23896  NATIONAL 9 ISLANDER             LOS BANDS          CA  93635  (209) 826-3045           49
   24788  USA BUDGET INN                  LOS BANOS          CA  93635  (209) 826-5016           61
    4777  GATEWAY INN                     MADERA             CA  93637  (909) 674-8817           50
    2015  BEST WESTERN MADERA VALLEY INN  MADERA             CA  93637  (209) 673-5164    7300   95
   22134  ECONOMY INNS OF AMERICA MADERA  MADERA             CA  93637  (209) 661-1131           80
    2047  BEST WESTERN YOSEMITE GATEWAY   OAKHURST           CA  93644  (209) 683-2378    8400  118
   13423  RAMADA LIMITED OAKHURST         OAKHURST           CA  93644  (209) 658-5500    9409   70      X   X   X   X
   28416  HOLIDAY INN EXPRESS OAKHURST    OAKHURST           CA  93644  (209) 642-2525    9007   42      X   X   X   X
   28419  SHILO INN OAKHURST YOSEMITE     OAKHURST           CA  93644  (909) 683-3555    8710   80
   30697  COMFORT INN OAKHURST            OAKHURST           CA  93644  (209) 683-8282          113      X   X   X   X
   31697  OAKHURST LODGE                  OAKHURST           CA  93644  (209) 683-4417           60      X   X   X   X
   31981  ANGELS INN MOTEL                ANGELS CAMP        CA  95221  (209) 736-4242           37
   19500  GOLD COUNTY INN                 ANGELS CAMP        CA  95222  (209) 736-4611    7600   40      X   X   X   X
   15125  LODGE AT BEAR VALLEY            BEAR VALLEY        CA  95223  (209) 753-2325    6801   54
   25604  MELONES POKER FLAT              COPPEROPOLIS       CA  95228  (909) 785-2286           44
   25485  MURPHYS HOTEL                   MURPHYS            CA  95247  (209) 728-3444    5600   29      X   X   X   X
   29756  SUPER 8 ATWATER                 ATWATER            CA  95301  (209) 357-0202    9004   79
   25425  COLUMBIA INN MOTEL              COLUMBIA           CA  95310  (209) 533-0446           24
   31995  HOTEL JEFFERY                   COULTERVILLE       CA  95311  (209) 878-3471           21
   12141  YOSEMITE VIEW LODGE             EL PORTAL          CA  95318  (209) 379-2681           79
   15135  CEDAR LODGE RESORT              EL PORTAL          CA  95318  (209) 379-2612          206
   15136  BUCK MEADOWS LODGE              GROVELAND          CA  95321  (209) 962-5281    7800   54      X   X   X   X
   32845  YOSEMITE WESTGATE MOTEL         GROVELAND          CA  95321  (209) 962-5281    9604   43      X
     204  RAMADA SANTA NELLA              SANTA NELLA        CA  95322  (209) 826-4444          164          X   X   X
    2118  BEST WESTERN ANDERSENS INN      SANTA NELLA        CA  95322  (209) 826-5534    7600   94
   31204  SUPER 8 GUSTINE/SANTA NELLA     GUSTINE            CA  95322  (209) 827-8700    9505   66
   27000  HOLIDAY INN EXPRESS LA FONTAIN  SANTA NELLA        CA  95322  (209) 826-8282    8908  100      X   X   X   X
    6294  MOTEL 6 SANTA NELLA             SANTA NELLA        CA  95322  (209) 826-6644          111      X   X   X   X
   15139  COMFORT INN MARIPOSA            MARIPOSA           CA  95338  (209) 966-4344    8905   59      X   X   X   X
   24771  MARIPOSA LODGE                  MARIPOSA           CA  95338  (209) 966-3607          44
   24783  MINERS INN MOTEL                MARIPOSA           CA  95338  (209) 742-7777    8505  64
   25539  BEST WESTERN YOSEMITE WAY STAT  MARIPOSA           CA  95338  (209) 966-7545    8500  78
   29899  HOLIDAY INN EXPRESS MARIPOSA    MARIPOSA           CA  95338  (209) 966-4288    9403  46       X   X   X   X
   24773  E C YOSEMITE MOTEL              MARIPOSA           CA  95338  (209) 742-6800          28
    6297  SUPER 6                         MERCED             CA  95340  (209) 384-3702          80       X   X   X   X
   11156  MOTEL 6 MERCED NORTH            MERCED             CA  95340  (209) 384-2181    8400  77       X   X   X   X
   18459  SANDPIPER MOTEL                 MERCED             CA  95340  (209) 723-1034    5906  32


                                                                                    Report #: Res-14
                                                                         ----------------1996---------------
                                                                 Zip
STR CODE  Name of Establishment           City               ST  Code    JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  --------------------            -----------        --  ----    --- --- --- --- --- --- --- --- ---
   11665  BONANZA MOTEL                   LOS BANOS          CA  93635
   23896  NATIONAL 9 ISLANDER             LOS BANDS          CA  93635
   24788  USA BUDGET INN                  LOS BANOS          CA  93635
    4777  GATEWAY INN                     MADERA             CA  93637
    2015  BEST WESTERN MADERA VALLEY INN  MADERA             CA  93637
   22134  ECONOMY INNS OF AMERICA MADERA  MADERA             CA  93637
    2047  BEST WESTERN YOSEMITE GATEWAY   OAKHURST           CA  93644
   13423  RAMADA LIMITED OAKHURST         OAKHURST           CA  93644    X   X   X   X   X   X   X   X   X
   28416  HOLIDAY INN EXPRESS OAKHURST    OAKHURST           CA  93644    X   X   X   X       X   X   X   X
   28419  SHILO INN OAKHURST YOSEMITE     OAKHURST           CA  93644
   30697  COMFORT INN OAKHURST            OAKHURST           CA  93644        X   X   X   X   X   X   X   X
   31697  OAKHURST LODGE                  OAKHURST           CA  93644    X   X   X   X   X   X   X   X   X
   31981  ANGELS INN MOTEL                ANGELS CAMP        CA  95221
   19500  GOLD COUNTY INN                 ANGELS CAMP        CA  95222    X   X   X   X   X   X   X   X   X
   15125  LODGE AT BEAR VALLEY            BEAR VALLEY        CA  95223
   25604  MELONES POKER FLAT              COPPEROPOLIS       CA  95228
   25485  MURPHYS HOTEL                   MURPHYS            CA  95247    X   X   X   X   X   X   X   X   X
   29756  SUPER 8 ATWATER                 ATWATER            CA  95301
   25425  COLUMBIA INN MOTEL              COLUMBIA           CA  95310
   31995  HOTEL JEFFERY                   COULTERVILLE       CA  95311
   12141  YOSEMITE VIEW LODGE             EL PORTAL          CA  95318
   15135  CEDAR LODGE RESORT              EL PORTAL          CA  95318
   15136  BUCK MEADOWS LODGE              GROVELAND          CA  95321    X   X   X       X       X   X   X
   32845  YOSEMITE WESTGATE MOTEL         GROVELAND          CA  95321            X   X   X   X   X   X   X
     204  RAMADA SANTA NELLA              SANTA NELLA        CA  95322    X   X   X   X   X   X   X   X   X
    2118  BEST WESTERN ANDERSENS INN      SANTA NELLA        CA  95322
   31204  SUPER 8 GUSTINE/SANTA NELLA     GUSTINE            CA  95322
   27000  HOLIDAY INN EXPRESS LA FONTAIN  SANTA NELLA        CA  95322    X   X   X   X   X   X   X   X   X
    6294  MOTEL 6 SANTA NELLA             SANTA NELLA        CA  95322    X   X   X   X   X   X   X   X   X
   15139  COMFORT INN MARIPOSA            MARIPOSA           CA  95338    X       X   X   X   X   X   X   X
   24771  MARIPOSA LODGE                  MARIPOSA           CA  95338
   24783  MINERS INN MOTEL                MARIPOSA           CA  95338
   25539  BEST WESTERN YOSEMITE WAY STAT  MARIPOSA           CA  95338
   29899  HOLIDAY INN EXPRESS MARIPOSA    MARIPOSA           CA  95338    X   X   X   X   X   X   X   X   X
   24773  E C YOSEMITE MOTEL              MARIPOSA           CA  95338
    6297  SUPER 6                         MERCED             CA  95340    X   X
   11156  MOTEL 6 MERCED NORTH            MERCED             CA  95340    X   X   X   X   X   X   X   X   X
   18459  SANDPIPER MOTEL                 MERCED             CA  95340


                                                   LIST OF PROPERTIES INCLUDED IN
                                                       California Central Area                                    11/07/96 Page: 3


                                                                              `                             RESPONSE REPORT
                                                                                                             ------1995-----
                                                                      Zip
STR CODE  Name of Establishment           City                    ST  Code   Telephone        YEAR  ROOMS    SEP OCT NOV DEC
--------  --------------------            -----------             --  ----   --------------   ----  -----    --- --- --- ---
   33082  TRAVELODGE MERCED/YOSEMITE      MERCED                  CA  95340  (209) 722-6225   9601     33
   24828  CALIFORNIA BEST MOTEL           MERCED                  CA  95340  (209) 722-3561   7300    40
   11690  HAPPY INN MOTEL                 MERCED                  CA  95340  (209) 722-6291           64
   28861  HOLIDAY INN EXPRESS MERCED      MERCED                  CA  95340  (209) 383-0333   9306    65      X   X   X   X
    4780  SIERRA LODGE INN                MERCED                  CA  95340  (209) 722-3926           25
    2018  BEST WESTERN MERCED             MERCED                  CA  95340  (209) 723-2163   6000    42
   29523  DAYS INN GATEWAY TO YOSEMITE    MERCED                  CA  95340  (209) 722-2726   7500    24      X   X   X   X
    7183  RAMADA MERCED                   MERCED                  CA  95340  (209) 723-3121          110      X   X   X   X
    2019  BEST WESTERN PINE CONE INN      MERCED                  CA  95340  (209) 723-3711   6400    98      X   X   X   X
    5910  MOTEL 6 MERCED CENTRAL          MERCED                  CA  95340  (209) 722-2737           76      X   X   X   X
   12139  MUIR LODGE                      MIDPINES                CA  95345  (209) 966-2468          26
   32166  MI WUK MOTOR LODGE              MI WUK VILLAGE          CA  95346  (209) 586-3031          21
   24693  PINECREST LAKE RESORT           PINECREST               CA  95364  (209) 965-3411          27
   15149  ALADDIN MOTOR INN               SONORA                  CA  95370  (209) 533-4971   8810   61
   19695  SONORA INN                      SONORA                  CA  95370  (209) 532-7468          63
   32198  SONORA GOLD LODGE               SONORA                  CA  95370  (209) 532-3952          42
   11977  SONORA TOWNE HOUSE MOTEL        SONORA                  CA  95370  (209) 532-3633   6506   112     X   X       X
   11974  GUNN HOUSE MOTEL                SONORA                  CA  95370  (209) 532-3421          25      X   X       X
    2125  BEST WESTERN SONORA OAKS MOTOR  SONORA                  CA  95370  (209) 533-4400   8504  100
   32212  WILDWOOD INN MOTOR LODGE        TWAIN HARTE             CA  95383  (209) 586-2900          21
   12143  ANWAMNEE HOTEL                  YOSEMITE VILLAGE        CA  95389  (209) 252-4848         123
   12144  WAWOMA HOTEL                    YOSEMITE NAT'L PARK     CA  95389  (209) 252-4848         104
   12145  YOSEMITE LODGE                  YOSEMITE NAT'L PARK     CA  95389  (209) 252-4848         495
   19716  REDWOODS RESORT                 YOSEMITE NATIONAL PARK  CA  95389  (209) 375-6666         126
   12142  CLOSED YOSEMITE WEST CONDOMINI  YOSEMITE NATIONAL PARK  CA  95389                           0
    1976  BEST WESTERN AMADOR INN         JACKSON                 CA  95642  (209) 223-0211   8400  118
   11591  JACKSON HOLIDAY LODGE           JACKSON                 CA  95642  (209) 223-0486          36
   29851  KIRKWOOO RESORT                 KIRKWOOO                CA  95646  (209) 258-7000         120
   24688  PIONEER RESORTS II LODGE        PIONEER                 CA  95666  (209) 295-3490   8606   25
   29389  SHENANDOAH INN                  PLYMOUTH                CA  95669  (209) 245-4491   9001   47
   15216  CLOSED GOLD QUARTZ INN          SUTTER CREEK            CA  95685  (209) 267-9155   8811    0
                                                                                              ----
                                                                                              7132

                                                                                          Report #: Res-14
                                                                                ----------------1996---------------
                                                                      Zip
STR CODE  Name of Establishment           City                    ST  Code      JAN FEB MAR APR MAY JUN JUL AUG SEP
--------  --------------------            -----------             --  ----      --- --- --- --- --- --- --- --- ---
   33082  TRAVELODGE MERCED/YOSEMITE      MERCED                  CA  95340                  X   X   X   X   X   X
   24828  CALIFORNIA BEST MOTEL           MERCED                  CA  95340
   11690  HAPPY INN MOTEL                 MERCED                  CA  95340
   28861  HOLIDAY INN EXPRESS MERCED      MERCED                  CA  95340      X   X   X       X   X
    4780  SIERRA LODGE INN                MERCED                  CA  95340
    2018  BEST WESTERN MERCED             MERCED                  CA  95340
   29523  DAYS INN GATEWAY TO YOSEMITE    MERCED                  CA  95340      X   X   X   X   X   X   X   X   X
    7183  RAMADA MERCED                   MERCED                  CA  95340      X   X   X   X   X   X   X   X   X
    2019  BEST WESTERN PINE CONE INN      MERCED                  CA  95340      X   X   X   X   X   X
    5910  MOTEL 6 MERCED CENTRAL          MERCED                  CA  95340      X   X   X   X   X   X   X   X   X
   12139  MUIR LODGE                      MIDPINES                CA  95345
   32166  MI WUK MOTOR LODGE              MI WUK VILLAGE          CA  95346
   24693  PINECREST LAKE RESORT           PINECREST               CA  95364
   15149  ALADDIN MOTOR INN               SONORA                  CA  95370
   19695  SONORA INN                      SONORA                  CA  95370
   32198  SONORA GOLD LODGE               SONORA                  CA  95370
   11977  SONORA TOWNE HOUSE MOTEL        SONORA                  CA  95370     X   X       X   X   X   X   X   X
   11974  GUNN HOUSE MOTEL                SONORA                  CA  95370     X   X   X   X   X   X   X   X   X
    2125  BEST WESTERN SONORA OAKS MOTOR  SONORA                  CA  95370
   32212  WILDWOOD INN MOTOR LODGE        TWAIN HARTE             CA  95383
   12143  ANWAMNEE HOTEL                  YOSEMITE VILLAGE        CA  95389
   12144  WAWOMA HOTEL                    YOSEMITE NAT'L PARK     CA  95389
   12145  YOSEMITE LODGE                  YOSEMITE NAT'L PARK     CA  95389
   19716  REDWOODS RESORT                 YOSEMITE NATIONAL PARK  CA  95389
   12142  CLOSED YOSEMITE WEST CONDOMINI  YOSEMITE NATIONAL PARK  CA  95389
    1976  BEST WESTERN AMADOR INN         JACKSON                 CA  95642
   11591  JACKSON HOLIDAY LODGE           JACKSON                 CA  95642
   29851  KIRKWOOO RESORT                 KIRKWOOO                CA  95646
   24688  PIONEER RESORTS II LODGE        PIONEER                 CA  95666
   29389  SHENANDOAH INN                  PLYMOUTH                CA  95669
   15216  CLOSED GOLD QUARTZ INN          SUTTER CREEK            CA  95685


X - Denotes data received by Smith Travel Research.